                                                REGISTRATION NO. 333-44099
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                     NOVASTAR MORTGAGE FUNDING CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
                           (STATE OF INCORPORATION)

                                  48-1195807
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                        1900 WEST 47TH PLACE, SUITE 205
                              WESTWOOD, KS 66205
                                (913) 362-1090
  (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               SCOTT F. HARTMAN
                     NOVASTAR MORTGAGE FUNDING CORPORATION
                        1900 WEST 47TH PLACE, SUITE 205
                              WESTWOOD, KS 66205
                                (913) 362-1090
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:
         DAVID J. LEE            MICHAEL W. LOCHMANN,    PAUL D. TVETENSTRAND,
  NOVASTAR MORTGAGE FUNDING              ESQ.                     ESQ.
         CORPORATION                STINSON, MAG &        THACHER, PROFFITT &
 1900 WEST 47TH PLACE, SUITE        FIZZELL, P.C.                 WOOD
             205                  1201 WALNUT, SUITE        TWO WORLD TRADE
      WESTWOOD, KS 66205                 2800                    CENTER
                                ---------------
                                KANSAS CITY, MO 64106      NEW YORK, NY 10048
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                       PROPOSED       PROPOSED
                           AMOUNT      MAXIMUM        MAXIMUM      AMOUNT OF
  TITLE OF SECURITIES      TO BE    OFFERING PRICE   AGGREGATE    REGISTRATION
    BEING REGISTERED     REGISTERED  PER UNIT (1)  OFFERING PRICE     FEE
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
Collateralized Mortgage
 Obligation Bonds,
 issued in series....... $2,000,000      100%        $2,000,000       $606

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(1) Estimated solely for the purpose of calculating the registration fee.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

                               EXPLANATORY NOTE

  This Registration Statement includes (i) a base prospectus and (ii) an illustrative form of prospectus supplement for use in an offering of Collateralized Mortgage Obligation Bonds.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD OR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY SALE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
               SUBJECT TO COMPLETION, DATED                , 19

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 199  )

                                  $

                   NOVASTAR MORTGAGE FUNDING TRUST SERIES  ,
                    COLLATERALIZED MORTGAGE OBLIGATION BONDS

                                  ----------

  NovaStar Mortgage Funding Trust Series       (the "Issuer") will be formed
pursuant to a Trust Agreement to be dated as of               , 19    between
NovaStar Mortgage Funding Corporation (the "Company") and Wilmington Trust Company, the Owner Trustee. The Issuer will issue Collateralized Mortgage
Obligation Bonds (the "Bonds"), in the aggregate principal amount of $     .
The Bonds will be issued pursuant to an Indenture to be dated as of
             , 19   , between the Issuer and                   , the Indenture
Trustee.

  The Bonds will represent indebtedness of the Issuer and will be secured by the trust estate (the "Trust Estate") created by the Trust Agreement. The Trust Estate will consist primarily of fixed and adjustable rate, conventional, one- to four-family, first lien mortgage loans (the "Initial Mortgage Loans") and any funds on deposit in the Interest Coverage Account and Pre-Funding Account (each as defined herein). Additional Mortgage Loans (the "Subsequent Mortgage Loans" and, together with the Initial Mortgage Loans, the "Mortgage Loans")
having an aggregate unpaid principal balance of up to $            meeting the
criteria set forth herein are intended to be purchased by the Issuer on or
before                  ,     , with funds on deposit in an account (the "Pre-
Funding Account"), which will become part of the Trust Estate. In addition, the Bonds will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Bond Insurance Policy") to be issued by
                               (the "Bond Insurer") as described under
"Description of the Bonds--Bond Insurance Policy" herein.

{INSERT SUBORDINATION PROVISIONS IF APPLICABLE.]


  FOR A DISCUSSION OF CERTAIN RISK FACTORS RELATING TO INVESTMENTS IN THE BONDS, SEE "RISK FACTORS" COMMENCING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT
AND ON PAGE   OF THE PROSPECTUS.

THE ASSETS  PLEDGED TO SECURE  THE BONDS AND  PROCEEDS FROM THE  BOND INSURANCE
 POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE BONDS. THE BONDS WILL REPRESENT OBLIGATIONS SOLELY OF THE ISSUER AND WILL NOT REPRESENT AN INTEREST IN OR
  OBLIGATION OF THE COMPANY, THE SERVICER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR ANY OF THEIR AFFILIATES, OTHER THAN THE ISSUER. NEITHER THE
   BONDS NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                                  ----------
THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE  ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON  OR ENDORSED
   THE  MERITS  OF THIS  OFFERING.  ANY REPRESENTATION  TO THE  CONTRARY  IS
     UNLAWFUL.
                                  ----------
  There is currently no secondary market for the Bonds.
(the "Underwriter") intends to make a secondary market in the Bonds, but is not obligated to do so. There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue or provide Bondholders with sufficient liquidity of investment. The Bonds will not be listed on any securities exchange.

  The Bonds will be purchased by the Underwriter from the Issuer and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Issuer from the sale of the Bonds are expected to be
approximately      % of the aggregate principal amount of the Bonds plus
accrued interest, before deducting issuance expenses payable by the Issuer.

  The Bonds are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Bonds will be made in book-entry form only through the facilities of The Depository
Trust Company on or about        , 199 .

  Upon receipt of a request by an investor for an electronic Prospectus Supplement from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement, the Underwriter will promptly deliver, or cause to be delivered, in addition to such electronic Prospectus Supplement, without charge, a paper copy of the Prospectus Supplement.

                               [UNDERWRITER NAME]

            The date of this Prospectus Supplement is       , 19  .

  The Bonds will be issued by NovaStar Mortgage Funding Trust Series
(the "Issuer"), a Delaware business trust established by NovaStar Mortgage Funding Corporation (the "Company"), a wholly owned subsidiary of NovaStar Financial, Inc., a Maryland corporation (the "Seller"). The Bonds will represent indebtedness of the Trust Estate (the "Trust Estate") created by the Trust Agreement. In addition, the Bonds will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Bond
Insurance Policy") issued by                  (the "Bond Insurer") as
described under "Description of the Bonds--Bond Insurance Policy" herein. Prior to their transfer to the Issuer by the Company, the Mortgage Loans (as defined below) will be held by the Seller.

  The Bonds will be collateralized by fixed and adjustable rate, conventional mortgage loans secured by [first] liens on one- to four-family residential properties (the "Mortgage Loans"). The Mortgage Loans have been sold to the Company by the Seller. The interest rates on the Mortgage Loans will be fixed or subject to semi-annual or annual adjustment commencing after the related Initial Period (as defined herein) based on the related Index (as defined herein) and the respective Gross Margins described herein, subject to certain periodic and lifetime limitations as described more fully herein. Scheduled net payments on the Mortgage Loans will be sufficient, irrespective of the rate of prepayments on the Mortgage Loans, to make timely payments of interest on the Bonds and to retire the Bonds not later than their Stated Maturity.

  The Mortgage Loans securing the Bonds are Subprime Mortgage Loans which do not meet underwriting standards for credit quality and documentation sufficient to qualify for guarantee by FNMC or FHLMC. The Mortgage Loans were generally underwritten in accordance with the underwriting standards described in "Description of the Mortgage Pool--Underwriting". See also "Risk Factors--
Underwriting Standards" herein. [Approximately      % of the Mortgage Loans,
by aggregate principal balance as of the Cut-off Date, are secured by Mortgaged Properties in California.] See "Risk Factors--Delinquencies and Potential Delinquencies" herein.

  Payments on the Bonds will be made on the [25th] day of each month or, if such day is not a business day, then on the next business day, commencing on
                 , 19   (each, a "Payment Date"). As described herein,
interest will accrue on the Bonds at a floating rate (the "Bond Interest
Rate") equal, on the first Payment Date, to       %, and thereafter, equal to
the lesser of (i)(a) with respect to each Payment Date up to and including the
earlier of (x) the Payment Date in                  , 20   and (y) the Payment
Date which occurs on or prior to the date on which the aggregate Principal
Balance of the Mortgage Loans is less than      % of the sum of the aggregate
Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the
Original Pre-Funded Amount, One-Month LIBOR (as defined herein) plus      %,
and (b) with respect to each Payment Date thereafter, One-Month LIBOR plus
     % and (ii)      % per annum (the "Maximum Interest Rate"). See
"Description of the Bonds--Interest Payments on the Bonds" herein. As described herein, interest payable with respect to each Payment Date will accrue on the basis of a 360-day year and the actual number of days elapsed during the period commencing on the Payment Date immediately preceding the month in which such Payment Date occurs and ending on the calendar day immediately preceding such Payment Date, except with respect to the first
Payment Date, which has an accrual period from                  , 19   to
                 , 19 , and will be based on the Bond Principal Balance thereof and the then-applicable Bond Interest Rate thereof. Payments in respect of principal of the Bonds will be made as described herein under "Description of the Bonds--Priority of Payment."

  The Bonds may be redeemed in whole, but not in part, by the Issuer on any Payment Date on or after the earlier of (i) the Payment Date on which the aggregate Principal Balance (as defined herein) of the Mortgage Loans is less
than or equal to      % of the sum of the aggregate Principal Balance of the
Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded
Amount or (ii) the Payment Date occurring in                  , 20  . See
"Description of the Bonds--Optional Redemption" herein.

  The Bonds initially will be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein. The interests of beneficial owners of the Bonds will be represented by book entries on the records of DTC and the participating members of DTC. Definitive certificates will be available for the Bonds only under the limited circumstances described herein. See "Description of the Bonds--Book-Entry Bonds" herein.

  It is a condition of the issuance of the Bonds that they be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

                               ----------------

  This Prospectus Supplement does not contain complete information about the offering of the Bonds. Additional information is contained in the Prospectus
of the Company dated       , 199  and purchasers are urged to read both this
Prospectus Supplement and the Prospectus in full. Sales of the Bonds may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

  The Indenture Trustee will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the Prospectus under "Incorporation of Certain Documents by Reference" that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the
Indenture Trustee at                                         , telephone:
         , facsimile number:              .

  THE YIELD TO MATURITY ON THE BONDS WILL DEPEND ON, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, REPURCHASES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME; HOWEVER, PREPAYMENT MAY SUBJECT THE MORTGAGOR TO A PREPAYMENT CHARGE WITH RESPECT TO APPROXIMATELY
OF THE MORTGAGE LOANS. IN ADDITION, THE YIELD ON THE BONDS WILL BE SENSITIVE TO FLUCTUATIONS IN THE LEVEL OF [ONE-MONTH LIBOR], WHICH MAY VARY SIGNIFICANTLY OVER TIME. SEE "CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

  THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF BONDS BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS
DATED                   , 19  , OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART
AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE BONDS MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Prospectus.

The Bonds....................... $             NovaStar Mortgage Funding
                                 Trust Series       Collateralized
                                 Mortgage Obligation Bonds, Series      .
                                 Only the Bonds are offered hereby. The
                                 Bonds will be issued pursuant to an
                                 Indenture, dated as of               ,
                                 19  , between the Issuer and the
                                 Indenture Trustee.

Issuer.......................... The Bonds will be issued by NovaStar
                                 Mortgage Funding Trust             (the
                                 "Issuer"), a Delaware business trust
                                 established pursuant to the Trust
                                 Agreement, dated as of            , 19
                                 (the "Trust Agreement"), between the
                                 Company and the Owner Trustee. The Bonds will represent obligations solely of the Issuer, and the proceeds of the assets of the Issuer (such assets, the "Trust Estate") and [the Bond Insurance Policy] will be the sole source of payments on the Bonds. The Issuer is not expected to have any significant assets other than those pledged as collateral to secure the Bonds.

Company......................... NovaStar Mortgage Funding Corporation
                                 (the "Company"). See "--The Company" in
                                 the Prospectus.

Seller.......................... NovaStar Financial, Inc. (the "Seller").
                                 See "Description of the Mortgage Pool--
                                 General" herein.

Servicer........................ NovaStar Mortgage, Inc. (the "Servicer").
                                 See "Description of the Servicing
                                 Agreement--The Servicer" herein.

Owner Trustee................... Wilmington Trust Company, a Delaware
                                 trust company.

Indenture Trustee...............                          , a national
                                 banking association.

Cut-off Date....................            , 19  .

Closing Date.................... On or about          , 19  .

Payment Date.................... The [25th] day of each month (or, if such day is not a business day, the next
                                 business day), beginning on           ,
                                 19   (each, a "Payment Date").

Denominations and Registration.. The Bonds will be issued, maintained and transferred on the book-entry records of DTC and its Participants (as defined in the Prospectus). The Bonds will be offered in registered form, in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Bonds will be represented by one or more Bonds registered in the name of Cede & Co., as nominee of DTC. No Beneficial Owner will be entitled to receive a Bond in fully registered, certificated form (a "Definitive Bond Definitive Bond"), except under the limited circumstances described herein. See "Description of the Bonds--Book-Entry Bonds" herein.

The Mortgage Pool............... The Mortgage Loans are secured by first liens on one- to four-family real
                                 properties (each, a "Mortgaged
                                 Property"). The Initial Mortgage Loans
                                 have individual principal balances at
                                 origination of at least $          but
                                 not more than $             with an
                                 average principal balance at origination
                                 of approximately $          . The Initial
                                 Mortgage Loans generally have terms to
                                 maturity of up to [30] years from the
                                 date of origination and a weighted
                                 average remaining term to stated maturity
                                 of approximately        months as of the
                                 Cut-off Date.     % of the Initial
                                 Mortgage Loans (by aggregate principal
                                 balance as of the Cut-off Date) require
                                 monthly payments of principal based on
                                 30-year amortization schedules but have
                                 scheduled maturity dates of    years from
                                 the due date of the first monthly payment
                                 (each such Mortgage Loan, a "Balloon
                                 Loan"), in each case leaving a
                                 substantial portion of the original
                                 principal amount due and payable on the
                                 respective scheduled maturity date.

                                 With respect to approximately      % of
                                 the Initial Mortgage Loans (by aggregate
                                 principal balance as of the Cut-off Date)
                                 the related Mortgage Rate on such Initial
                                 Mortgage Loans (the "Adjustable Rate
                                 Mortgage Loans") will be subject to semi-
                                 annual or annual adjustment, commencing
                                 after an initial period from origination
                                 of six months, one year, two years or
                                 three years (such period, the "Initial
                                 Period"), on its Adjustment Date (as
                                 defined herein), to equal the sum
                                 (rounded as described herein) of the
                                 related Index described below and a fixed
                                 percentage set forth in the related
                                 Mortgage Note (the "Gross Margin").
                                 However, (i) on any Adjustment Date such
                                 Mortgage Rate may not increase or
                                 decrease by more than the Periodic Rate
                                 Cap (as defined herein), except as
                                 described herein, (ii) over the life of
                                 such Adjustable Rate Mortgage Loan, such
                                 Mortgage Rate may not exceed the related
                                 maximum Mortgage Rate (the "Maximum
                                 Mortgage Rate"), which Maximum Mortgage
                                 Rates will range from       % to       %
                                 and (iii) over the life of such
                                 Adjustable Rate Mortgage Loan, such
                                 Mortgage Rate may not be lower than a
                                 specified minimum Mortgage Rate (the
                                 "Minimum Mortgage Rate"), which Minimum
                                 Mortgage Rates will range from      % to
                                      % per annum. The Adjustable Rate
                                 Mortgage Loans will have Gross Margins
                                 ranging from    % to      % with a
                                 weighted average of      % as of the Cut-
                                 off Date.

                                 With respect to approximately      % of
                                 the Initial Mortgage Loans (by aggregate
                                 principal balance as of the Cut-off Date)
                                 the related Mortgage Rate on such
                                 Mortgage Loans (the "Fixed Rate Mortgage
                                 Loans") is fixed. Approximately     % of
                                 the Initial Mortgage Loans (by aggregate principal balance as of the Cut-off Date) provide for negative amortization.

                                 As of the Cut-off Date, the Initial
                                 Mortgage Loans in the aggregate will have
                                 Mortgage Rates of at least     % per
                                 annum but not more than     % per annum,
                                 with a weighted average of       %.

                                 Approximately     % of the Initial
                                 Mortgage Loans (by aggregate principal
                                 balance as of the Cut-off Date) were
                                 thirty days or more but less than sixty
                                 days delinquent in their Monthly Payments
                                 as of the Cut-off Date. Approximately
                                     % of the Initial Mortgage Loans (by
                                 aggregate principal balance as of the
                                 Cut-off Date) were sixty days or more but
                                 less than ninety days delinquent as of
                                 the Cut-off Date. [Approximately     % of
                                 the Initial Mortgage Loans were ninety
                                 days or more delinquent in their Monthly
                                 Payments as of the Cut-off Date.]

                                 For a further description of the Mortgage
                                 Loans, see "Description of the Mortgage
                                 Pool" herein.

Pre-Funding Account............. On the Closing Date, approximately
                                 $             (the "Original Pre-Funded
                                 Amount") will be deposited in an account
                                 (the "Pre-Funding Account"), which
                                 account is in the name of the Indenture
                                 Trustee and is part of the Trust Estate
                                 and will be used to acquire Subsequent
                                 Mortgage Loans. During the Funding Period
                                 (as defined below), the Original Pre-
                                 Funded Amount will be reduced by the
                                 amount thereof used to purchase
                                 Subsequent Mortgage Loans. The "Funding
                                 Period Funding Period" is the period
                                 commencing on the Closing Date and ending
                                 generally on the earlier to occur of (i)
                                 the date on which the amount on deposit
                                 in the Pre-Funding Account is less than
                                 $10,000 and (ii)             . See
                                 "Description of the Mortgage Pool--
                                 Conveyance of Subsequent Mortgage Loans
                                 and the Pre-Funding Account" herein.

Interest Coverage Account....... On the Closing Date, a portion of the sales proceeds of the Bonds will be
                                 deposited in an account (the "Interest
                                 Coverage Account") for application by the Indenture Trustee to cover shortfalls in the Interest Payment Amount (as defined herein) attributable to the pre-funding feature during the Funding Period. See "Description of the Bonds--Interest Coverage Account" herein.

The Indices..................... As of any Adjustment Date with respect to any Adjustable Rate Mortgage Loan, the
                                 Index applicable to the determination of the related Mortgage Rate will be one of the following: (i) the average of the interbank offered rates for six month U.S. dollar deposits in the London market based on quotations of major banks as most recently available generally 30 days prior to the Adjustment Date ("Six-Month LIBOR"); or (ii) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year ("One-Year CMT") as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the first business day generally 45 days prior to the Adjustment Date.

Interest Payments............... Interest on the Bonds will be paid monthly on each Payment Date, commencing
                                 in          19  , in an amount (the
                                 "Interest Payment Amount") equal to the
                                 lesser of (i) interest accrued on the
                                 Bond Principal Balance thereof
                                 immediately prior to such Payment Date at
                                 the Bond Interest Rate for the related
                                 Interest Period (as defined below) and
                                 (ii) the Guaranteed Interest Payment
                                 Amount (as defined below). The "Bond
                                 Interest Rate" on each Payment Date after
                                 the first Payment Date will be a floating
                                 rate equal to the lesser of (i)(a) with
                                 respect to each Payment Date up to and
                                 including the earlier of (x) the Payment
                                 Date in         20   and (y) the Payment
                                 Date which occurs on or prior to the date
                                 on which the aggregate Principal Balance
                                 of the Mortgage Loans is less than [25]%
                                 of the sum of the aggregate Principal
                                 Balance of the Initial Mortgage Loans as
                                 of the Cut-off Date and the Original Pre-
                                 Funded Amount, One-Month LIBOR (as
                                 defined herein) plus [.25]%, and (b) with
                                 respect to each Payment Date thereafter,
                                 One-Month LIBOR plus [.50]% and (ii)
                                     % per annum (the "Maximum Interest
                                 Rate"). The Bond Interest Rate for the
                                 first Payment Date will equal       % per
                                 annum. Interest on the Bonds in respect
                                 of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the Closing
                                 Date) through the day preceding such
                                 Payment Date (each such period, an
                                 "Interest Period") on the basis of the
                                 actual number of days in the Interest
                                 Period and a 360-day year.

                                 As further described herein, with respect to the Bonds and any Payment Date, to the extent that the amount calculated pursuant to clause (i) of the definition of Interest Payment Amount exceeds the Guaranteed Interest Payment Amount (such excess, the "Carry-Forward Amount"), the holders of the Bonds will be paid the amount of such Carry-Forward Amount with interest thereon at the Bond Interest Rate for the Bonds applicable from time to time after certain payments to the holders of the Bonds and the Bond Insurer to the extent of available funds. The "Guaranteed Interest Payment Amount" for any Payment Date is equal to the amount of interest that accrued on the aggregate outstanding Principal Balance of the Mortgage Loans payable on the related Due Date minus the aggregate amount of the related Servicing Fee, the Indenture Trustee Fee, the Owner Trustee Fee, the Bond Insurance Premium and the Minimum Spread (each as defined below). With respect to each Mortgage Loan and each Payment Date, the Servicer will be entitled to a fee (the "Servicing Fee") equal to 1/12 of the Servicing Fee Rate times the Principal Balance of such Mortgage Loan as of such date. With respect to each Mortgage Loan and each Payment Date, the Indenture Trustee will be entitled to a fee (the "Indenture Trustee Fee") equal to 1/12 of the Indenture Trustee Fee Rate times the Principal Balance of such Mortgage Loan as of such date. For any Payment Date, the "Servicing Fee Rate" is equal to [0.50%] per annum, the "Indenture Trustee Fee Rate" is equal to [0.0125%] per annum, the "Owner Trustee Fee" is [$4,000] per annum (payable on the Payment Date in December of each year) and the "Bond Insurance Premium" is equal to 1/12 of the per annum rate specified in the Insurance Agreement times the Bond Principal Balance (the Bond Insurance Premium together with the Owner Trustee Fee, the "Administrative Fee"). With respect to each Mortgage Loan and each Payment Date, the "Minimum Spread" is equal to 1/12 of [0.50%] per annum times the Principal Balance of such Mortgage Loan as of such date. The Bond Insurance Policy does not cover any Prepayment Interest Shortfalls, any Relief Act Shortfalls (each as defined herein) or the Carry-Forward Amount, nor do the ratings assigned to the Bonds address the payment of any Prepayment Interest Shortfalls, any Relief Act Shortfalls or the Carry-Forward Amount.

Principal Payments.............. Principal payments will be payable on the
                                 Bonds on each Payment Date in an
                                 aggregate amount equal to the Principal
                                 Payment Amount for such Payment Date. The
                                 Principal Payment Amount will include, to
                                 the extent of Available Funds (as defined
                                 herein) and except as otherwise described
                                 herein, the principal portion of all
                                 scheduled monthly payments (to the extent
                                 received or advanced) due from Mortgagors
                                 on the related Due Date, and all
                                 unscheduled amounts received during the
                                 preceding calendar month that are
                                 allocable to principal (including
                                 proceeds of repurchases, principal and
                                 adjustments in the case of substitutions,
                                 prepayments, liquidations and insurance
                                 (excluding proceeds paid in respect of
                                 the Bond Insurance Policy)) and may be
                                 reduced as a result of
                                 overcollateralization in excess of the
                                 required level, as described herein. In
                                 addition, on any Payment Date, to the
                                 extent of funds available therefor,
                                 Bondholders will also be entitled to
                                 receive payments generally equal to the
                                 amount, if any, necessary to bring the
                                 Subordination Amount up to the Required
                                 Subordination Amount (such amount, the
                                 "Subordination Increase Amount") and with
                                 respect to the Payment Date immediately
                                 following the end of the Funding Period,
                                 any amounts in the Pre-Funding Account
                                 after giving effect to any purchase of
                                 Subsequent Mortgage Loans. On the Payment
                                 Date in        20  , principal will be
                                 payable on the Bonds in an amount equal
                                 to the Bond Principal Balance on such
                                 Payment Date.

                                 The "Bond Principal Balance" of the Bonds on any date of determination is the initial principal balance thereof as of the

                                 Closing Date, reduced by all payments of principal thereon prior to such date of determination.

[Insert Subordination
Provisions if applicable.]

Bond Insurer....................                            (the "Bond
                                 Insurer"). See "The Bond Insurer" herein.

Bond Insurance Policy........... On the Closing Date, the Bond Insurer
                                 will issue a Bond Insurance Policy in
                                 favor of the Indenture Trustee for the
                                 benefit of the holders of the Bonds. On
                                 each Payment Date, a claim will be made
                                 on the Bond Insurance Policy to cover (a)
                                 any shortfall in amounts available to
                                 make payments of the Interest Payment
                                 Amount (net of any Prepayment Interest
                                 Shortfalls, to the extent not covered by
                                 the Servicer by Compensating Interest (as
                                 defined herein), and any Relief Act
                                 Shortfalls) and (b) the Subordination
                                 Deficit (as defined herein), to the
                                 extent described herein. The Bond
                                 Insurance Policy will also cover any
                                 unpaid Preference Amount (as defined
                                 herein). In addition, the Bond Insurance
                                 Policy will guarantee the payment of the
                                 outstanding Bond Principal Balance of
                                 each Bond on the Payment Date in
                                 20   (after giving effect to all other
                                 amounts distributable and allocable to
                                 principal on such Payment Date, to the
                                 extent described herein). The Bond
                                 Insurance Policy does not insure the
                                 payment of the Carry-Forward Amount (as
                                 defined herein). See "Description of the Bonds--Bond Insurance Policy" herein and "Description of Credit Support" in the Prospectus.

The Certificates................ Trust Certificates, Series       . The
                                 Certificates will be issued pursuant to
                                 the Trust Agreement and will represent
                                 the beneficial ownership interest in the Issuer. The Certificates are not offered hereby.

Credit Enhancement.............. The credit enhancement provided for the benefit of the Bondholders consists
                                 solely of (a) the Net Monthly Excess
                                 Cashflow (as defined herein), (b) the
                                 overcollateralization and (c) the Bond
                                 Insurance Policy.

                                 Overcollateralization. Initially, the sum
                                 of the aggregate Principal Balance of the
                                 Mortgage Loans as of the Cut-off Date and
                                 the Original Pre-Funded Amount will
                                 exceed the aggregate Bond Principal
                                 Balance of the Bonds as of the Closing
                                 Date by approximately $           or
                                     % of the sum of the aggregate
                                 Principal Balance of the Mortgage Loans
                                 as of the Cut-off Date and the Original
                                 Pre-Funded Amount. This amount is the
                                 required level of overcollateralization
                                 (the "Required Subordination Amount") as of the Closing Date and may increase or decrease, subject to certain trigger tests, in accordance with the provisions of the Indenture. In addition, upon the end of the Funding Period, the Bond Insurer may adjust the Required Subordination Amount. An increase would result in a temporary period of accelerated amortization of the Bonds to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Description of the Bonds-- Overcollateralization Provisions."

                                 The Bond Insurance Policy. The Bonds will have the benefit of the Bond Insurance Policy, as discussed more fully herein. See "Description of the Bonds--Bond Insurance Policy" herein.

Mandatory Prepayments on the     The Bonds will be prepaid in part on the
Bonds........................... Payment Date immediately following the end of the Funding Period in the event
                                 that any amount remains on deposit in the Pre-Funding Account on such Payment Date after the purchase by the Issuer of the Subsequent Mortgage Loans, if any.
                                 Although no assurance can be given, it is anticipated that the principal amount of the Subsequent Mortgage Loans purchased by the Issuer will require the application of substantially all of the Original Pre-Funded Amount and that there should be no material amount of principal prepaid to the Bonds from the Pre-Funding
                                 Account. However, it is unlikely that the Seller will be able to deliver Subsequent
                                 Mortgage Loans with an aggregate
                                 Principal Balance identical to the
                                 Original Pre-Funded Amount. See
                                 "Description of the Bonds--Mandatory
                                 Prepayments on the Bonds" herein.

Advances........................ The Servicer is required to make advances
                                 ("Advances") in respect of delinquent
                                 payments of principal and interest on the Mortgage Loans, subject to the limitations described herein. See "Description of the Bonds--Advances" herein and in the Prospectus.

Optional Redemption of the       The Bonds may be redeemed in whole, but
Bonds........................... not in part, by the Issuer on any Payment
                                 Date on or after the earlier of (i) the
                                 Payment Date on which the aggregate
                                 Principal Balance (as defined herein) of
                                 the Mortgage Loans is less than or equal
                                 to [25]% of the sum of the aggregate
                                 Principal Balance of the Initial Mortgage
                                 Loans as of the Cut-off Date and the
                                 Original Pre-Funded Amount or (ii) the
                                 Payment Date occurring in         20  .
                                 See "Description of the Bonds--Optional
                                 Redemption" herein and "Description of
                                 the Agreements--Termination" and "--
                                 Redemption" in the Prospectus.

Special Prepayment               The rate and timing of principal payments
Considerations.................. on the Bonds will depend, among other things, on the rate and timing of
                                 principal payments (including
                                 prepayments, defaults, liquidations and
                                 purchases of the Mortgage Loans due to a breach of a representation or warranty) on the related Mortgage Loans. As is the case with mortgage-backed securities generally, the Bonds are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time; however, a prepayment may subject the related

                                 Mortgagor to a prepayment charge with
                                 respect to approximately      % of the
                                 Mortgage Loans (by aggregate principal
                                 balance as of the Cut-off Date).
                                 Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible. Certain of the Mortgage Loans provide for a prepayment charge. Typically, the Mortgage Loans with a prepayment charge provision provide for a prepayment charge for partial prepayments and full prepayments. Prepayment charges may be payable for a period of time ranging from one to five years from the related origination date. Such prepayment charges may reduce the rate of prepayment on the Mortgage Loans.

                                 See "Certain Yield and Prepayment
                                 Considerations" herein, and "Yield
                                 Considerations" in the Prospectus.

Special Yield Considerations.... The yield to maturity on the Bonds will depend on, among other things, the rate
                                 and timing of principal payments
                                 (including prepayments, defaults,
                                 liquidations and purchases of the
                                 Mortgage Loans due to a breach of a
                                 representation or warranty) on the
                                 Mortgage Loans and the allocation thereof to reduce the Bond Principal Balance thereof. The yield to maturity on the Bonds will also depend on the Bond Interest Rate and the purchase price for such Bonds.

                                 If the Bonds are purchased at a premium
                                 and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Bonds are purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                                 The Bonds were structured assuming, among other things, a prepayment rate and corresponding weighted average lives as described herein. The prepayment, yield and other assumptions to be used for pricing purposes for the Bonds may vary as determined at the time of sale.

                                 See "Certain Yield and Prepayment
                                 Considerations" herein and "Yield
                                 Considerations" in the Prospectus.

Federal Income Tax               Upon the issuance of the Bonds, Stinson,
Consequences.................... Mag & Fizzell, P.C., counsel to the
                                 Company, will deliver its opinion
                                 generally to the effect that based on the application of existing law and assuming compliance with the Trust Agreement, for federal income tax purposes, the Bonds will be characterized as indebtedness and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer or the Company. In addition, for federal income tax purposes, the Issuer will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a taxable mortgage pool as defined in
                                 Section 7701(i) of the Code, or (iii) a
                                 "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1.

                                 For further information regarding certain federal income tax consequences of an investment in the Bonds see "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" and "State Tax Considerations" in the Prospectus.

ERISA Considerations............
                                 A fiduciary of an employee benefit plan
                                 and certain other retirement plans and
                                 arrangements, including individual
                                 retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Bonds could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code.

Legal Investment................ The Bonds will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in at least the second highest rating category by one or more nationally recognized statistical rating agencies. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Bonds. See "Legal Investment" herein.

Rating.......................... It is a condition to the issuance of the
                                 Bonds that they be rated "AAA" by
                                 Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies,
                                 Inc. ("S&P") and "Aaa" by Moody's
                                 Investors Service, Inc. ("Moody's"). A
                                 security rating is not a recommendation
                                 to buy, sell or hold securities and may
                                 be subject to revision or withdrawal at
                                 any time by the assigning rating
                                 organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors.

                                 The ratings issued by S&P and Moody's on payment of principal and interest on the Bonds do not cover the payment of the Available Funds Cap Carry-Forward Amount. See "Certain Yield and Prepayment Considerations" and "Ratings" herein.

                                 RISK FACTORS

  Prospective Bondholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Bonds:

UNDERWRITING STANDARDS

  The Mortgage Loans were underwritten generally in accordance with underwriting standards described in "Description of the Mortgage Pool-- Underwriting" below, which are primarily intended to provide single family mortgage loans for non-conforming credits which do not satisfy the requirements of typical "A" credit borrowers. A "non-conforming credit" means a mortgage loan which is ineligible for purchase by FNMA or FHLMC due to credit characteristics that do not meet the FNMA or FHLMC underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such FNMA or FHLMC underwriting guidelines. Accordingly, Mortgage Loans underwritten under the Originators' (as defined herein) non-conforming credit underwriting standards or to standards that do not meet the requirements for typical "A" credit borrowers are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the FNMA or FHLMC underwriting guidelines or to typical "A" credit borrowers.

DELINQUENCIES AND POTENTIAL DELINQUENCIES

  Approximately % of the Initial Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were thirty days or more but less than sixty days delinquent in their Monthly Payments as of the Cut-off Date.
Approximately     % of the Initial Mortgage Loans (by aggregate principal
balance as of the Cut-off Date) were sixty days or more but less than ninety
days delinquent as of the Cut-off Date. Approximately     % of the Initial
Mortgage Loans were ninety days or more delinquent in their Monthly Payments as of the Cut-off Date.

  The Seller commenced purchasing or originating mortgage loans pursuant to its underwriting guidelines in February 1997. Accordingly, the Seller does not have sufficient historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of mortgage loans similar to the Mortgage Loans.

  Approximately      % of the Initial Mortgage Loans (by aggregate principal
balance as of the Cut-off Date) are secured by Mortgaged Properties located in the State of California. In the event California experiences a decline in real estate values, losses on the Mortgage Loans may be greater than otherwise would be the case.

  Approximately      % of the Initial Mortgage Loans (by aggregate principal
balance as of the Cut-off Date) will have Loan-to-Value Ratios in excess of 80%. None of such Mortgage Loans will be covered by a primary mortgage insurance policy and consequently, such Mortgage Loans will be affected to a greater extent than Mortgage Loans with a Loan-to-Value Ratio equal to or less than 80% by any decline in the value of the related Mortgaged Property. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

  Approximately     % of the Initial Mortgage Loans (by aggregate principal
balance as of the Cut-off Date) require monthly payments of principal based on 30 year amortization schedules and have scheduled maturity dates of 15 years from the due date of the first monthly payment (each such Mortgage Loan, a "Balloon Loan"), in each case leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date (a "Balloon Payment"). The Balloon Loans entail a greater degree of risk for prospective investors because the ability of a mortgagor to make a Balloon Payment typically will depend upon the mortgagor's ability either to refinance the related Balloon Loan or to sell the related Mortgaged Property. The mortgagor's ability to sell or refinance will be affected by a number of factors, including the level of prevailing mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and credit profile of the mortgagor, applicable tax laws and general economic conditions. None of the Company, the Servicer, the Indenture Trustee, the Seller or any of their respective affiliates, nor any other person, is obligated to refinance any Balloon Loan.

THE SUBSEQUENT MORTGAGE LOANS

  Subsequent Mortgage Loans may have characteristics different from those of the Initial Mortgage Loans. However, each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to herein under "Description of the Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" at the time of its conveyance to the Trust Estate and must be underwritten in accordance with the criteria set forth herein under "Description of the Mortgage Pool--Underwriting."

MANDATORY PREPAYMENT

  To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Mortgage Loans by the Issuer by the end of the Funding Period, the Holders of the Bonds will receive, as described herein, on the Payment Date immediately following the end of the Funding Period, any amounts in the Pre-Funding Account after giving effect to any purchase of Subsequent Mortgage Loans. Although no assurances can be given, the Company intends that the principal amount of Subsequent Mortgage Loans sold to the Trust Estate will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal payment to the Bonds on such Payment Date.

RISK OF MORTGAGE LOAN YIELD REDUCING BOND INTEREST RATE ON THE BONDS

  The Bond Interest Rate is based upon, among other factors as described herein under "Description of the Bonds--Interest Payments on the Bonds," the value of an index (One-Month LIBOR (as defined herein)) which is different from the value of the indices applicable to the Adjustable Rate Mortgage Loans (Six-Month LIBOR, and One-Year CMT (each as defined herein)), as described under "Description of the Mortgage Pool" herein. The Mortgage Rate on each of the Fixed Rate Mortgage Loans will not adjust and the Mortgage Rate on each Adjustable Rate Mortgage Loan adjusts semi-annually or annually, commencing after the Initial Period, based upon the related Index, whereas the Bond Interest Rate on the Bonds adjusts monthly based upon One-Month LIBOR plus
[.25]% (or after the earlier of (x) the Payment Date in         20   and (y)
the Payment Date which occurs on or prior to the date on which the aggregate
Principal Balance of the Mortgage Loans is less than     % of the sum of the
aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount, One-Month LIBOR plus [.50]%), limited by the Available Funds Interest Rate (as defined herein). In addition, One-Month LIBOR and the Indices on the Adjustable Rate Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the Adjustable Rate Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates (each, as defined herein). Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Indices are stable or falling or that, even if both One-Month LIBOR and the Indices rise during the same period, One-Month LIBOR may rise much more rapidly than the Indices. See "Description of the Bonds--Interest Payments on the Bonds."

                             USE OF PROCEEDS

  After deducting the estimated expenses of this Offering, the net proceeds to the Company from the sale of the Bonds offered hereby are estimated to be
$           . The Company anticipates that the entire net proceeds will be used to purchase mortgage loans from its parent corporation, NovaStar Financial, Inc. ("NovaStar Financial"). NovaStar Financial anticipates that it
will use the net proceeds to pay approximately $            of indebtedness
and accrued interest under its warehouse lines of credit and the remaining
$            of net proceeds will be used for working capital requirements and for other general corporate purposes. The Company believes that funds provided by the net proceeds of this offering will be sufficient to accomplish the purposes set forth above.

  Pending the use of the net proceeds from the sale of the Bonds, such funds
will be invested in           .

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

  The statistical information presented in this Prospectus Supplement describes only the mortgage loans included in the Trust Estate as of the Closing Date (the "Initial Mortgage Loans") and does not include mortgage loans purchased by the Issuer and included in the Trust Estate after the Closing Date (the "Subsequent Mortgage Loans" and, together with the Initial Mortgage Loans, the "Mortgage Loans").

  Subsequent Mortgage Loans are intended to be purchased by the Issuer from
the Seller from time to time on or before                , from funds on
deposit in the Pre-Funding Account. The Subsequent Mortgage Loans, if available, will be sold by the Seller to the Issuer for inclusion in the Trust Estate. The Purchase Agreement (as defined below) will provide that the Subsequent Mortgage Loans must conform to certain specified characteristics described below under "--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account." In the sole discretion of the Bond Insurer, Subsequent Mortgage Loans with characteristics varying from those described herein may be purchased by the Issuer and included in the Trust Estate; provided, however, that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of the Mortgage Loans.

  The Mortgage Pool will consist of conventional, fixed and adjustable-rate, monthly payment, first lien mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification. As of the Cut-off Date, the principal balance of the Initial Mortgage Loans was equal to
approximately $              . The Company will acquire the Initial Mortgage
Loans to be included in the Mortgage Pool pursuant to a mortgage loan purchase agreement (the "Purchase Agreement") between the Company and NovaStar Financial, Inc. (the "Seller"). The Seller acquired the Initial Mortgage Loans from its affiliate NovaStar Mortgage, Inc. as further described herein. All of the Mortgage Loans will be serviced by NovaStar Mortgage, Inc. (in such capacity, the "Servicer") directly or through subservicers. The Company will convey the Initial Mortgage Loans to the Issuer on the Closing Date pursuant to the Trust Agreement. The Seller will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the value of the related Mortgage Loan or the interests of holders of the Securities or the Bond Insurer. See "Description of the Agreements--Representations and Warranties; Repurchases" in the Prospectus. The Mortgage Loans will have been originated or acquired by the Originators in accordance with the underwriting criteria described herein. See
"--Underwriting" below.

  The representations and warranties made by the Seller will be pledged to the Indenture Trustee for the benefit of the Bondholders and the Bond Insurer.

  Approximately      % of the Initial Mortgage Loans (by aggregate principal
balance as of the Cut-off Date), will have Loan-to-Value Ratios in excess of 80%. Such Initial Mortgage Loans will not be covered by a primary mortgage insurance policy.

  As of the Cut-off Date, the minimum and maximum Loan-to-Value Ratios at origination for the initial Adjustable Rate Mortgage Loans were approximately
    % and     %, respectively, and the weighted average Loan-to-Value Ratio at origination of the initial Adjustable Rate Mortgage Loans was approximately
    %. As of the Cut-off Date, the minimum and maximum Loan-to-Value Ratios at
origination for the initial Fixed Rate Mortgage Loans were approximately     %
and     %, respectively, and the weighted average Loan-to-Value Ratio at
origination of the initial Fixed Rate Mortgage Loans was approximately     %.

  The Fixed Rate Mortgage Loans will contain a customary "due-on-sale" clause and the Adjustable Rate Mortgage Loans are generally assumable under certain circumstances. See "Certain Yield and Prepayment Considerations" herein. Pursuant to the terms of the Servicing Agreement, the Servicer will be entitled to all late payment charges received on the Mortgage Loans as additional servicing compensation and such amounts will not be available for distribution on the Securities.

 Mortgage Loans

MORTGAGE RATE ADJUSTMENT

  The Mortgage Rate on each Mortgage Loan is fixed (with respect to      % of
the Mortgage Loans), adjusts semi-annually (with respect to      % of the
Mortgage Loans) or adjusts annually (with respect to     % of the Mortgage
Loans). Adjustments to the Mortgage Rates on the Adjustable Rate Mortgage Loans commence after an initial period after origination (the "Initial Period") of six months, one year, two years or three years, in each case on each applicable Adjustment Date to a rate equal to the sum, generally rounded up to the nearest one-eighth of one percentage point (12.5 basis points), of
(i) the related Index plus (ii) a fixed percentage (the "Gross Margin"). In addition, the Mortgage Rate on each Adjustable Rate Mortgage Loan is subject on its first Adjustment Date following its origination to a cap (the "Initial Periodic Rate Cap") and on each Adjustment Date thereafter to a periodic rate cap (the "Periodic Rate Cap"). All of the Adjustable Rate Mortgage Loans are also subject to specified maximum and minimum lifetime Mortgage Rates ("Maximum Mortgage Rates" and "Minimum Mortgage Rates," respectively). The initial Adjustable Rate Mortgage Loans were generally originated with an initial Mortgage Rate below the sum of the current Index and the Gross Margin. Due to the application of the Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates, the Mortgage Rate on any initial Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may not equal the sum of the related Index and the Gross Margin. The Due Date for substantially all the Mortgage Loans is the first day of the month.

  Approximately      % of the Adjustable Rate Mortgage Loans will not have
reached their first Adjustment Date as of the Closing Date. The initial Mortgage Rate is generally lower than the rate that would have been produced if the applicable Gross Margin had been added to the related Index in effect at origination. Adjustable Rate Mortgage Loans that have not reached their first Adjustment Date are, therefore, subject to the Periodic Rate Cap on their first Adjustment Date.

SIX-MONTH LIBOR INDEX

  The Index applicable to the determination of the Mortgage Rate on
approximately      % of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will be the average of the interbank offered rates for six-month United States dollar deposits in the London market based on quotations of major banks, as published in the Western Edition of The Wall Street Journal ("Six-Month LIBOR") applicable on any Adjustment Date is the most recent index figure available as of the date 30 days before such Adjustment Date.

  The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from FNMA, which values may differ from those published in the Western Edition of The Wall Street Journal. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by FNMA, or published on a different Reference Date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by FNMA). No assurance can be given as to the level of Six-Month LIBOR on any Adjustment Date or during the life of any Adjustable Rate Mortgage Loan based on Six-Month LIBOR.

                                SIX-MONTH LIBOR

MONTH                                              1993  1994  1995  1996  1997
-----                                              ----  ----  ----  ----  ----
January........................................... 3.44% 3.39% 6.69% 5.34% 5.71%
February.......................................... 3.33  4.00  6.44  5.29  5.68
March............................................. 3.38  4.25  6.44  5.52  5.96
April............................................. 3.31  4.63  6.31  5.42  6.08
May............................................... 3.44  5.00  6.06  5.64  6.01
June.............................................. 3.56  5.25  5.88  5.84  5.94
July.............................................. 3.56  5.33  5.88  5.92  5.83
August............................................ 3.44  5.33  5.94  5.74  5.86
September......................................... 3.38  5.69  5.99  5.75  5.85
October........................................... 3.50  6.00  5.95  5.58  5.80
November.......................................... 3.52  6.44  5.74  5.55
December.......................................... 3.50  7.00  5.56  5.62

ONE-YEAR CMT INDEX

  The Index applicable to the determination of the Mortgage Rate on
approximately     % of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) will be the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of the first business day generally 30 days prior to the Adjustment Date ("One-Year CMT").

  The table below sets forth historical average rates of One-Year CMT for the months indicated as made available from Telerate Page 7052. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of One-Year CMT published by Telerate Page 7052, or published on a different Reference Date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of One-Year CMT (as published by Telerate Page
7052). No assurance can be given as to the level of One-Year CMT on any Adjustment Date or during the life of any Adjustable Rate Mortgage Loan based on One-Year CMT.

                                 ONE-YEAR CMT

MONTH                                              1993  1994  1995  1996  1997
-----                                              ----  ----  ----  ----  ----
January........................................... 3.50% 3.54% 7.08% 5.11% 5.60%
February.......................................... 3.38  3.85  6.73  4.94  5.52
March............................................. 3.33  4.28  6.43  5.31  5.79
April............................................. 3.25  4.74  6.27  5.53  5.99
May............................................... 3.36  5.31  6.02  5.64  5.87
June.............................................. 3.55  5.24  5.66  5.81  5.69
July.............................................. 3.45  5.47  5.59  5.84  5.54
August............................................ 3.47  5.56  5.72  5.69  5.56
September......................................... 3.36  5.74  5.64  5.84  5.46
October........................................... 3.38  6.11  5.60  5.57  5.52
November.......................................... 3.58  6.48  5.45  5.43
December.......................................... 3.61  7.10  5.32  5.47

MORTGAGE LOAN CHARACTERISTICS

  All percentages of the Initial Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date.

  Except with respect to Balloon Loans, the Initial Mortgage Loans generally have original terms to stated maturity of approximately 30 years.

  Effective with the first payment due on an Adjustable Rate Mortgage Loan after each related Adjustment Date, the Monthly Payment will be adjusted to an amount that will fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term. The weighted average number of months from the Cut-off Date to the next Adjustment Date for the Adjustable Rate
Mortgage Loans is    months.

  As of the Cut-off Date, each Initial Mortgage Loan will have an unpaid
principal balance of not less than $       or more than $          and the
average unpaid principal balance of the Initial Mortgage Loans will be
approximately $       . The latest stated maturity date of any of the Initial
Mortgage Loans will be        20  ; however, the actual date on which any
Initial Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

  The weighted average remaining term to stated maturity of the Initial
Mortgage Loans will be approximately        months. The weighted average
original term to maturity of the Initial Mortgage Loans will be approximately months.

  The earliest year of origination of any Initial Mortgage Loan is 19   and
the latest month and year of origination will be        19  .

  Certain of the Mortgage Loans provide for payment of a prepayment charge. As to each such Mortgage Loan, the prepayment charge provisions typically provide for payment of a prepayment charge for partial prepayments and full prepayments. Prepayments may be payable for a period of time ranging from one to five years from the related origination date. Prepayment charges received on the Mortgage Loans will be available for distribution on the Bonds.

  [None of the Initial Mortgage Loans are Buydown Mortgage Loans.]

  Set forth below is a description of certain additional characteristics of the Initial Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                 PERCENTAGE OF
                                NUMBER OF                        CUT-OFF DATE
                                 INITIAL     AGGREGATE UNPAID      AGGREGATE
STATE                         MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-----                         -------------- ----------------- -----------------
Alabama......................
Alaska.......................
Arkansas.....................
Arizona......................
California...................
Colorado.....................
Connecticut..................
District of Columbia.........
Delaware.....................
Florida......................

                                                                 PERCENTAGE OF
                                NUMBER OF                        CUT-OFF DATE
                                 INITIAL     AGGREGATE UNPAID      AGGREGATE
STATE                         MORTGAGE LOANS PRINCIPAL BALANCE PRINCIPAL BALANCE
-----                         -------------- ----------------- -----------------
Georgia......................
Hawaii.......................
Iowa.........................
Idaho........................
Illinois.....................
Indiana......................
Kansas.......................
Kentucky.....................
Louisiana....................
Massachusetts................
Maryland.....................
Maine........................
Michigan.....................
Minnesota....................
Missouri.....................
Mississippi..................
Montana......................
North Carolina...............
North Dakota.................
Nebraska.....................
New Hampshire................
New Jersey...................
New Mexico...................
Nevada.......................
New York.....................
Ohio.........................
Oklahoma.....................
Oregon.......................
Pennsylvania.................
Rhode Island.................
South Carolina...............
South Dakota.................
Tennessee....................
Texas........................
Utah.........................
Vermont......................
Virginia.....................
Washington...................
Wisconsin....................
West Virginia................
Wyoming......................
    Total....................                    $                    100%
                                 ========        ========             ===

  No more than approximately     % of the Initial Mortgage Loans will be
secured by Mortgaged Properties located in any one zip code.

                           INITIAL MORTGAGE LOAN TYPE

                                                                PERCENTAGE OF
                                                                CUT-OFF DATE
                          NUMBER OF INITIAL AGGREGATE UNPAID      AGGREGATE
LOAN TYPE                  MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
---------                 ----------------- ----------------- -----------------
One-Year CMT.............
2/13 Six-Month LIBOR.....
2/28 Six-Month LIBOR.....
3/27 Six-Month LIBOR.....
3/27 One-Year CMT........
Six-Month LIBOR..........
Fixed Rate...............
Fixed Rate Balloon.......
    Total................                       $                  100.00%
                               =======          ========           ======

        PRINCIPAL BALANCES OF THE INITIAL MORTGAGE LOANS AT ORIGINATION

   ORIGINAL                                                     PERCENTAGE OF
MORTGAGE LOAN                                                      CUT-OFF
  PRINCIPAL               NUMBER OF INITIAL AGGREGATE UNPAID   DATE AGGREGATE
  BALANCE($)               MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
-------------             ----------------- ----------------- -----------------
        0.01-
    25,000.00............
   25,000.01-
    50,000.00............
   50,000.01-
    75,000.00............
   75,000.01-
   100,000.00............
  100,000.01-
   125,000.00............
  125,000.01-
   150,000.00............
  150,000.01-
   175,000.00............
  175,000.01-
   200,000.00............
  200,000.01-
   225,000.00............
  225,000.01-
   250,000.00............
  250,000.01-
   275,000.00............
  275,000.01-
   300,000.00............
  300,000.01-
   325,000.00............
  325,000.01-
   350,000.00............
  350,000.01-
   400,000.00............
  400,000.01-
   450,000.00............
  450,000.01-
   500,000.00............
  500,000.01-
   550,000.00............
  550,000.01-
   600,000.00............
  600,000.01-
   650,000.00............
  650,000.01-
   700,000.00............
  700,000.01-
   750,000.00............
  750,000.01-
   800,000.00............
  800,000.01-
   850,000.00............
  900,000.01-
   950,000.00............
  950,000.01-
 1,000,000.00............
1,000,000.01-
 1,050,000.00............
1,250,000.01-
 1,300,000.00............
1,350,000.01-
 1,400,000.00............
    Total................                                           100.00%
                               ======            =======           =======

  The average original principal balance of the Initial Mortgage Loans will be
approximately $              .

       CURRENT BALANCES OF THE INITIAL MORTGAGE LOANS AT THE CUT-OFF DATE

   CURRENT                                                      PERCENTAGE OF
MORTGAGE LOAN                                                      CUT-OFF
  PRINCIPAL               NUMBER OF INITIAL AGGREGATE UNPAID   DATE AGGREGATE
  BALANCE($)               MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
-------------             ----------------- ----------------- -----------------
        0.01-
    25,000.00............
   25,000.01-
    50,000.00............
   50,000.01-
    75,000.00............
   75,000.01-
   100,000.00............
  100,000.01-
   125,000.00............
  125,000.01-
   150,000.00............
  150,000.01-
   175,000.00............
  175,000.01-
   200,000.00............
  200,000.01-
   225,000.00............
  225,000.01-
   250,000.00............
  250,000.01-
   275,000.00............
  275,000.01-
   300,000.00............
  300,000.01-
   325,000.00............
  325,000.01-
   350,000.00............
  350,000.01-
   400,000.00............
  400,000.01-
   450,000.00............
  450,000.01-
   500,000.00............
  500,000.01-
   550,000.00............
  550,000.01-
   600,000.00............
  600,000.01-
   650,000.00............
  650,000.01-
   700,000.00............
  700,000.01-
   750,000.00............
  750,000.01-
   800,000.00............
  800,000.01-
   850,000.00............
  900,000.01-
   950,000.00............
  950,000.01-
 1,000,000.00............
1,000,000.01-
 1,050,000.00............
1,250,000.01-
 1,300,000.00............
1,350,000.01-
 1,400,000.00............
    Total................                                          100.00%
                               =======           =======           ======

  The average current principal balance of the Initial Mortgage Loans will be
approximately $             .

                           ORIGINAL TERM TO MATURITY

                                                                PERCENTAGE OF
                                                AGGREGATE          CUT-OFF
                          NUMBER OF INITIAL      UNPAID        DATE AGGREGATE
ORIGINAL TERM              MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
-------------             ----------------- ----------------- -----------------
  120....................
  180....................
  240....................
  360....................
      Total..............                       $                  100.00%
                               =======          ========           ======

  The weighted average Original Term to Maturity at origination of the Initial
Mortgage Loans will be approximately        months.

                    ORIGINAL AMORTIZATION TERM TO MATURITY

                                                                  PERCENTAGE OF
                                                  AGGREGATE          CUT-OFF
                            NUMBER OF INITIAL      UNPAID        DATE AGGREGATE
ORIGINAL AMORTIZATION TERM   MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
--------------------------  ----------------- ----------------- -----------------
    120....................
    180....................
    240....................
    360....................
        Total..............                       $                  100.00%
                                 =======          ========           ======

  The weighted average Original Amortization Term to Maturity of the Initial
Mortgage Loans will be approximately        months.

                          REMAINING TERM TO MATURITY

                                                                 PERCENTAGE OF
                                                 AGGREGATE          CUT-OFF
                           NUMBER OF INITIAL      UNPAID        DATE AGGREGATE
REMAINING TERM              MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
--------------             ----------------- ----------------- -----------------
 1-120...................
 121-180.................
 181-240.................
 301-360.................
     Total...............                        $                  100.00%
                                =======          ========           ======

  The weighted average Remaining Term to Maturity of the Initial Mortgage
Loans will be approximately        months.

                              DOCUMENTATION TYPE

                                                                PERCENTAGE OF
                                                AGGREGATE          CUT-OFF
                          NUMBER OF INITIAL      UNPAID        DATE AGGREGATE
DOCUMENTATION TYPE         MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
------------------        ----------------- ----------------- -----------------
  Full...................
  Limited................
  Stated.................
      Total..............                       $                  100.00%
                               =======          ========           ======

                                OCCUPANCY TYPES

                                                                    PERCENTAGE OF
                                                    AGGREGATE          CUT-OFF
          OCCUPANCY           NUMBER OF INITIAL      UNPAID        DATE AGGREGATE
 (AS INDICATED BY BORROWER)    MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
 --------------------------   ----------------- ----------------- -----------------
 Investment Non-Owner-
  Occupied..................
 Investment Owner-Occupied..
 Primary....................
 Secondary..................
     Total..................                        $                  100.00%
                                   =======          ========           ======

                       RISK CATEGORIES OF MORTGAGE LOANS

                                                                PERCENTAGE OF
                                                AGGREGATE          CUT-OFF
                          NUMBER OF INITIAL      UNPAID        DATE AGGREGATE
RISK GRADE                 MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
----------                ----------------- ----------------- -----------------
 A.......................
 A-......................
 B.......................
 C.......................
 D.......................
     Total...............                       $                  100.00%
                               =======          ========           ======

  See "--Underwriting" below for a description of the risk categories of the Mortgage Loans.

                                PROPERTY TYPES

                                                               PERCENTAGE OF
                                               AGGREGATE          CUT-OFF      PERCENTAGE OF
                         NUMBER OF INITIAL      UNPAID        DATE AGGREGATE    COMMERCIAL
PROPERTY TYPE             MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE      USE
-------------            ----------------- ----------------- ----------------- -------------
RESIDENTIAL
  Single-family.........
  Planned Unit
   Development..........
  Two- to Four-Family...
  Multi-Family..........
  Attached Housing......
  Condominium...........
  Manufactured Housing..
MIXED USE
  Single-family.........
  Two- to Four-Family...
  Multi-Family..........
  Condominium...........
  Manufactured Housing..
    Total...............                       $                  100.00%
                              =======          ========           ======          ======

                      PURPOSES OF INITIAL MORTGAGE LOANS

                                                                PERCENTAGE OF
                                                AGGREGATE          CUT-OFF
                          NUMBER OF INITIAL      UNPAID        DATE AGGREGATE
PURPOSE                    MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
-------                   ----------------- ----------------- -----------------
Const--Perm No Cash Out..
Equity--Cash Out.........
Other--Cash Out..........
Purchase--Cash Out.......
Purchase--No Cash Out....
Refinance--Cash Out......
Refinance--No Cash Out...
    Total................                       $                  100.00%
                               =======          ========           ======

  In general, in the case of a Mortgage Loan made for "no equity take-out" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. Mortgage Loans made for "equity take-out" refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                               PERCENTAGE OF
                                            AGGREGATE UNPAID      CUT-OFF
ORIGINAL LOAN-TO-VALUE    NUMBER OF INITIAL    PRINCIPAL      DATE AGGREGATE
RATIOS                     MORTGAGE LOANS       BALANCE      PRINCIPAL BALANCE
----------------------    ----------------- ---------------- -----------------
  5.01%-10.00%...........
 10.01%-15.00%...........
 15.01%-20.00%...........
 20.01%-25.00%...........
 25.01%-30.00%...........
 30.01%-35.00%...........
 35.01%-40.00%...........
 40.01%-45.00%...........
 45.01%-50.00%...........
 50.01%-55.00%...........
 55.01%-60.00%...........
 60.01%-65.00%...........
 65.01%-70.00%...........
 70.01%-75.00%...........
 75.01%-80.00%...........
 80.01%-85.00%...........
 85.01%-90.00%...........
 90.01%-95.00%...........
 95.01%-100.00%..........
100.01%-105.00%..........
105.01%-110.00%..........
110.01%-115.00%..........
115.01%-120.00%..........
120.01%-125.00%..........
    Total................                      $                  100.00%
                                =====          ==========         ======

  The minimum and maximum Loan-to-Value Ratios at origination of the Initial
Mortgage Loans were approximately      % and      %, respectively, and the
weighted average Loan-to-Value Ratio at origination of the Initial Mortgage
Loans was approximately      %. As of the Cut-off Date, the minimum and
maximum Loan-to-Value Ratios at origination for the initial Adjustable Rate
Mortgage Loans were approximately      % and      %, respectively, and the
weighted average Loan-to-Value Ratio at origination of the initial Adjustable
Rate Mortgage Loans was approximately      %. As of the Cut-off Date, the
minimum and maximum Loan-to-Value Ratios at origination for the initial Fixed
Rate Mortgage Loans were approximately      % and      %, respectively, and
the weighted average Loan-to-Value Ratio at origination of the initial Fixed
Rate Mortgage Loans was approximately      %.

             MORTGAGE RATES FOR FIXED RATE INITIAL MORTGAGE LOANS

                                                         PERCENTAGE OF CUT-OFF
                                                       DATE AGGREGATE PRINCIPAL
                   NUMBER OF INITIAL AGGREGATE UNPAID  BALANCE OF THE FIXED RATE
MORTGAGE RATES(%)   MORTGAGE LOANS   PRINCIPAL BALANCE  INITIAL MORTGAGE LOANS
-----------------  ----------------- ----------------- -------------------------
 7.51- 8.00......
 8.01- 8.50......
 8.51- 9.00......
 9.01- 9.50......
 9.51-10.00......
10.01-10.50......
10.51-11.00......
11.01-11.50......
11.51-12.00......
12.01-12.50......
12.51-13.00......
13.01-13.50......
13.51-14.00......
14.00-14.50......
14.51-15.00......
    Total........                        $                      100.00%
                        =======          ========               ======

  The weighted average Mortgage Rate of the Fixed Rate Initial Mortgage Loans
will be approximately      % per annum.

                         MORTGAGE RATES AT ORIGINATION
            FOR SIX-MONTH LIBOR INDEXED RATE INITIAL MORTGAGE LOANS

                                                             PERCENTAGE OF
                                                                CUT-OFF
                                                             DATE AGGREGATE
                                                          PRINCIPAL BALANCE OF
                                        AGGREGATE UNPAID    SIX-MONTH LIBOR
                      NUMBER OF INITIAL    PRINCIPAL          INDEXED RATE
MORTGAGE RATES(%)      MORTGAGE LOANS       BALANCE      INITIAL MORTGAGE LOANS
-----------------     ----------------- ---------------- ----------------------
 6.51- 7.00..........
 7.01- 7.50..........
 7.51- 8.00..........
 8.01- 8.50..........
 8.51- 9.00..........
 9.01- 9.50..........
 9.51-10.00..........
10.01-10.50..........
10.51-11.00..........
11.01-11.50..........
11.51-12.00..........
12.01-12.50..........
12.51-13.00..........
13.01-13.50..........
13.51-14.00..........
    Total............                       $                    100.00%
                           ======           =======              ======

  The weighted average Mortgage Rate of the Six-Month LIBOR Indexed Rate
Initial Mortgage Loans at origination will be approximately      % per annum.

                         MORTGAGE RATES AT ORIGINATION
             FOR ONE-YEAR CMT INDEXED RATE INITIAL MORTGAGE LOANS

                                                             PERCENTAGE OF
                                                              CUT-OFF DATE
                                                          AGGREGATE PRINCIPAL
                                                             BALANCE OF THE
                                        AGGREGATE UNPAID      ONE-YEAR CMT
                      NUMBER OF INITIAL    PRINCIPAL          INDEXED RATE
MORTGAGE RATES(%)      MORTGAGE LOANS       BALANCE      INITIAL MORTGAGE LOANS
-----------------     ----------------- ---------------- ----------------------
 7.51- 8.00..........
 8.01- 8.50..........
 8.51- 9.00..........
 9.01- 9.50..........
 9.51-10.00..........
10.01-10.50..........
10.51-11.00..........
11.01-11.50..........
11.51-12.00..........
    Total............                       $                    100.00%
                           ======           =======              ======

  The weighted average Mortgage Rate of the One-Year CMT Indexed Rate Initial
Mortgage Loans at origination will be approximately     % per annum.

                    MINIMUM MORTGAGE RATES AT CUT-OFF DATE
            FOR SIX-MONTH LIBOR INDEXED RATE INITIAL MORTGAGE LOANS

                                                            PERCENTAGE OF
                                                             CUT-OFF DATE
                                                         AGGREGATE PRINCIPAL
                           NUMBER     AGGREGATE UNPAID BALANCE OF THE SIX MONTH
       MINIMUM           OF INITIAL      PRINCIPAL        LIBOR INDEXED RATE
  MORTGAGE RATES (%)   MORTGAGE LOANS     BALANCE      INITIAL MORTGAGE  LOANS
  ------------------   -------------- ---------------- ------------------------
 5.01- 5.50...........
 5.51- 6.00...........
 6.01- 6.50...........
 6.51- 7.00...........
 7.01- 7.50...........
 7.51- 8.00...........
 8.01- 8.50...........
 8.51- 9.00...........
 9.01- 9.50...........
 9.51-10.00...........
10.01-10.50...........
10.51-11.00...........
11.01-11.50...........
11.51-12.00...........
12.01-12.50...........
12.51-13.00...........
13.01-13.50...........
13.51-14.00...........
    Total.............                    $                     100.00%
                          =======         ========              ======

  The weighted average Mortgage Rate of the Six-Month LIBOR Indexed Rate
Initial Mortgage Loans as of the Cut-off Date will be approximately     % per
annum.

                     MINIMUM MORTGAGE RATES AT CUT-OFF DATE
              FOR ONE-YEAR CMT INDEXED RATE INITIAL MORTGAGE LOANS

                                                         PERCENTAGE OF CUT-OFF
                                                             DATE AGGREGATE
                                                        PRINCIPAL BALANCE OF THE
                                                              ONE-YEAR CMT
     MINIMUM        NUMBER OF INITIAL AGGREGATE UNPAID        INDEXED RATE
MORTGAGE RATES (%)   MORTGAGE LOANS   PRINCIPAL BALANCE  INITIAL MORTGAGE LOANS
------------------  ----------------- ----------------- ------------------------
 7.51- 8.00.......
 8.01- 8.50.......
 8.51- 9.00.......
 9.01- 9.50.......
 9.51-10.00.......
10.01-10.50.......
10.51-11.00.......
11.01-11.50.......
    Total.........                        $                      100.00%
                         =======          ========               ======

  The weighted average Mortgage Rate of the One-Year CMT Indexed Rate Initial
Mortgage Loans as of the Cut-off Date will be approximately     % per annum.

                              NEXT ADJUSTMENT DATE
            FOR SIX-MONTH LIBOR INDEXED RATE INITIAL MORTGAGE LOANS

                                                                 PERCENTAGE OF
                                                             CUT-OFF DATE AGGREGATE
                                                            PRINCIPAL BALANCE OF THE
                                           AGGREGATE UNPAID SIX-MONTH LIBOR INDEXED
                         NUMBER OF INITIAL    PRINCIPAL               RATE
NEXT ADJUSTMENT DATE      MORTGAGE LOANS       BALANCE       INITIAL MORTGAGE LOANS
--------------------     ----------------- ---------------- ------------------------
January 1, 1998.........
February 1, 1998........
March 1, 1998...........
August 1, 1998..........
September 1, 1998.......
October 1, 1998.........
November 1, 1998........
December 1, 1998........
January 1, 1999.........
February 1, 1999........
March 1, 1999...........
April 1, 1999...........
May 1, 1999.............
May 11, 1999............
June 1, 1999............
July 1, 1999............
August 1, 1999..........
December 1, 1999........
January 1, 2000.........
February 1, 2000........
March 1, 2000...........
April 1, 2000...........
May 1, 2000.............
June 1, 2000............
July 1, 2000............
August 1, 2000..........
September 1, 2000.......
October 1, 2000.........
November 1, 2000........
    Total...............                       $                     100.00%
                              =======          ========              ======

  The weighted average remaining months to the next Adjustment Date of the Six-Month LIBOR Indexed Rate Initial Mortgage Loans will be approximately months.

                             NEXT ADJUSTMENT DATE
             FOR ONE-YEAR CMT INDEXED RATE INITIAL MORTGAGE LOANS

                                                              PERCENTAGE OF CUT-OFF
                                                                  DATE AGGREGATE
                                                             PRINCIPAL BALANCE OF THE
                                                                   ONE-YEAR CMT
                         NUMBER OF INITIAL AGGREGATE UNPAID        INDEXED RATE
NEXT ADJUSTMENT DATE      MORTGAGE LOANS   PRINCIPAL BALANCE  INITIAL MORTGAGE LOANS
--------------------     ----------------- ----------------- ------------------------
January 1998............
February 1998...........
April 1998..............
May 1998................
June 1998...............
July 1998...............
August 1998.............
April 1999..............
    Total...............                       $                      100.00%
                              =======          ========               ======

  The weighted average remaining months to the next Adjustment Date of the One-Year CMT Indexed Rate Initial Mortgage Loans will be approximately months.

                                 GROSS MARGIN
            FOR SIX-MONTH LIBOR INDEXED RATE INITIAL MORTGAGE LOANS

                                                             PERCENTAGE OF
                                                              CUT-OFF DATE
                                                          AGGREGATE PRINCIPAL
                                        AGGREGATE UNPAID   BALANCE SIX-MONTH
                      NUMBER OF INITIAL    PRINCIPAL       LIBOR INDEXED RATE
GROSS MARGINS (%)      MORTGAGE LOANS       BALANCE      INITIAL MORTGAGE LOANS
-----------------     ----------------- ---------------- ----------------------
 2.01 -  2.50........
 2.51 -  3.00........
 3.01 -  3.50........
 3.51 -  4.00........
 4.01 -  4.50........
 4.51 -  5.00........
 5.01 -  5.50........
 5.51 -  6.00........
 6.01 -  6.50........
 6.51 -  7.00........
 7.01 -  7.50........
 7.51 -  8.00........
 8.01 -  8.50........
 8.51 -  9.00........
 9.01 -  9.50........
10.01 - 10.50........
    Total............                       $                    100.00%
                           =======          ========             ======

  The weighted average Gross Margin of the Six-Month LIBOR Indexed Rate
Initial Mortgage Loans will be approximately     % per annum.

                                  GROSS MARGIN
              FOR ONE-YEAR CMT INDEXED RATE INITIAL MORTGAGE LOANS

                                                            PERCENTAGE OF
                                                        CUT-OFF DATE AGGREGATE
                                                       PRINCIPAL BALANCE OF THE
                                      AGGREGATE UNPAID       ONE-YEAR CMT
                    NUMBER OF INITIAL    PRINCIPAL           INDEXED RATE
GROSS MARGINS (%)    MORTGAGE LOANS       BALANCE       INITIAL MORTGAGE LOANS
-----------------   ----------------- ---------------- ------------------------
2.51 - 3.00........
3.01 - 3.50........
4.01 - 4.50........
4.51 - 5.00........
5.01 - 5.50........
5.51 - 6.00........
6.01 - 6.50........
6.51 - 7.00........
7.01 - 7.50........
7.51 - 8.00........
8.01 - 8.50........
    Total..........                       $                     100.00%
                         =======          ========              ======

  The weighted average Gross Margin of the One-Year CMT Indexed Rate Initial
Mortgage Loans will be approximately     % per annum.

                             MAXIMUM MORTGAGE RATE
                          FOR SIX-MONTH LIBOR INDEXED
                          RATE INITIAL MORTGAGE LOANS

                                                             PERCENTAGE OF CUT-OFF DATE
                                                                AGGREGATE PRINCIPAL
    MAXIMUM                                 AGGREGATE UNPAID  BALANCE OF THE SIX-MONTH
 MORTGAGE RATE            NUMBER OF INITIAL    PRINCIPAL     LIBOR INDEXED RATE INITIAL
      (%)                  MORTGAGE LOANS       BALANCE            MORTGAGE LOANS
 -------------            ----------------- ---------------- --------------------------
 10.51 - 11.00...........
 12.01 - 12.50...........
 12.51 - 13.00...........
 13.01 - 13.50...........
 13.51 - 14.00...........
 14.01 - 14.50...........
 14.51 - 15.00...........
 15.01 - 15.50...........
 15.51 - 16.00...........
 16.01 - 16.50...........
 16.51 - 17.00...........
 17.01 - 17.50...........
 17.51 - 18.00...........
 18.01 - 18.50...........
 18.51 - 19.00...........
 19.01 - 19.50...........
 19.51 - 20.00...........
 20.01 - 20.50...........
 20.51 - 21.00...........
     Total...............                       $                      100.00%
                               =======          ========               ======

  The weighted average Maximum Mortgage Rate of the Six-Month LIBOR Indexed
Rate Initial Mortgage Loans will be approximately      % per annum.

                             MAXIMUM MORTGAGE RATE
                           FOR ONE-YEAR CMT INDEXED
                          RATE INITIAL MORTGAGE LOANS

                                                          PERCENTAGE OF CUT-OFF
                                                              DATE AGGREGATE
                                                         PRINCIPAL BALANCE OF THE
                                                               ONE-YEAR CMT
      MAXIMUM        NUMBER OF INITIAL AGGREGATE UNPAID        INDEXED RATE
 MORTGAGE RATE (%)    MORTGAGE LOANS   PRINCIPAL BALANCE  INITIAL MORTGAGE LOANS
 -----------------   ----------------- ----------------- ------------------------
 11.01-11.50.......
 13.51-14.00.......
 14.51-15.00.......
 15.01-15.50.......
 15.51-16.00.......
 16.01-16.50.......
 16.51-17.00.......
 17.01-17.50.......
 17.51-18.00.......
 18.01-18.50.......
     Total.........                        $                      100.00%
                          =======          ========               ======

  The weighted average Maximum Mortgage Rate of the One-Year CMT Indexed Rate
Initial Mortgage Loans will be approximately      % per annum.

                           INITIAL PERIODIC RATE CAP
                          FOR SIX-MONTH LIBOR INDEXED
                          RATE INITIAL MORTGAGE LOANS

                                                        PERCENTAGE OF CUT-OFF
                                                       DATE AGGREGATE PRINCIPAL
                                                       BALANCE OF THE SIX-MONTH
 INITIAL PERIODIC  NUMBER OF INITIAL AGGREGATE UNPAID     LIBOR INDEXED RATE
   RATE CAP (%)     MORTGAGE LOANS   PRINCIPAL BALANCE  INITIAL MORTGAGE LOANS
 ----------------  ----------------- ----------------- ------------------------
1.000.............
1.500.............
2.000.............
2.500.............
3.000.............
    Total.........                       $                      100.00%
                        =======          ========               ======

  The weighted average Initial Periodic Rate Cap of the Six-Month LIBOR
Indexed Rate Initial Mortgage Loans is     %.

                               INITIAL RATE CAP
                           FOR ONE-YEAR CMT INDEXED
                          RATE INITIAL MORTGAGE LOANS

                                                                 PERCENTAGE OF CUT-OFF
                                                                    DATE AGGREGATE
                                                             PRINCIPAL BALANCE OF THE ONE-
                         NUMBER OF INITIAL AGGREGATE UNPAID      YEAR CMT INDEXED RATE
INITIAL RATE CAP (%)      MORTGAGE LOANS   PRINCIPAL BALANCE    INITIAL MORTGAGE LOANS
--------------------     ----------------- ----------------- -----------------------------
2.000...................
3.000...................
    Total...............                        $                       100.00%
                              ======            =======                 ======

  The weighted average Initial Rate Cap of the One-Year CMT Indexed Rate
Initial Mortgage Loans is     %.

                               PERIODIC RATE CAP
                          FOR SIX-MONTH LIBOR INDEXED
                          RATE INITIAL MORTGAGE LOANS

                                                              PERCENTAGE OF CUT-OFF
                                                             DATE AGGREGATE PRINCIPAL
                                                             BALANCE OF THE SIX-MONTH
                         NUMBER OF INITIAL AGGREGATE UNPAID     LIBOR INDEXED RATE
PERIODIC RATE CAP (%)     MORTGAGE LOANS   PRINCIPAL BALANCE  INITIAL MORTGAGE LOANS
---------------------    ----------------- ----------------- ------------------------
1.000...................
1.500...................
2.000...................
    Total...............                        $                     100.00%
                              ======            ======                ======

  The weighted average Periodic Rate Cap of the Six-Month LIBOR Indexed Rate
Initial Mortgage Loans is     %

                               PERIODIC RATE CAP
                           FOR ONE-YEAR CMT INDEXED
                          RATE INITIAL MORTGAGE LOANS

                                                                   PERCENTAGE OF CUT-OFF
                                                                      DATE AGGREGATE
                                                               PRINCIPAL BALANCE OF THE ONE-
  PERIODIC                 NUMBER OF INITIAL AGGREGATE UNPAID      YEAR CMT INDEXED RATE
 RTE CAP (%)A               MORTGAGE LOANS   PRINCIPAL BALANCE    INITIAL MORTGAGE LOANS
------------               ----------------- ----------------- -----------------------------
  1.000...................
  2.000...................
      Total...............                        $                       100.00%
                                ======            ======                  ======

  The weighted average Periodic Rate Cap of the One-Year CMT Indexed Rate
Initial Mortgage Loans is     %.

                           NUMBER OF DAYS DELINQUENT

                                                                 PERCENTAGE OF
                                 NUMBER OF    AGGREGATE UNPAID   CUT-OFF DATE
                                  INITIAL        PRINCIPAL         AGGREGATE
NUMBER OF DAYS DELINQUENT      MORTGAGE LOANS     BALANCE      PRINCIPAL BALANCE
-------------------------      -------------- ---------------- -----------------
0-29 Days....................
30-59 Days...................
60-89 Days...................
90-119 Days..................
Total Delinquencies..........                    $                  100.00%
                                 ==========      ==========         =======
Delinquencies as a Percentage
 of Total Initial Mortgage
 Loans Outstanding.....     %

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT

  Under the Purchase Agreement, following the initial issuance of the Bonds, the Issuer will be obligated to purchase from the Seller for inclusion in the Trust Estate during the Funding Period, subject to the availability thereof, the Subsequent Mortgage Loans secured by first liens on fee simple interests in one- to four-family residential real properties. Each Subsequent Mortgage Loan will have been underwritten in accordance with the criteria set forth herein under "Description of the Mortgage Pool-- Underwriting." Subsequent Mortgage Loans will be transferred to the Issuer pursuant to subsequent transfer instruments (the "Subsequent Transfer Instruments") between the Seller and the Issuer. In connection with the purchase of Subsequent Mortgage Loans on such dates of transfer (the "Subsequent Transfer Dates"), the Issuer will be required to pay to the Seller from amounts on deposit in the Pre-Funding Account (as defined below) a cash purchase price of 100% of the principal balance thereof. The Issuer will designate the Subsequent Transfer Date as the cut-off date (the "Subsequent Cut-off Date") with respect to the Subsequent Mortgage Loans acquired on such date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate Principal Balance of the Mortgage Loans will increase by an amount equal to the aggregate Principal Balance of the Subsequent Mortgage Loans so acquired and the amount in the Pre-Funding Account will decrease accordingly.

  On the Closing Date, approximately $               (the "Original Pre-Funded
Amount") will be deposited in an account (the "Pre-Funding Account"), which account will be in the name of the Indenture Trustee and shall be part of the Trust Estate and which amount will be used to acquire Subsequent Mortgage Loans. During the Funding Period (as defined herein), the Original Pre-Funding Amount will be reduced (on any date of determination, the related Original Pre-Funded Amount as so reduced, the "Pre-Funded Amount") by the amount thereof used to purchase Subsequent Mortgage Loans. The "Funding Period" is the period commencing on the Closing Date and ending on the earlier to occur of (i) the date on which the amount on deposit in the Funding Account is less
than $10,000 and (ii)                ,     .

  Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the Purchase Agreement; (b) the Seller will not select such Subsequent Mortgage Loans in a manner that it reasonably believes is adverse to the interests of the Bondholders or the Bond Insurer; (c) the Seller will deliver certain opinions of counsel acceptable to the Bond Insurer and the Indenture Trustee with respect to the validity of the conveyance of such Subsequent Mortgage Loans; and (d) as of each Subsequent Cut-off Date, each Subsequent Mortgage Loan will satisfy the following criteria: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of such Subsequent Mortgage Loan will not exceed 360 months; (iii) the lien securing any such Subsequent Mortgage Loan must be first priority; (iv) such Subsequent Mortgage Loan must have an outstanding Principal Balance of at least $10,000 as of the Subsequent Cut-off Date; (v) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under "Description of the Mortgage Pool--Underwriting" herein; (vi) such Subsequent Mortgage Loan must have a Loan-to-Value Ratio of no more than 90%; (vii) the stated maturity of such
Subsequent Mortgage Loan will be no later than               ,     ; (viii)
such Subsequent Mortgage Loan shall not provide for negative amortization;
(ix) such Subsequent Mortgage Loan must have a fixed Mortgage Rate of at least
     % or, if an adjustable rate loan, a Gross Margin of at least      % and
following the purchase of such Subsequent Mortgage Loans by the Issuer, the Mortgage Loans included in the Trust Estate must have a weighted average interest rate, a weighted average remaining term to maturity and a weighted average Loan-to-Value Ratio as of each respective Subsequent Cut-off Date which will not vary materially from the Initial Mortgage Loans included initially in the Trust Estate; and (x) any additional criteria in the Insurance Agreement. In addition, the Indenture Trustee shall not agree to any transfer of Subsequent Mortgage Loans without (i) a signed certification from the Bond Insurer that the Subsequent Mortgage Loans are acceptable to the Bond Insurer and (ii) a confirmation from the rating agencies that the acquisition of such Subsequent Mortgage Loans will not result in a downgrade, withdrawal or qualification of the ratings then in effect for the outstanding Bonds, without regard to the Bond Insurance Policy. In the sole discretion of the Bond Insurer, Subsequent Mortgage Loans with characteristics varying from those set forth above may be purchased by Issuer and included in the Trust Estate; provided, however, that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of the entire pool of Mortgage Loans. Upon the end of the Funding Period, the Bond Insurer, in its sole discretion, may adjust the Required Subordination Amount.

UNDERWRITING

  All of the Initial Mortgage Loans were purchased by the Seller from its affiliate the Servicer. The Servicer originated or purchased the Mortgage Loans in the ordinary course of business on either (i) a loan by loan basis directly from mortgage brokers and mortgage loan originators (each, an "Originator") or (ii) a bulk or mini-bulk purchase from mortgage banks and other mortgage originators (each, a "HEL Collateral Seller"). No HEL
Collateral Seller sold more than    % of the Initial Mortgage Loans (by
aggregate principal balance as of the Cut-off Date) to the Servicer.

  The Mortgage Loans purchased from Originators' were underwritten in accordance with the Servicer's underwriting guidelines described below. Generally, the Mortgage Loans purchased from HEL Collateral Sellers were re-underwritten to the underwriting guidelines of the respective HEL Collateral Seller and assigned a NovaStar Mortgage Credit Rating outlined in the table below. The underwriting guidelines of each HEL Collateral Seller conform substantially to the Servicer's underwriting guidelines.

  The underwriting guidelines of the Servicer are intended to evaluate the credit history of the potential borrower, the capacity and willingness of the borrower to repay the loan and the adequacy of the collateral securing the loan. Each loan applicant completes an application that includes information with respect to the applicant's income, assets, liabilities and employment history. A credit report is also submitted by the broker along with the loan application which provides detailed information concerning the payment history of the borrower on all of their debts. Prior to issuing an approval on the loan, the underwriter runs an independent credit report to verify that the information submitted by the broker is still accurate and up to date. An appraisal is also required on all loans and in many cases a review appraisal or second appraisal may be required depending on the value of the property and the underwriters comfort with the original valuation. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to FNMA and FHLMC. The properties securing the mortgage loans are generally appraised by qualified independent appraisers who are generally approved by the related originator. The mortgagor may also include information regarding verification of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgage property may have been used for underwriting purposes.

  The underwriting guidelines include three levels of applicant documentation requirements, referred to as "Full Documentation", "Limited Documentation" and "Stated Income". Under the Full Documentation program applicants generally are required to submit two written forms of verification of stable income for at least 12 months. Under the Limited Documentation program, no such verification is required, however, bank statements for the most recent consecutive 6-month period are required to evidence cash flow. If business bank statements are used in lieu of personal statements, an unaudited current profit loss statement must accompany the bank statements. Under the Stated Income program, an applicant may be qualified based on monthly income as stated in the loan application. Mortgage Loans originated under the "Limited Documentation" and "Stated Income" programs require less documentation and verification than do traditional "Full Documentation" programs. Generally, under such programs, minimal investigation into a mortgagor's credit history and income profile would have been undertaken by the originator and the underwriting for such mortgage loans will place a greater emphasis on the value of the mortgaged property. Given that the Servicer primarily lends to subprime borrowers, it places great emphasis on the ability of collateral to protect against losses in the event of default by borrowers.
  On a case-by-case basis, exceptions to the underwriting guidelines are made where the Servicer believes compensating factors exist. Compensating factors may consist of factors like length of time in residence, lowering of the borrower's monthly debt service payments, the Loan-to-Value ratio or Combined Loan-to-Value Ratio on the loan, as applicable, or other criteria that in the judgement of the underwriter warrants an exception. All loans in excess of $350,000 currently require the approval of the Chief Credit Officer of the Servicer. In addition, the President of the Servicer approves all loans in excess of $750,000.

  The Servicer's categories and criteria as of        , 19  , for grading the
credit history of potential borrowers and the maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios allowed for each category are shown in the following table.

                   A RISK        A- RISK         B RISK         C RISK         D RISK
                   ------        -------         ------         ------         ======
Mortgage His-  Maximum one    Maximum two    Maximum three  Maximum five   Maximum six 30
 tory          30-day late    30-days late   30 day lates   30 day lates   day lates,
               and no 60-day  and no 60-day  and one 60 day and two 60 day three 60 day
               late within    late within    late within    lates within   lates and two
               last 12        last 12        the last 12    the last 12    90 day lates
               months.        months.        months.        months.        within the
                                                                           last 12
                                                                           months. Must
                                                                           be current at
                                                                           time of origi-
                                                                           nation.
Other Credit   Limited 30 day Limited 60 day Limited 60 day Limited 90 day Discretionary.
               lates within   lates within   lates within   lates within   Credit is gen-
               the last 12    the last 12    the last 12    the last 12    erally ex-
               months. Gener- months         months         months         pected to be
               ally accounts                                               late pay.
               paid as
               agreed.
Bankruptcy     Chapter 13     Chapter 13     Chapter 13     Chapter 13 no  Chapter 13 no
 Filings       must be dis-   must be dis-   must be dis-   seasoning re-  seasoning re-
               charged mini-  charged mini-  charged mini-  quired on dis- quired on dis-
               mum of 1 year  mum of 1 year  mum of 1 year  charge. Chap-  charge. Chap-
               with re-estab- with re-estab- with re-estab- ter 7 minimum  ter 7 minimum lished credit. lished credit. lished credit. discharge of 2 discharge of 1
               Chapter 7 must Chapter 7 must Chapter 7 must years.         year.
               be discharged  be discharged  be discharged
               minimum of 2   minimum of 2   minimum of 2
               years with re- years with re- years with re-
               established    established    established
               credit.        credit.        credit.
Debt to Serv-  45%            45%            50%            55%            60%
 ice Ratio:
Maximum Loan-  90%            90%            85%            75%            65%
 to-Value
 Ratio:
Maximum Com-   100%           100%           100%           90%            90%
 bined Loan-
 to-Value Ra-
 tio:

  Geographic Diversification. Close attention is paid to geographic diversification in managing the Servicer's credit risk. The Servicer believes one of the best tools for managing credit risk is to diversify the markets in which it originates and purchases mortgage loans. The Servicer has established a diversification policy to be followed in managing this credit risk which states that no one market can represent a percentage of total mortgage loans owned by the Servicer higher than twice that market's percentage of the total national market share. While there generally is some geographic concentration in mortgage loans originated through the bulk acquisition channel, over time the Servicer's mortgage lending operation plans to diversify its credit risk by selecting target markets through the wholesale channel.

  Quality Control. Quality control reviews are conducted to ensure that all mortgage loans, whether originated or purchased, meet quality standards. The type and extent of the reviews depend on the production channel through which the mortgage loan was obtained and the characteristics of the mortgage loan. The Servicer reviews a high percentage of mortgage loans with (i) principal balances in excess of $450,000, (ii) higher Loan-to-Value Ratios or Combined Loan-to-Value Ratios (in excess of 75%), (iii) limited documentation, or (iv) made for "cash out" refinance purposes. The Servicer also performs appraisal reviews and compliance reviews as part of the quality control process to ensure adherence to state and federal regulations.

ADDITIONAL INFORMATION

  Prior to the issuance of the Bonds, Initial Mortgage Loans may be removed from the Trust Estate as a result of incomplete documentation or otherwise, if the Company deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Bonds. The Company believes that the information set forth herein will be substantially representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Bonds are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary, although such variance will not be material.

                                  THE SELLER

  The information set forth in the following paragraphs has been provided by the Seller. None of the Company, the Underwriter, the Owner Trustee, the Indenture Trustee, the Bond Insurer, the Issuer or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information provided by the Seller.

  NovaStar Financial, Inc. (the "Seller") was incorporated in the State of Maryland on September 13, 1996. The common stock of the Seller is registered under the Securities Act of 1933 and quoted on the New York Stock Exchange. The Seller is subject to the reporting requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of such materials may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, or by mailing a written request to the corporate secretary of the Seller at 1900 W. 47th Place, Suite 205, Westwood, Kansas 66205.

  The Seller is a specialty finance company which (i) originates, acquires, and services single family residential subprime mortgage loans; (ii) leverages its assets using bank warehouse lines and repurchase agreements; (iii) issues collateralized debt obligations through special purpose subsidiaries to finance its subprime mortgage loans on a long-term basis; (iv) purchases high quality mortgage securities in the secondary mortgage market; and (v) manages the resulting combined portfolio of mortgage assets in its structure as a real estate investment trust. The Seller originates subprime residential mortgage loans through a nationwide network of unaffiliated wholesale loan brokers and correspondents and purchases bulk pools of closed loans. For the
months ended         , 19  , the Seller originated $   million in subprime
mortgage loans, including $     million in the month of     .

  The principal executive offices of the Seller are at 1900 W. 47th Place, Suite 205, Westwood, Kansas 66205. Principal officers for the Seller's mortgage lending operations are in Irvine, California. The Seller and its
subsidiaries have over     employees located primarily in Kansas and
California. As of        , 19  , the Seller had total consolidated assets of
$      million, total consolidated liabilities of $      million, and
stockholders' equity of $     million. For the           months ended        ,
19  , the Seller had a net consolidated loss of $       .

  No person other than the Seller is obligated with respect to the representations and warranties respecting the Mortgage Loans and the remedies for any breach thereof that are assigned to the Indenture Trustee for the benefit of the Bondholders and the Bond Insurer. Moreover, as discussed above, the Seller has only limited assets available to perform its repurchase obligations in respect of any breach of such representations and warranties, relative to the potential amount of repurchase liability, and the total potential amount of repurchase liability is expected to increase over time as the Seller continues to originate, acquire and sell mortgage loans. There can be no assurance that the Seller will continue to generate operating earnings, or that it will be successful under its current business plan. Therefore, prospective investors in the Bonds should consider the possibility that the Seller will not have sufficient assets with which to satisfy its repurchase obligations in the event that a substantial amount of Mortgage Loans are required to be repurchased due to breaches of representations and warranties.

                                  THE ISSUER

  NovaStar Mortgage Funding Trust Series     is a business trust formed under
the laws of the State of Delaware pursuant to the Trust Agreement, dated as of
           , 19 , between the Company and Wilmington Trust Company as the Owner Trustee for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Issuer and proceeds therefrom,
(ii) issuing the Bonds and the Certificates, (iii) making payments on the Bonds and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuer is not expected to have any significant assets other than those pledged as collateral to secure the Bonds.

  The assets of the Issuer will consist of the Mortgage Loans and certain related assets pledged to secure the Bonds.

  The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee.

                               THE OWNER TRUSTEE

  Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

  Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders under the Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                             THE INDENTURE TRUSTEE

                                               , a national banking
association, will act as Indenture Trustee. A copy of the Indenture will be provided by the Issuer without charge upon written request. Requests should be addressed to the Indenture Trustee at
                                                               ,          ,
                         , Attention: NovaStar Mortgage Funding Trust Series
    .

                               THE BOND INSURER

  The following information has been supplied by                         (the
"Bond Insurer") for inclusion in this Prospectus Supplement.

  [The Bond Insurer is the principal operating subsidiary of           , a New
York Stock Exchange listed company.            is not obligated to pay the
debts of or claims against the Bond Insurer. The Bond Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Bond Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Bond Insurer, changes in control and transactions among affiliates. Additionally, the Bond Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

  The consolidated financial statements of the Bond Insurer, a wholly owned
subsidiary of           , and its subsidiaries as of December 31, 1996 and
December 31, 1995 and for each of the three years in the period ended December 31, 1996, prepared in accordance with generally accepted accounting
principles, included in the Annual Report on Form 10-K of            for the
year ended December 31, 1996 and the consolidated financial statements of the Bond Insurer and its subsidiaries for the six months ended September 30, 1997 and for the periods ending September 30, 1997 and September 30, 1996 included
in the Quarterly Report on Form 10-Q of            for the period ending
September 30, 1997 are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

  All financial statements of the Bond Insurer and its subsidiaries included
in document filed by            pursuant to Section 13(a), 13(c), 14 or 15(d)
of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

  The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                 SAP
                                                      --------------------------
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
                                                       (AUDITED)    (UNAUDITED)
                                                            (IN MILLIONS)
      Admitted Assets................................
      Liabilities....................................
      Capital and Surplus............................
                                                                 GAAP
                                                      --------------------------
                                                      DECEMBER 31, SEPTEMBER 30,
                                                          1996         1997
                                                      ------------ -------------
                                                       (AUDITED)    (UNAUDITED)
                                                            (IN MILLIONS)
      Assets.........................................
      Liabilities....................................
      Shareholder's Equity...........................

  Copies of the financial statements of the Bond Insurer incorporated by reference herein and copies of the Bond Insurer's 1996 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Bond Insurer. The address of
the Bond Insurer is                                                 . The
telephone number of the Bond Insurer is                 .

  The Bond Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Bond Insurance Policy and Bond Insurer set forth under the headings "Description of the Bonds--Bond Insurance Policy" and "The Bond Insurer." Additionally, the Insurer makes no representation regarding the Bonds or the advisability of investing in the Bonds.]

  Moody's Investors Service, Inc. rates the claims paying ability of the Bond Insurer "Aaa."

  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of the Bond Insurer "AAA."

  Fitch IBCA, Inc. rates the claims paying ability of the Bond Insurer "AAA."

  Each rating of the Bond Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Bond Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

  The above ratings are not recommendations to buy, sell or hold the Bonds, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Bonds. The Bond Insurer does not guaranty the market price of the Bonds nor does it guaranty that the ratings on the Bonds will not be revised or withdrawn.

                           DESCRIPTION OF THE BONDS

GENERAL

  The Bonds will be issued pursuant to the Indenture, dated as of            ,
19  , between the Issuer and                          , as Indenture Trustee.
The Certificates (together with the Bonds, the "Securities") will be issued
pursuant to the Trust Agreement, dated as of            , 19  , between the
Company and Wilmington Trust Company, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture, the Trust Agreement and the Servicing Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Bonds are offered hereby.

  The Bonds will be secured by the pledge by the Issuer of its assets to the Indenture Trustee pursuant to the Indenture, which assets will consist of the following (such assets, collectively, the "Trust Estate"): (i) the Mortgage Loans; (ii) collections in respect of principal and interest of the Mortgage Loans received after the Cut-off Date or Subsequent Cut-off Date, as applicable (other than payments due on or before the Cut-off Date or the Subsequent Cut-off Date, as applicable); (iii) the amounts on deposit in any Collection Account (as defined in the Prospectus), including the account in which amounts are deposited prior to payment to the Bondholders (the "Payment Account"), including net earnings thereon; (iv) certain insurance policies maintained by the Mortgagors or by or on behalf of the Servicer or any related subservicer in respect of the Mortgage Loans; (v) an assignment of the Company's rights under the Purchase Agreement; (vi) an assignment of the Issuer's rights under the Servicing Agreement; (vii) amounts on deposit in the Interest Coverage Account and the Pre-Funding Account; and (viii) proceeds of the foregoing.

  The Bonds will be issued in denominations of $25,000 and integral multiples of $1 in excess thereof. See "--Book-Entry Bonds" below.

BOOK-ENTRY BONDS

  General. Beneficial Owners that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Bonds may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of, and interest on, the related Book-Entry Bonds from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Bonds are issued for the related Book-Entry Bonds, it is anticipated that the only registered Bondholder of such Book-Entry Bonds will be Cede & Co., as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Servicer as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its Participants and Intermediaries.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Bonds among Participants and to receive and transmit payments of principal of, and interest on, such Book-Entry Bonds. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Bonds, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book-Entry Bonds.

  None of the Company, the Servicer, the Bond Insurer, the Owner Trustee, the Issuer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Bonds held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Definitive Bonds. Definitive Bonds will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Bonds--Book-Entry Registration and Definitive Bonds."

  Upon the occurrence of an event described in the Prospectus in the seventh paragraph under "Description of the Bonds--Book-Entry Registration and Definitive Bonds," the Indenture Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Bonds as indicated on the records of DTC of the availability of Definitive Bonds for their Book-Entry Bonds. Upon surrender by DTC of the definitive certificates representing the Book-Entry Bonds and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the Book-Entry Bonds as Definitive Bonds issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

  For additional information regarding DTC and the Book-Entry Bonds, see "Description of the Bonds--Book-Entry Registration and Definitive Bonds" in the Prospectus.

PAYMENTS

  Payments on the Bonds will be made by the Indenture Trustee or the Paying Agent on the 25th day of each month or, if such day is not a Business Day,
then the next succeeding Business Day, commencing in           , 19  .
Payments on the Bonds will be made to the persons in whose names such Bonds are registered at the close of business on the day prior to each Payment Date or, if the Bonds are no longer Book-Entry Bonds, on the Record Date. See "Description of the Bonds--Distributions" in the Prospectus. Payments will be made by check or money order mailed (or upon the request, at least five Business Days prior to the related Record Date, of a Holder owning Bonds having denominations aggregating at least $5,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Bonds, will be DTC or its nominee) as it appears on the Security Register on the related Record Date. However, the final payment in respect of the Bonds will be made only upon presentation and surrender thereof at the office or the agency of the

Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York City, California, Kansas or Delaware or in the city in which the corporate trust offices of the Indenture Trustee or the principal office of the Bond Insurer are located, are required or authorized by law to be closed.

AVAILABLE FUNDS

  The "Available Funds" for any Payment Date will equal the amount received by the Indenture Trustee and available in the Payment Account on each Payment Date. The Available Funds will generally be equal to the sum of (i) the aggregate amount of scheduled payments on the related Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, (ii) any amounts representing interest on amounts in the Payment Account and miscellaneous fees and collections, including assumption fees and prepayment penalties (but excluding late fees), (iii) any unscheduled payments and receipts, including Mortgagor prepayments on such Mortgage Loans, received during the related Prepayment Period (as defined herein), and (iv) all Advances made for such Payment Date in respect of such Mortgage Loans, in each case net of amounts reimbursable therefrom to the Servicer and any subservicer and reduced by Servicing Fees, Administrative Fees and fees of the Indenture Trustee paid by the Servicer. In addition, on the Payment Date relating to the Due Period in which the termination of the Pre-Funding Period occurred. Available Funds will include the amount on deposit in the Pre-Funding Account at such time, plus on each Payment Date on or prior to the Payment Date in
             ,     , Available Funds will include the amount, if any,
withdrawn from the Interest Coverage Account. With respect to any Payment Date, (i) the "Due Date" is the first day of the month in which such Payment Date occurs, and (ii) the "Determination Date" is the 15th day of the month in which such Payment Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

INTEREST PAYMENTS ON THE BONDS

  On each Payment Date, holders of the Bonds will be entitled to receive an amount (the "Interest Payment Amount") equal to the lesser of (i) interest accrued on the Bond Principal Balance thereof immediately prior to such Payment Date at the Bond Interest Rate (as defined below) for the related Interest Period and (ii) the Guaranteed Interest Payment Amount (as defined below). With respect to each Payment Date, interest payable on the Bonds will accrue during the Interest Period. Interest will be calculated on the basis of the actual number of days in the Interest Period and on a 360-day year. Notwithstanding the foregoing, if payments are not made as required under the Bond Insurance Policy, additional interest shortfalls may be allocated to the Bonds as described below. See "Description of the Bonds--Bond Insurance Policy."

  On each Payment Date after the first Payment Date, the "Bond Interest Rate" will be a floating rate equal to the lesser of (i)(a) with respect to each Payment Date up to and including the earlier of (x) the Payment Date in
        20   and (y) the Payment Date which occurs on or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than [25]% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount, One-Month LIBOR (as defined herein) plus [.25]%, and (b) with respect to each Payment Date
thereafter, One-Month LIBOR plus [.50]% and (ii)      % per annum (the
"Maximum Interest Rate"). On the first Payment Date, the Bond Interest Rate
will be equal to        % per annum.

  As further described herein, with respect to the Bonds and any Payment Date, to the extent that the amount calculated pursuant to clause (i) of the definition of Interest Payment Amount exceeds the Guaranteed Interest Payment Amount (such excess, the "Carry-Forward Amount"), the holders of the Bonds will be paid the amount of such Carry-Forward Amount with interest thereon at the Bond Interest Rate for the Bonds applicable from time to time after certain payments to the holders of the Bonds and the Bond Insurer to the extent of available funds. The "Guaranteed Interest Payment Amount" for any Payment Date is equal to the amount of interest that accrued on the aggregate outstanding Principal Balance of the Mortgage Loans payable on the related Due Date minus the aggregate amount of the related Servicing Fee, the Indenture Trustee Fee, the Owner Trustee Fee, the Bond Insurance Premium and the Minimum Spread (each as defined below). With respect to each Mortgage Loan and each Payment Date, the Servicer will be entitled to a fee (the "Servicing Fee") equal to [ 1/12] of the Servicing Fee Rate times the Principal Balance of such Mortgage Loan as of such date. With respect to each Mortgage Loan and each Payment Date, the Indenture Trustee will be entitled to a fee (the "Indenture Trustee Fee") equal to [ 1/12] of the Indenture Trustee Fee Rate times the Principal Balance of such Mortgage Loan as of such date. For any Payment Date, the "Servicing Fee Rate" is equal to [0.50%] per annum, the "Indenture Trustee Fee Rate" is equal to [0.0125%] per annum, the "Owner Trustee Fee" is [$4,000] per annum (payable on the Payment Date in December of each year) and the "Bond Insurance Premium" is equal to [ 1/12] of the per annum rate specified in the Insurance Agreement times the Bond Principal Balance (the Bond Insurance Premium together with the Owner Trustee Fee, the "Administrative Fee"). With respect to each Mortgage Loan and each Payment Date, the "Minimum Spread" is equal to [ 1/12] of [0.50%] per annum times the Principal Balance of such Mortgage Loan as of such date. The Bond Insurance Policy does not cover any Prepayment Interest Shortfalls, any Relief Act Shortfalls (each as defined herein) or the Carry-Forward Amount, nor do the ratings assigned to the Bonds address the payment of any Prepayment Interest Shortfalls, any Relief Act Shortfalls or the Carry-Forward Amount.

  As described herein, the Interest Payment Amount allocable to the Bonds is based on the Bond Principal Balance. The "Bond Principal Balance" of any Bond as of any date of determination is equal to the initial principal balance thereof as of the Closing Date, reduced by all amounts allocable to the Principal Payment Amount and the Subordination Increase Amount previously distributed with respect to such Bond.

  The "Principal Balance" of any Mortgage Loan is, at any given time, the Principal Balance as of the Cut-off Date or Subsequent Cut-off Date, as applicable, of such Mortgage Loan, minus (a) the sum of all amounts paid or advanced with respect to such Mortgage Loan with respect to principal and (b) the principal portion of any losses with respect thereto for any previous Payment Date.

CALCULATION OF ONE-MONTH LIBOR

  On the second business day preceding each Payment Date, commencing with the
Payment Date occurring in         19   (each such date, an "Interest
Determination Date"), the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for the next Interest Period for the Bonds on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Indenture Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period).

  "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in European deposits in the international Eurocurrency market.

  The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Bonds for the related Interest Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL PAYMENTS ON THE BONDS

  The "Principal Payment Amount" for (a) any Payment Date, other than the Final Scheduled Payment Date and the first Payment Date following any acceleration of the Bonds following an Event of Default (as defined herein), will be equal to the lesser of (x) the sum of the Available Funds remaining after distributions pursuant to clause (i) of "--Priority of Payment" below and any portion of any Insured Payment (as defined herein) for such Payment Date representing a Subordination Deficit and (y) the sum of:

    (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or Advanced (as defined herein) on the Mortgage Loans with respect to the related Due Date;

    (ii) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) pursuant to the Servicing Agreement or the Purchase Agreement during the preceding calendar month;

    (iii) the principal portion of all other unscheduled collections received during the related Prepayment Period (or deemed to be received during the related Prepayment Period) (including, without limitation, full and partial Principal Prepayments made by the respective Mortgagors, Liquidation Proceeds and Insurance Proceeds (excluding proceeds paid in respect of the Bond Insurance Policy)), to the extent not distributed in the preceding month;

    (iv) any Insured Payment made with respect to any Subordination Deficit;
  and

    (v) with respect to the Payment Date immediately following the end of the Funding Period, any amounts in the Pre-Funding Account after giving effect to any purchase of Subsequent Mortgage Loans;

  minus

    (vi) the amount of any Subordination Reduction Amount for such Payment
  Date;

  and (b) with respect to the Final Scheduled Payment Date and the first Payment Date following any acceleration of the Bonds following an Event of Default, the amount necessary to reduce the Bond Principal Balance to zero.

  In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then outstanding Bond Principal Balance of the Bonds.

PRIORITY OF PAYMENT

  On each Payment Date, Available Funds and any Insured Payment with respect to such Payment Date will be allocated to the Securities in the following order of priority, in each case to the extent of Available Funds remaining:

    (i) to the Bondholders, the Interest Payment Amount with respect to such Payment Date;

    (ii) to the Bondholders, the Principal Payment Amount with respect to such Payment Date;

    (iii) to the Bond Insurer, the sum of (a) all amounts previously paid by the Bond Insurer under the Bond Insurance Policy which have not previously been reimbursed (b) any other amounts due to the Bond Insurer pursuant to the agreement pursuant to which the Bond Insurance Policy is issued (the "Insurance

  Agreement") and (c) interest on the foregoing as set forth in the Insurance Agreement from the date such amounts became due until paid in full (the "Reimbursement Amount");

    (iv) to the Bondholders, the Subordination Increase Amount (as defined in "--Overcollateralization Provisions" below), in reduction of the Bond Principal Balance thereof, until the Bond Principal Balance has been reduced to zero;

    (v) to the Bondholders, any Carry-Forward Amount for such Payment Date;

    (vi) to the Indenture Trustee, for any amounts owing to the Indenture
  Trustee;

    (vii) to the Servicer, any amounts owing to the Servicer pursuant to the Servicing Agreement in connection with the indemnity by the Issuer thereunder; and

    (viii) any remaining amounts to the holders of the Certificates.

OVERCOLLATERALIZATION PROVISIONS

 Overcollateralization Resulting from Cash Flow Structure.

  With respect to any Payment Date, the excess, if any, of (x) the sum of the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the period commencing on the second day of the month preceding the month of such Payment Date (or, with respect to the first Payment Date, the day following the Cut-Off Date) and ending on the related Due Date (such period, the "Due Period") and the amount of funds in the Pre-Funding Account as of such Payment Date over (y) the Bond Principal Balance of the Bonds as of such Payment Date (and following the making of all payments made on such Payment Date) is the "Subordination Amount" as of such Payment Date. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on such Payment Date as an accelerated payment of principal on the Bonds, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Payment Date is equal to the amount of Available Funds remaining after application to items (i) through
(iii) under "--Priority of Payment" herein. This application has the effect of accelerating the amortization of the Bonds relative to the amortization of the Mortgage Loans. The Indenture requires that the Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the Bonds until the Subordination Amount has increased to the level equal to the Required Subordination Amount for such Payment Date.

  Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordination Amount with respect to a Payment Date is the "Required Subordination Amount" with respect to such Payment Date. Initially, the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount will exceed the aggregate Bond Principal Balance of the Bonds as of the Closing Date by approximately
$           or     % of the sum of the aggregate Principal Balance of the
Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount. This amount is the initial Required Subordination Amount. In addition, upon the end of the Funding Period, the Bond Insurer may adjust the Required Subordination Amount. The Indenture generally provides that the Required Subordination Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers.

  In the event that the Required Subordination Amount is permitted to decrease or "step down" on a Payment Date in the future, the Indenture provides that a portion of the principal payment which would otherwise be distributed to the Holders of the Bonds on such Payment Date shall be distributed to the Holders of the Certificates on such Payment Date. This has the effect of decelerating the amortization of the Bonds relative to the amortization of the Mortgage Loans, and of reducing the Subordination Amount. With respect to any Payment Date, the difference, if any, between (a) the Subordination Amount that would result on such Payment Date after taking into account all payments to be made on such Payment Date (exclusive of any reductions thereto attributable to Subordination Reduction Amounts (as described below) on such Payment Date) and
(b) the Required Subordination Amount for such Payment Date is the "Excess Subordination Amount" with respect to such Payment Date. With respect to any Payment Date, an amount equal to the lesser of (a) the Excess

Subordination Amount and (b) the principal collections received by the Servicer with respect to the prior Due Period is the "Subordination Reduction Amount." In addition, a Subordination Reduction Amount may result even prior to the occurrence of any decrease or "step down" in the Required Subordination Amount. This is because the Holders of the Bonds will generally be entitled to receive 100% of collected principal, even though the Bond Principal Balance of the Bonds will represent less than 100% of the Mortgage Loans' principal balance. In the absence of the provisions relating to the Subordination Reduction Amount, the foregoing may otherwise increase the Subordination Amount above the Required Subordination Amount even without the application of any Net Monthly Excess Cashflow.

  The Indenture provides that, on any Payment Date, all unscheduled collections on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to Mortgage Loans during the calendar month preceding the calendar month in which such Payment Date occurs (the "Prepayment Period") will be distributed to the Holders of the Bonds on such Payment Date. If any Mortgage Loan became a Liquidated Mortgage Loan (as defined below) during such Prepayment Period, the net Liquidation Proceeds (as defined in the Prospectus) related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such insufficiency is generally defined as a "Realized Loss." A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). The principal balance of any Mortgage Loan after it becomes a Liquidated Mortgage Loan shall equal zero. The Indenture does not contain any provision which requires that the amount of any Realized Loss should be distributed to the Holders of the Bonds on the Payment Date which immediately follows the event of loss; i.e., the Indenture does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordination Amount, which, to the extent that such reduction causes the Subordination Amount to be less than the Required Subordination Amount applicable to the related Payment Date, will require the payment of a Subordination Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Subordination Amount equals the Required Subordination Amount). The effect of the foregoing is to allocate losses to overcollateralization by reducing, or eliminating entirely, payments of Net Monthly Excess Cashflow and of Subordination Reduction Amounts which the holders of the Certificates would otherwise receive.

  Overcollateralization and the Bond Insurance Policy. The Indenture defines a "Subordination Deficit" with respect to a Payment Date to be the amount, if any, by which (x) the aggregate Bond Principal Balance of the Bonds as of such Payment Date, and following the making of all payments to be made on such Payment Date (except for any payment to be made as to principal from proceeds of the Bond Insurance Policy), exceeds (y) the sum of the aggregate Principal Balances of the Mortgage Loans as of the close of business on the Due Date preceding such Payment Date and the amount of funds in the Pre-Funding Account on such Due Date. The Indenture requires the Indenture Trustee to make a claim for an Insured Payment under the Bond Insurance Policy not later than the second Business Day prior to any Payment Date as to which the Indenture Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Holders of the Bonds on such Payment Date. Investors in the Bonds should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal.

BOND INSURANCE POLICY

  The following information has been supplied by the Bond Insurer for inclusion in this Prospectus Supplement.

  [The Bond Insurer, in consideration of the payment of the premium and subject to the terms of the Bond Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Bond Insurer, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Bond Insurer's obligations under the Bond Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Bond Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Bonds, unless such acceleration is at the sole option of the Bond Insurer.

  Notwithstanding the foregoing paragraph, the Bond Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Bond Insurance Policy does not cover, and Insured Payments do not include, any Prepayment Interest Shortfalls, any Relief Act Shortfalls or any Carry-Forward Amounts.

  The Bond Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Bond Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Bond Insurer, irrevocably assigning to the Bond Insurer all rights and claims of the Owner relating to or arising under the Bonds against the debtor which made such preference payment or otherwise with respect to such preference payment and
(iv) appropriate instruments to effect the appointment of the Bond Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Bond Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Bonds to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

  The Bond Insurer will pay any other amount payable under the Bond Insurance Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Bond Insurer or any successor fiscal agent appointed by the Bond Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Bond Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Bond Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

  Insured Payments due under the Bond Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

  The Fiscal Agent is the agent of the Bond Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Bond Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Bond Insurance Policy.

  Subject to the terms of the Agreement, the Bond Insurer shall be subrogated to the rights of each Owner to receive payments under the Bonds to the extent of any payment by the Bond Insurer under the Bond Insurance Policy.

  As used in the Bond Insurance Policy, the following terms shall have the following meanings:

  "Agreement" means the Indenture dated as of            , 19   between the
Issuer and the Indenture Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Bond Insurer.

  "Business Day" means any day other than a Saturday, a Sunday or a day on which the Bond Insurer or banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Agreement or the principal office of the Bond Insurer are located are authorized or obligated by law or executive order to close.

  "Deficiency Amount" means (a) with respect to each Payment Date prior to the Final Scheduled Payment Date, an amount equal to the sum of (i) the excess, if any, of the Interest Payment Amount (net of any Prepayment Interest Shortfalls, to the extent not covered by the Servicer by Compensating Interest (as defined herein), and any Relief Act Shortfalls for such Payment Date) over the Available Funds for such Payment Date and (ii) any Subordination Deficit;
(b) with respect to the Final Scheduled Payment Date, an amount equal to the sum of (i) the excess, if any, of the Interest Payment Amount (net of any Prepayment Interest Shortfalls, to the extent not covered by the Servicer by Compensating Interest, and any Relief Act Shortfalls for such Payment Date) over the Available Funds for such Payment Date and (ii) the excess, if any, of the Bond Principal Balance of all Outstanding Bonds due on such Final Scheduled Payment Date over Available Funds not used to pay the Interest Payment Amount (net of any Prepayment Interest Shortfalls, to the extent not covered by the Servicer by Compensating Interest, and any Relief Act Shortfalls for such Payment Date) for such Final Scheduled Payment Date; and
(c) for any date on which the acceleration of the Bonds has been directed or consented to by the Bond Insurer pursuant to Section 5.02 of the Indenture, an amount equal to the excess, if any, of the sum of the Bond Principal Balance of the Bonds, together with accrued and unpaid interest thereon through the date of payment of such accelerated Bonds, over the Available Funds for such date of payment.

  "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Bond Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

  "Owner" means each Bondholder (as defined in the Agreement) of a Bond who, on the applicable Payment Date, is entitled under the terms of the applicable Bonds to payment thereunder.

  "Preference Amount" means any amount previously distributed to an Owner on the Bonds that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

  "Relief Act Shortfalls" means for any Payment Date any shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended for similar legislation or regulations.

  Capitalized terms used in the Bond Insurance Policy and not otherwise defined in the Bond Insurance Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Bond Insurance Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Bond Insurer.

  Any notice under the Bond Insurance Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Bond Insurer shall specify in writing to the Indenture Trustee.

  The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006 Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

  THE BOND INSURANCE POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

  The insurance provided by the Bond Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

  The Bond Insurance Policy is not cancelable for any reason. The premium on the Bond Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Bonds.]

ADVANCES

  Prior to each Payment Date, the Servicer is required under the Servicing Agreement to make "Advances" (out of its own funds, advances made by any subservicer, or funds held in the Collection Account (as described in the Prospectus) for future payment or withdrawal) with respect to any payments of principal and interest (net of the Servicing Fee Rate) which were due on the Mortgage Loans on the immediately preceding Due Date and which are delinquent on the business day next preceding the related Determination Date.

  Such Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, Insurance Proceeds, or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Bondholders, rather than to guarantee or insure against losses. Any failure by the Servicer to make an Advance as required under the Servicing Agreement will constitute an Event of Default thereunder, in which case the Indenture Trustee, as successor Servicer, will be obligated to make any such Advance, in accordance with the terms of the Servicing Agreement.

  All Advances will be reimbursable to the Servicer on a first priority basis from late collections, Insurance Proceeds or Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the Servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the Servicer out of any funds in the Collection Account prior to payments on the Bonds.

THE PAYING AGENT

  The Paying Agent shall initially be the Indenture Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Bondholders.

OPTIONAL REDEMPTION

  The Bonds may be redeemed in whole, but not in part, by the Issuer on any Payment Date on or after the earlier of (i) the Payment Date on which the aggregate Principal Balance of the Mortgage Loans is less than or equal to [25]% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded Amount or (ii) the
Payment Date occurring in        , 20  . The purchase price will be equal to
100% of the aggregate outstanding Bond Principal Balance and accrued and unpaid interest thereon (including any Carry-Forward Amount) at the Bond Interest Rate through the date on which the Bonds are redeemed in full together with all amounts due and owing to the Bond Insurer, the Servicer and the Indenture Trustee. The "Final Scheduled Payment Date" is the Payment Date
occurring in       , 20  .

MANDATORY PREPAYMENTS ON THE BONDS

  The Bonds will be partially prepaid on the Payment Date immediately following the end of the Funding Period to the extent that any amount remains on deposit in the Pre-Funding Account on such Payment Date. Although no assurance can be given, it is anticipated that the principal amount of Subsequent Mortgage Loans sold to the Issuer and included in the Trust Estate will require the application of substantially all of the Original Pre-Funded Amount and that there should be no material amount of principal prepaid to the Bonds from the Pre-Funding Account. However, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the Original Pre-Funded Amount.

INTEREST COVERAGE ACCOUNT

  On the Closing Date, a portion of the sales proceeds of the Bonds will be deposited in an account (the "Interest Coverage Account") for application by the Indenture Trustee to cover shortfalls in the Interest Payment Amount attributable to the pre-funding feature during the Funding Period. Such shortfall initially will exist during the Funding Period because the aggregate Principal Balance of the Bonds, and interest accrued thereon, during the Funding Period will be greater than the aggregate principal balance of the Mortgage Loans, and interest accrued thereon, during such period. On the first business day following the first Payment Date following the termination of the Funding Period, funds on deposit in the Interest Coverage Account will be deposited in the Payment Account.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity of the Bonds will depend on the price paid by the holder for such Bond, the Bond Interest Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Mortgage Loans and the allocation thereof. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans and the amount, if any, distributed from the Pre-Funding Account at the end of the Funding Period. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors and liquidations of defaulted Mortgage Loans, and purchases of Mortgage Loans due to certain breaches of representations and warranties and optional repurchases of delinquent loans by the Servicer. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Bonds.

  The Mortgage Loans generally may be prepaid in full or in part at any time; however, prepayment may subject the mortgagor to a prepayment charge. The Adjustable Rate Mortgage Loans generally are assumable under certain circumstances if, in the sole judgment of the Servicer, the prospective purchaser of a Mortgaged Property is creditworthy and the security for such Mortgage Loan is not impaired by the assumption. The Fixed Rate Mortgage Loans contain a customary "due on sale" provision. The Servicer shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations; provided, however, if the Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Servicer shall not be required to enforce the due-on-sale clause or to contest such action. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Bonds and may result in a prepayment experience on the Mortgage Loans that differs from that on other conventional Mortgage Loans. See

"Yield Considerations" in the Prospectus. Prepayments, liquidations and purchases of the Mortgage Loans will result in payments to holders of the Bonds of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of Mortgage Loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years. Increases in the monthly payments of the Adjustable Rate Mortgage Loans to an amount in excess of the monthly payment required at the time of origination may result in a default rate higher than that on level payment Mortgage Loans, particularly since the Mortgagor under each Adjustable Rate Mortgage Loan was qualified on the basis of the Mortgage Rate in effect at origination. The repayment of such Adjustable Rate Mortgage Loans will be dependent on the ability of the Mortgagor to make larger monthly payments as the Mortgage Rate increases. In addition, the rate of default on Mortgage Loans which are refinance or limited documentation Mortgage Loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield Considerations" in the Prospectus.

  To the extent that the Original Pre-Funded Amount has not been fully applied to the purchase of Subsequent Mortgage Loans by the Issuer by the end of the Funding Period, the Holders of the Bonds will receive on the first Payment Date following the termination of the Funding Period a prepayment of principal in an amount equal to the lesser of (i) the Pre-Funded Amount remaining in the Pre-Funding Account and (ii) the outstanding Principal Balance of the Bonds. Although no assurance can be given, it is anticipated by the Company that the principal amount of Subsequent Mortgage Loans sold to the Issuer for inclusion in the Trust Estate will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material amount of principal prepaid to such Bondholders. However, it is unlikely that the Seller will be able to deliver Subsequent Mortgage Loans with an aggregate principal balance identical to the Pre-Funded Amount.

  In addition, the yield to maturity of the Bonds will depend on, among other things, the price paid by the holders of the Bonds and the then applicable Bond Interest Rate. The extent to which the yield to maturity of a Bond is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Bond is purchased at a premium and principal payments thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Bond is purchased at a discount and principal payments thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Bonds, see "Yield Considerations" in the Prospectus.

  Furthermore, the yield to maturity on the Bonds may be affected by shortfalls with respect to interest in the event that the interest accrued on the Bonds at the Bond Interest Rate is greater than the amount of interest accrued on the Mortgage Loans at the related Mortgage Rates less the sum of the Servicing Fee, the Indenture Trustee Fee and the Administrative Fee. In such event, the resulting shortfall, if not paid under the Bond Insurance Policy, will only be payable to the extent that on any future Payment Date interest accrued on the Mortgage Loans at the related Mortgage Rates less such rates is greater than the interest accrued on the Bonds, and only to the extent of Available Funds following distributions to the Bondholders pursuant to clauses (i) through (iv) under "Description of the Bonds--Priority of Payment."

  The Bond Interest Rate is based upon, among other factors as described herein under "Description of the Bonds--Interest Payments on the Bonds," the value of an index (One-Month LIBOR (as defined herein) which is different from the value of the indices applicable to the Mortgage Loans, Six-Month LIBOR and One-Year CMT). The Mortgage Rate for each Fixed Rate Mortgage Loan is fixed and the Mortgage Rate for each Adjustable Rate Mortgage Loan adjusts semi-annually or annually, commencing after the Initial Period, based upon the related Index, whereas the Bond Interest Rate on the Bonds
adjusts monthly based upon One-Month LIBOR plus    % (or after the earlier of
(x) the Payment Date in         20   and (y) the Payment Date which occurs on
or prior to the date on which the aggregate Principal Balance of the Mortgage Loans is less than [25]% of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-Funded
Amount, One-Month LIBOR plus    %), limited by the Maximum Interest Rate (as
defined herein). In addition, One-Month LIBOR and the Indices on the Adjustable Rate Mortgage Loans may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the Adjustable Rate Mortgage Loans are subject to Periodic Rate Caps, Maximum Mortgage Rates and Minimum Mortgage Rates (each, as defined herein). Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Indices are stable or falling or that, even if both One-Month LIBOR and the Indices rise during the same period, One-Month LIBOR may rise much more rapidly than the Indices.

  Although the Mortgage Rates on the Adjustable Rate Mortgage Loans will adjust semi-annually or annually, such increases and decreases may be limited by the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if applicable, on each such Adjustable Rate Mortgage Loan, and will be based on the applicable Index (which may not rise and fall consistently with prevailing mortgage rates) plus the related Gross Margin (which may be different from the prevailing margins on other Mortgage Loans). As a result, the Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing rates for other adjustable-rate loans and accordingly, the rate of prepayment may be lower or higher than would otherwise be anticipated. In addition, because all of the Adjustable Rate Mortgage Loans have Maximum Mortgage Rates, if prevailing mortgage rates were to increase above the Maximum Mortgage Rates, the rate of prepayment on the Adjustable Rate Mortgage Loans may be slower than would otherwise be the case. In general, if prevailing mortgage rates fall significantly below the Mortgage Rates on the Adjustable Rate Mortgage Loans, the rate of prepayments (including refinancings) will be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Adjustable Rate Mortgage Loans, the rate of prepayment on the Adjustable Rate Mortgage Loans will be expected to decrease.

  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Bonds will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations. Because the amortization schedule of each Adjustable Rate Mortgage Loan will be recalculated semi-annually or annually after the initial Adjustment Date for such Adjustable Rate Mortgage Loan, any partial prepayments thereof will not reduce the term to maturity of such Adjustable Rate Mortgage Loan. In addition, an increase in the Mortgage Rate on an Adjustable Rate Mortgage Loan will result in a larger monthly payment and in a larger percentage of such monthly payment being allocated to interest and a smaller percentage being allocated to principal, and conversely, a decrease in the Mortgage Rate on the Adjustable Rate Mortgage Loan will result in a lower monthly payment and in a larger percentage of each monthly payment being allocated to principal and a smaller percentage being allocated to interest.

  Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of Mortgage Loans prepays each month at a specified annual rate or CPR. In generating monthly cash flows, this annual rate is converted to an equivalent monthly rate. With respect to the Adjustable Rate Mortgage Loans, the prepayment model assumes a constant CPR of 30%. With respect to the Fixed Rate Mortgage Loans, the prepayment model assumes a CPR of 2% in the first month of the life of the Fixed Rate Mortgage Loans and an additional 1.63636% per annum in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter, the prepayment model assumes a CPR of 20% (such model, the "Prepayment Assumption"). The levels of CPR used above in defining the Prepayment

Assumption represent 100% of the Prepayment Assumption. To assume a CPR percentage in either prepayment model is to assume that the stated percentage of the outstanding principal balance of the pool would be prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at the percentages of CPR specified in either prepayment model.

  The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust Estate as described under "Description of the Mortgage Pool" herein and the performance thereof. The table assumes, among other things, that: (i) the Mortgage Pool consists of Mortgage Loans with the following characteristics:

                                                   REMAINING
                    ORIGINAL TERM    MONTHS TO      TERM TO                        MINIMUM  INITIAL
PRINCIPAL  MORTGAGE  TO MATURITY     NEXT RATE     MATURITY   GROSS     MAXIMUM    MORTGAGE PERIODIC PERIODIC
 BALANCE     RATE    (IN MONTHS)  ADJUSTMENT DATE (IN MONTHS) MARGIN MORTGAGE RATE   RATE     CAP      CAP
---------  -------- ------------- --------------- ----------- ------ ------------- -------- -------- --------
                                                One-Year CMT
                                       Two-Year Fixed Six-Month LIBOR
                                      Three-Year Fixed Six-Month LIBOR
                                              Six-Month LIBOR
                                                   Fixed
                                               Fixed Balloon

  (ii) One-Month LIBOR, Six-Month LIBOR and One-Year CMT remain constant at
       %,       % and     %, respectively; (iii) payments on the Bonds are
based upon the actual number of days in the month and a 360-day year and are
received, in cash, on the 25th day of each month, commencing in         19  ;
(iv) there are no delinquencies or losses on the Mortgage Loans, and principal payments on the Mortgage Loans are timely received together with prepayments, if any, at the respective constant percentages of CPR or Prepayment Assumption set forth in the following table; (v) there are no repurchases of the Mortgage Loans; (vi) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to maturity such that such Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (vii) the Indices remain constant at the rates listed above and the Mortgage Rate on each Adjustable Rate Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, as necessary) to equal the related Index plus the applicable Gross Margin, subject to the Maximum Mortgage Rate listed below and the related Periodic Rate Cap; (viii) with respect to each Mortgage Loan (other than the Fixed Rate Mortgage Loans), the monthly payment on the Mortgage Loan is adjusted on the Due Date immediately following the next related Adjustment Date (and on subsequent Adjustment Dates, as necessary) to equal a fully amortizing payment as described in clause (vi) above; (ix) payments on the Mortgage Loans earn no reinvestment return; (x) the Bond Insurance Premium is the rate set forth in the Insurance
Agreement, the Indenture Trustee Fee Rate is       % per annum and the
Servicing Fee Rate is     % per annum; (xi) there are no additional ongoing
Trust Estate expenses payable out of the Trust Estate; (xii) the Mortgage Loans experience no prepayment charges; (xiii) there are no investment earnings on amounts in any Collection Account, including the Payment Account, and no other miscellaneous servicing fees are passed through to the Bondholders; (xiv) the Subsequent Mortgage Loans are acquired on
                ,     , resulting in no mandatory prepayment of the Bonds on
the              ,      Payment Date; and (xv) the Bonds will be purchased on
         , 19  .

  The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of CPR until maturity or that all of the Mortgage Loans will prepay at the same level of CPR or Prepayment Assumption. Moreover, the diverse remaining terms to stated maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table at the various constant percentages of CPR specified, even if the weighted average remaining term to stated maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial Bond Principal Balance outstanding over time and the weighted average life of the Bonds. Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Bonds, and sets forth the percentages of the initial Bond Principal Balance of the Bonds that would be outstanding after each of the dates shown at various percentages of CPR.

    PERCENT OF INITIAL BOND PRINCIPAL BALANCE OUTSTANDING AT THE SPECIFIED
                              PERCENTAGES OF CPR
                         OR THE PREPAYMENT ASSUMPTION

                                                          SCENARIO(1) (5)
                                                   -----------------------------
Fixed Rate Mortgage Loans(2)                         0%  50%  75% 100% 125% 150%
Adjustable Rate Mortgage Loans(3)                    0%  10%  20%  30%  40%  50%
                                                   ---- ---- ---- ---- ---- ----
PAYMENT DATE
------------
Initial Percentage................................ 100% 100% 100% 100% 100% 100%
          25, 19  ................................
          25, 19  ................................
          25, 20  ................................
          25, 20  ................................
          25, 20  ................................
          25, 20  ................................
          25, 20  ................................
          25, 20  ................................
          25, 20  ................................
Weighted Average Life in Years(4)(5)..............
Weighted Average Life in Years(4)(6)..............

--------
(1) Rounded to the nearest whole percentage.
(2) As a percentage of the Prepayment Assumption.
(3) As conditional prepayment rate (CPR) percentage.
(4) The weighted average life of a Bond is determined by (i) multiplying the amount of each distribution of principal on a Bond by the number of years from the date of issuance of the Bond to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the Initial Bond Principal Balance of the Bond.
(5) Assumes the Issuer exercises its option to redeem the Bonds at the earlier of: (a) when the aggregate principal balance of the Mortgage Loans remaining is less than [25%] of the sum of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the Original Pre-
    Funded Amount and (b) the         20   Payment Date. See "Description of
    the Bonds--Optional Redemption" herein.
(6) Assumes that the Bonds remain outstanding to their maturity date.

  THIS TABLE HAS BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED IN THE SECOND PARAGRAPH PRECEDING THIS TABLE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                    DESCRIPTION OF THE SERVICING AGREEMENT

  The following summary describes certain terms of the Servicing Agreement,
dated as of            , 19  , between the Issuer, the Indenture Trustee and
the Servicer (the "Servicing Agreement"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.

THE SERVICER

  NovaStar Mortgage, Inc. (the "Servicer") will act as Servicer for the Mortgage Loans pursuant to the Servicing Agreement. The Servicer was incorporated in the State of Virginia on May 16, 1996 and is a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation ("Holding"). The Seller owns one hundred percent of the preferred stock of Holding. The Servicer serves as a loan servicer and a vehicle for loan origination--a primary source of mortgage assets for the Seller. The Servicer is an approved HUD lender.

  The Servicer originates subprime residential mortgage loans through a network of unaffiliated wholesale loan brokers, and the mortgage loans it originates are generally sold to the Seller on a servicing-retained basis. The Servicer utilizes a network of approximately 200 wholesale loan brokers in 27 different states. In addition, the Servicer services loans nationwide, and is qualified to do business as a foreign corporation in more than [47] states. The Servicer's servicing portfolio currently includes only subprime residential mortgage loans. The Servicer's principal executive offices are located at 1900 W. 47th Place, Suite 205, Westwood, Kansas 66205. The principal office for the Servicer's mortgage lending operations are in Irvine, California.

  The servicing and loan origination software applications and the internal information systems of the Servicer are Year 2000 compliant. As a result, the Servicer does not currently anticipate any material disruption in its operations as a result of any failure of the Servicer to be in compliance.


SERVICING AND OTHER COMPENSATION

  The Servicing Fee for each Mortgage Loan is payable out of the interest payments on such Mortgage Loan. The Servicing Fee Rate in respect of each
Mortgage Loan will be equal to     % per annum of the outstanding principal
balance of such Mortgage Loan. The Servicer will not be entitled to any additional servicing compensation (other than late payment charges) such as prepayment penalties and any such amount to the extent received by the Servicer, will be included in Available Funds.

  With respect to any Payment Date, any Prepayment Interest Shortfalls during the preceding calendar month will be covered by the Servicer, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the total servicing fee payable to the Servicer and any subservicer with respect to such Payment Date (any such payments, "Compensating Interest"). The "Prepayment Interest Shortfall" for any Payment Date is equal to the aggregate shortfall, if any, in collections of interest resulting from Mortgagor prepayments in full or in part on the Mortgage Loans during the preceding calendar month. Such shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the related Mortgage Loans as of the Due Date in the month of prepayment. No assurance can be given that Compensating Interest will be sufficient to cover Prepayment Interest Shortfalls for any Payment Date.

                                 THE INDENTURE

  The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "Description of the Agreements" in the Prospectus.

CONTROL BY BOND INSURER

  Pursuant to the Indenture, unless a Bond Insurer Default exists (i) the Bond Insurer shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, subject to certain limitations, and (ii) the Indenture Trustee may take actions which would otherwise be at its option or within its discretion, including the actions referred to under "--Events of Default" and "--Rights Upon Event of Default," only at the direction of the Bond Insurer and (iii) the [Bond] Issuer shall be deemed to be the holder of the Bonds for certain purposes (other than with respect to payment on the Bonds), and will be entitled to exercise all rights of the Bondholders thereunder, without the consent of such Bondholders, and the Bondholders may exercise such rights only with the prior written consent of the [Bond] Issuer. A "Bond Insurer Default" means the existence and continuation of (i) a failure of the Bond Insurer to make a payment under the Bond Insurance Policy in accordance with its terms or (ii) certain bankruptcy or insolvency actions by or against the Bond Insurer.

EVENTS OF DEFAULT

  An "Event of Default" with respect to the Bonds is defined in the Indenture as follows: (a) the failure of the Issuer to pay (i) the Interest Payment Amount or the Principal Payment Amount with respect to a Payment Date on such Payment Date (provided that for purposes of this clause, payment by the Indenture Trustee from proceeds of the Bond Insurance Policy shall not be considered payment by the Issuer with respect to the Bonds), or (ii) any Subordination Increase Amount or Available Funds Carry-Forward Amount, but only to the extent funds are available to make such payment as described under "Description of the Bonds--Priority of Payment" (provided that for purposes of this clause, payment by the Indenture Trustee from proceeds of the Bond Insurance Policy shall not be considered payment by the Issuer with respect to the Bonds); (b) the failure by the Issuer on the Final Scheduled Payment Date to reduce the Bond Principal Balance to zero; (c) a default in the observance or performance of any covenant or agreement of the Issuer in the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Bond Insurer, or if a Bond Insurer Default exists, by the Holders of at least 25% of the Bond Principal Balance of the Bonds; (d) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Bond Insurer, or, if a Bond Insurer Default exists, by Bondholders representing at least 25% of the Bond Principal Balance of the Bonds; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

RIGHTS UPON EVENT OF DEFAULT

  In case an Event of Default should occur and be continuing with respect to the Bonds, the Indenture Trustee may (with the prior written consent of the [Bond] Issuer) and, upon the written direction of the Bond Insurer or, if a [Bond] Issuer Default exists, Bondholders representing more than 50% of the Bond Principal Balance of the Bonds shall, declare the principal of such Bonds to be immediately due and payable. Such declaration may under certain circumstances be rescinded by the Bond Insurer, or if a Bond Insurer Default exists, Bondholders representing more than 50% of the Bond Principal Balance of the Bonds.

  If, following an Event of Default, the Bonds have been declared to be due and payable, the Indenture Trustee may, in its discretion (provided that the Bond Insurer or Bondholders representing more than 50% of the Bond Principal Balance of the Bonds have not directed the Indenture Trustee to sell the assets included in the Trust Estate), refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Bonds in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. In addition, upon an Event of Default the Indenture Trustee may, with the consent of the Bond Insurer, sell all or part of the assets included in the Trust Estate, in which event the collections on, or the proceeds from the sale of, such assets will be applied as provided below; provided, however, that any proceeds of a claim under the Bond Insurance Policy shall be used only to pay interest and principal on the Bonds as provided in clauses (iii) and (iv): (i) to the payment of the fees of the Indenture Trustee which have not been previously paid; (ii) to the Bond Insurer, any premium then due, provided no Bond Insurer Default exists; (iii) to the Bondholders, the amount of interest then due and unpaid on the Bonds (but not including any Available Funds Cap Carry-Forward Amount), without preference or priority of any kind; (iv) to the Bondholders, the amount of principal then due and unpaid on the Bonds, without preference or priority of any kind; (v) to the payment of the amounts due and owing to the Bond Insurer, to the extent not previously reimbursed; (vi) to the Bondholders, the amount of any Available Funds Cap Carry-Forward Amount not previously paid; and (vii) to the holder of the Certificates.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the [Bond] Issuer, or if a [Bond] Issuer Default exists, Bondholders representing more than 50% of the Bond Principal Balance of the Bonds shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Bonds; and the [Bond] Issuer, or if a [Bond] Issuer Default exists, Bondholders representing more than 50% of the Bond Principal Balance of the Bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby.

LIMITATION ON SUITS

  No Bondholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Bondholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Bondholders representing not less than 25% of the Bond Principal Balance of the Bonds have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such Bondholders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice of, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Bondholders representing more than 50% of the Bond Principal Balance of the Bonds; and (6) such Bondholders have the consent of the Bond Insurer, unless a Bond Insurer Default exists.

THE INDENTURE TRUSTEE

  The Indenture Trustee may resign at any time, in which event the Issuer will be obligated to appoint, with the consent of the Bond Insurer, a successor Indenture Trustee. The Indenture Trustee also may be removed at any time by the Bond Insurer, or if a Bond Insurer Default exists, then by Bondholders representing more than 50% of the Bond Principal Balance of the Bonds. The Issuer shall, with the consent of the Bond Insurer, so long as no Bond Insurer Default exists, remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

                        FEDERAL INCOME TAX CONSEQUENCES

  [Upon the issuance of the Bonds, Stinson, Mag & Fizzell, P.C., counsel to the Company, will deliver its opinion generally to the effect that based on the application of existing law and assuming compliance with the Trust Agreement, for federal income tax purposes, the Bonds will be characterized as indebtedness and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer or the Company. In addition, for federal income tax purposes, the Issuer will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code, or (iii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704-1.

  The Bonds will not be treated as having been issued with "original issue discount" (as defined in the Prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Adjustable Rate Mortgage Loans will prepay at a rate equal to [30%] CPR and the Fixed Rate Mortgage Loans will prepay at a rate equal to [2%] CPR in the first month of the life of the Fixed Rate Mortgage Loans and an additional [1.63636%] CPR per annum in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter, the Fixed Rate Mortgage Loans will prepay at a rate equal to [20%] CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the Prospectus.]

  The Bonds will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Bonds will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Bonds will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

  Prospective investors in the Bonds should see "Federal Income Tax Consequences" and "State Tax Considerations" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Bonds.

                            METHOD OF DISTRIBUTION

  Subject to the terms and conditions set forth in an Underwriting Agreement,
dated          , 19   (the "Underwriting Agreement"), between
                         (the "Underwriter"), the Company and the Seller, the
Underwriter has agreed to purchase and the Company has agreed to sell to the Underwriter the Bonds. It is expected that delivery of the Bonds will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
on or about                , 19  , against payment therefor in immediately
available funds.

  The Bonds will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Bonds are expected to
be approximately $       , before the deduction of expenses payable by the
Company estimated to be approximately $       . The Underwriter may effect
such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Bonds, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Bonds may be deemed to be underwriters and any profit on the resale of the Bonds positioned by them may be deemed to be underwriters and any profit on the resale of the Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

  The Underwriting Agreement provides that the Company and the Seller will jointly and severally indemnify the Underwriter, and that under limited circumstances, the Underwriter will indemnify the Company, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

  There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue or provide the Bondholders with sufficient liquidity of investment. The primary source of information available to investors concerning the Bonds will be the monthly statements discussed in the Prospectus under "Description of the Bonds--Reports to Bondholders," which will include information as to the outstanding principal balance of the Bonds. There can be no assurance that any additional information regarding the Bonds will be available through any other source. In addition, the Company is not aware of any source through which price information about the Bonds will be generally available on an ongoing basis. The limited nature of such information regarding the Bonds may adversely affect the liquidity of the Bonds, even if a secondary market for the Bonds becomes available.

                                LEGAL OPINIONS

  Certain legal matters relating to the Bonds will be passed upon for the Seller, the Servicer and the Company by Stinson, Mag & Fizzell, P.C., Kansas City, Missouri, and for the Underwriter by Thacher Proffitt & Wood, New York, New York. Certain legal matters regarding the enforceability of the Bond
Insurance Policy will be passed upon for the Bond Insurer by           ,
     ,         .

                                    RATINGS

  It is a condition of the issuance of the Bonds that they be rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

  S&P's ratings on mortgage pass-through certificates address the likelihood of the receipt by Bondholders of payments required under the Indenture. S&P's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Bonds, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Bonds. S&P's rating on the Bonds does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein. The ratings issued by S&P on payment of principal and interest do not cover the payment of the Available Funds Cap Carry-Forward Amount.

  The rating process of Moody's addresses the structural and legal aspects associated with the Bonds, including the nature of the underlying Mortgage Loans. The ratings assigned to the Bonds do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Bondholders might suffer a lower than anticipated yield. The ratings do not address the likelihood that Bondholders will be paid the Carry-Forward Amount.

  The Company has not requested a rating on the Bonds by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the Bonds, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds by S&P and Moody's.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Bonds are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Bonds.

                               LEGAL INVESTMENT

  The Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in at least the second highest rating category by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provision on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991.

  The Company makes no representations as to the proper characterization of the Bonds for legal investment or other purposes, or as to the ability of particular investors to purchase the Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Bonds constitute a legal investment or are subject to investment, capital or other restrictions.

  See "Legal Investment" in the Prospectus.

                             ERISA CONSIDERATIONS

  A fiduciary of any employee benefit plan or any other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") or any person investing "Plan Assets" of any Plan (as defined in the Prospectus under "ERISA Considerations") should carefully review with its legal advisors whether the purchase, sale or holding of the Bonds will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

                                    EXPERTS

  The consolidated financial statements of the Bond Insurer,
                   , as of December 31, 19   and 19   and for each of the
years in the three-year period ended December 31, 19 , incorporated by reference into this Prospectus Supplement have been audited by
                  , independent certified public accountants, as set forth in their report thereon incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                           PAGE
                                                                           ----
Accrued Bond Interest............................                            58
Adjustable Rate Mortgage Loans...................                           S-7
Administrative Fee...............................                    S-10, S-54
Advances.........................................                    S-13, S-60
Agency Securities................................                         1, 40
Agreement........................................                            65
ARM Contracts....................................                            47
ARM Loans........................................                            42
Asset Seller.....................................                            40
Assets...........................................                      1, 8, 40
Available Funds..................................                      57, S-53
Balloon Loan.....................................                     S-7, S-18
Balloon Mortgage Loans...........................                            28
Balloon Payment..................................                          S-18
Bankruptcy Code..................................                            99
Bond Insurance Policy............................              16, 90, S-1, S-3
Bond Insurance Premium...........................                    S-10, S-54
Bond Insurer.....................................  16, 90, S-1, S-3, S-12, S-49
Bond Insurer Default.............................                          S-67
Bond Interest Rate...............................            58, S-3, S-9, S-53
Bond Owners......................................                            64
Bond Principal Balance...........................            19, 59, S-11, S-54
Bondholders......................................                        18, 32
Bonds............................................                        1, S-1
Book-Entry Bonds.................................
Business Day.....................................                    S-52, S-59
Buydown Mortgage Loans...........................                            53
Buydown Period...................................                            53
Carry-Forward Amount.............................                    S-10, S-53
Cash Flow Agreement..............................                        17, 49
Cash Flow Agreements.............................                             1
Cede.............................................                            64
CERCLA...........................................                       35, 100
Closed-End Loans.................................                            42
Code.............................................                       36, 111
Collection Account...............................                            69
Combined Loan-to-Value Ratio.....................                            41
Commission.......................................                             3
Committee Report.................................                           115
Company..........................................            1, 7, 36, S-1, S-6
Compensating Interest............................                          S-66
Conservation Act.................................                       35, 100
Contract Group...................................                            56
Contract Rate....................................                        13, 48
Contracts........................................                         1, 40
Convertible Mortgage Loans.......................                            55
Cooperative......................................                            92
Cooperative Loans................................                            92
Cooperatives.....................................                            41
Corporate Bonds..................................                     1, 13, 40

                                                                           PAGE
                                                                           ----
Covered Trust.............................................                   87
CPR.......................................................             52, S-63
Credit Support............................................            1, 14, 49
Crime Control Act.........................................                  104
Cut-off Date..............................................                   19
Debt Service Coverage Ratio...............................                   44
Definitive Bond...........................................                  S-6
Definitive Bonds..........................................               57, 65
Depositor.................................................                 1, 7
Determination Date........................................             57, S-53
Distribution Date.........................................                   19
DTC.......................................................              64, S-4
Due Date..................................................                 S-53
Due Period................................................             57, S-56
Environmental Lien........................................              36, 101
ERISA.....................................................  22, 120, S-16, S-72
Event of Default..........................................                 S-67
Events of Default.........................................               81, 84
Excess Spread.............................................               15, 88
Excess Subordination Amount...............................                 S-56
Exchange Act..............................................                    4
FASIT.....................................................                  112
FDIC......................................................              69, 122
FHLMC.....................................................            1, 40, 80
FHLMC Certificates........................................                   10
Final Scheduled Payment Date..............................                 S-61
FIRREA....................................................                   45
Fiscal Agent..............................................                 S-58
Fixed Rate Mortgage Loans.................................                  S-8
FNMA......................................................                1, 40
FNMA Certificates.........................................                   10
FTC Rule..................................................                  109
Full Documentation........................................                 S-46
Funding Period............................................        34, S-8, S-44
GAAP......................................................             31, S-50
Garn-St. Germain Act......................................                  101
GNMA......................................................                1, 40
GNMA Certificates.........................................                   10
Government Bonds..........................................            1, 13, 40
Government Securities.....................................                  113
Gross Margin..............................................            S-7, S-21
Guaranteed Interest Payment Amount........................           S-10, S-53
Guaranteed Mortgage Pass-Through Certificates.............                   10
HEL Collateral Seller.....................................                 S-45
High LTV Loans............................................                   41
Holding...................................................                 S-66
Home Equity Loans.........................................                9, 42
Indenture.................................................                   37
Indenture Trustee.........................................                8, 37
Indenture Trustee Fee.....................................             10, S-53
Indenture Trustee Fee Rate................................           S-10, S-54

                                                                           PAGE
                                                                           ----
Indirect Participants................................                        64
Initial Mortgage Loans...............................                 S-1, S-19
Initial Period.......................................                 S-7, S-21
Initial Periodic Rate Cap............................                      S-21
Insurance Agreement..................................                      S-55
Insurance Proceeds...................................                        70
Interest Accrual Period..............................                        50
Interest Coverage Account............................                 S-9, S-61
Interest Determination Date..........................                      S-54
Interest Payment Amount..............................                 S-9, S-53
Interest Period......................................                      S-10
IRS..................................................                       111
Issuer...............................................       2, 7, S-1, S-3, S-6
L/C Bank.............................................                    17, 90
L/C Percentage.......................................                        90
Limited Documentation................................                      S-46
Liquidated Mortgage Loan.............................                      S-57
Liquidation Proceeds.................................                    70, 71
Loan-to-Value Ratio..................................                        41
Lock-out Date........................................                        43
Lock-out Period......................................                        43
Manufactured Home....................................                        12
Master Servicer......................................                         8
Maximum Interest Rate................................           S-3, S-10, S-53
Maximum Mortgage Rate................................                 S-8, S-21
MBS..................................................                  1, 8, 40
MBS Agreement........................................                        46
MBS Indenture Trustee................................                        46
MBS Issuer...........................................                        46
MBS Servicer.........................................                        46
Minimum Mortgage Rate................................                 S-8, S-21
Minimum Spread.......................................                S-10, S-54
Mixed-Use Mortgage Loan..............................                        41
Mixed-Use Properties.................................                         9
Mixed-Use Property...................................                        41
Model Law............................................                       123
Moody's..............................................           S-4, S-16, S-71
Mortgage Assets......................................                  1, 8, 40
Mortgage Collateral..................................                         1
Mortgage Loan Group..................................                    19, 56
Mortgage Loans.......................................  1, 8, 40, S-1, S-3, S-20
Mortgage Notes.......................................                        41
Mortgage Rate........................................                     9, 43
Mortgaged Properties.................................                        26
Mortgaged Property...................................                       S-7
Mortgages............................................                        41
Multifamily Mortgage Loan............................                        41
Multifamily Properties...............................                         8
Multifamily Property.................................                        41
NCUA.................................................                       122
Net Monthly Excess Cashflow..........................                      S-56

                                                                           PAGE
                                                                           ----
Net Operating Income...................................                      44
Non-conforming credit..................................                    S-17
Nonrecoverable Advance.................................                      60
Nonresidents...........................................                     119
NovaStar Financial.....................................                   7, 36
Offered Bonds..........................................                       8
OID Regulations........................................                     113
One-Month LIBOR........................................                    S-54
One-Year CMT...........................................               S-9, S-22
Original Pre-Funded Amount.............................               S-8, S-44
Originator.............................................              S-41, S-45
OTS....................................................                     122
Owner Trustee..........................................                   7, 37
Owner Trustee Fee......................................              S-10, S-54
Participants...........................................                      64
Parties in Interest....................................                     120
Payment Account........................................                    S-51
Payment Date...........................................                S-3, S-6
Periodic Rate Cap......................................                    S-21
Permitted Investments..................................                      70
Plan...................................................              S-16, S-72
Plan Assets............................................                    S-72
Plans..................................................                     120
PMBS Issuer............................................                      12
PMBS Servicer..........................................                      12
PMBS Trustee...........................................                      12
Policy Statement.......................................                     122
Pre-Funded Amount......................................            18, 48, S-44
Pre-Funding Account....................................  18, 48, S-1, S-8, S-44
Prepayment Assumption..................................               115, S-64
Prepayment Interest Shortfall..........................                    S-66
Prepayment Period......................................                    S-57
Prepayment Premium.....................................                      43
Principal Balance......................................                    S-54
Principal Payment Amount...............................                    S-55
Private Mortgage-Backed Securities.....................                   1, 40
PTCE...................................................                     121
Purchase Agreement.....................................                    S-20
Purchase Price.........................................                      69
Rating Agency..........................................                 21, 124
Record Date............................................                      57
Reference Banks........................................                    S-54
Refinance Loans........................................                      42
Reimbursement Amount...................................                    S-55
REIT...................................................                      35
Related Proceeds.......................................                      60
Relief Act.............................................                104, 109
REMIC..................................................                     112
REO Property...........................................                      61
Required Subordination Amount..........................              S-12, S-56
Reserve Funds..........................................                      16

                                                                           PAGE
                                                                           ----
Retained Interest....................................                        79
Revolving Credit Loans...............................                        42
RICO.................................................                       104
Rules................................................                      S-52
S&P..................................................           S-4, S-16, S-71
SAP..................................................                      S-50
Securities...........................................                      S-51
Securities Act.......................................                         3
Seller...............................................  37, S-3, S-6, S-20, S-48
Senior Bondholders...................................                    14, 88
Senior Bonds.........................................                14, 56, 88
Senior Lien..........................................                        28
Servicer.............................................        8, S-6, S-20, S-66
Servicing Agreement..................................                      S-66
Servicing Fee........................................                      S-10
Servicing Fee Rate...................................                S-10, S-54
Servicing Standard...................................                        73
Single Family Mortgage Loan..........................                        41
Single Family Properties.............................                         8
Single Family Property...............................                        41
Six-Month LIBOR......................................                 S-9, S-21
SMMEA................................................             22, 121, S-72
SMMEA Bonds..........................................                       121
SPA..................................................                        52
Stated Income........................................                      S-46
Sub-Servicer.........................................                        74
Sub-Servicing Agreement..............................                        74
Subordinated Bondholders.............................                    14, 88
Subordinated Bonds...................................                14, 56, 88
Subordination Amount.................................                      S-56
Subordination Deficit................................                      S-57
Subordination Increase Amount........................                S-11, S-56
Subordination Reduction Amount.......................                      S-57
Subsequent Assets....................................                    18, 48
Subsequent Cut-off Date..............................                      S-44
Subsequent Mortgage Loans............................                 S-1, S-20
Subsequent Transfer Dates............................                      S-44
Subsequent Transfer Instruments......................                      S-44
Telerate Page 3750...................................                      S-54
TIN..................................................                       119
Title V..............................................                  102, 110
Title VIII...........................................                       103
TMP..................................................                       112
Trust Agreement......................................                       S-6
Trust Estate.........................................       S-1, S-3, S-6, S-51
UCC..................................................                   64, 105
Underlying Mortgage Loans............................                        40
Underwriter..........................................                 S-2, S-70
Underwriting Agreement...............................                      S-70
Value................................................                        41
Warranting Party.....................................                        68
Whole Loans..........................................                        40

                                  PROSPECTUS

                     NOVASTAR MORTGAGE FUNDING CORPORATION
                                  (DEPOSITOR)

                                  $2,000,000
                              (AGGREGATE AMOUNT)

                   COLLATERALIZED MORTGAGE OBLIGATION BONDS
                             (ISSUABLE IN SERIES)

                                ---------------

  NovaStar Mortgage Funding Corporation, a Delaware corporation (the "Company" or the "Depositor"), proposes to establish one or more trusts to issue and sell from time to time under this Prospectus and related Prospectus Supplements one or more series of Collateralized Mortgage Obligation Bonds (the "Bonds"). The Bonds of each series will be collateralized by one or more segregated pools of mortgage collateral (the "Mortgage Collateral" or the "Assets") consisting of one or more of the following: (i) fixed or variable rate, first or junior lien mortgage loans secured by one- to four-family residential properties, residential properties consisting of five or more dwelling units or mixed-use properties consisting of one or more residential dwelling units and one or more commercial units ("Mortgage Loans"), (ii) mortgage participations, mortgage pass-through certificates or mortgage-backed securities issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (collectively, "Agency Securities"); (iii) other mortgage participations, mortgage pass-through certificates or mortgage backed securities evidencing interests in mortgage loans or secured thereby ("Private Mortgage-Backed Securities") (Agency Securities and Private Mortgage-Backed Securities are collectively referred to as "MBS"), (iv) manufactured housing installment sale contracts or installment loan agreements ("Contracts"), (v) certain direct obligations of the United States, agencies thereof or agencies created thereby ("Government Bonds"),
(vi) certain debt obligations of corporations or other nongovernmental entities ("Corporate Bonds") or (vii) a combination of Mortgage Loans, MBS, Contracts, Government Bonds and Corporate Bonds. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, a series of Bonds may also be secured by certain cash accounts, overcollateralization, excess spread, crosscollateralization, subordination, reserve funds, insurance policies, surety bonds, guarantees, letters of credit or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and guaranteed investment contracts or currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of Credit Support" and "Description of the Assets--Cash Flow Agreements." Each series of Bonds will be issued and secured pursuant to an indenture and will represent indebtedness of the Issuer thereof (as defined herein). Certain capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto elsewhere in this Prospectus. See "Index of Principal Definitions" at the end of this Prospectus for the location of the definitions of certain capitalized terms.

  The residential Mortgage Loans securing the Bonds will generally be Subprime Mortgage Loans. "Subprime Mortgage Loans" are Mortgage Loans that do not meet underwriting standards for credit quality and documentation sufficient to qualify for guarantee by FNMA or FHLMC. As such, Subprime Mortgage Loans tend to have higher delinquency and loss rates than prime loans.

  Each series of Bonds will consist of one or more classes of Bonds. Interest on the Bonds will accrue at a fixed rate, a variable rate or a combination thereof, as determined in the manner specified in the related Prospectus Supplement. Principal payments on each class of Bonds of a series will be made in the manner specified in the related Prospectus Supplement. A series of Bonds may include one or more classes of Bonds entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions or
(ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Bonds may include one or more classes of Bonds that are senior in right of payment to one or more other classes of Bonds of such series. Credit enhancement for the Bonds of a series will be as specified in the related Prospectus Supplement.

  The rate of payment of the principal of each class of Bonds will generally depend, among other things, on the rate of payment (including prepayments) of the Assets pledged as security therefor. Consequently, the actual maturity of any class of Bonds could occur substantially sooner than its stated maturity. Each series of Bonds may be redeemed under the circumstances described herein and in the related Prospectus Supplement.

  FOR A DISCUSSION OF CERTAIN RISK FACTORS RELATING TO INVESTMENTS IN THE
BONDS, SEE "RISK FACTORS" COMMENCING ON PAGE     OF THIS PROSPECTUS.

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES COMMISSION  NOR HAS THE
     SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE   SECURITIES
      COMMISSION   PASSED  UPON  THE   ACCURACY  OR  ADEQUACY   OF  THIS
        PROSPECTUS. ANY REPRESENTATION  TO THE CONTRARY  IS A CRIMINAL
          OFFENSE.

  Each series of Bonds will be issued by a separate trust (each, an "Issuer") established by the Company, will represent obligations solely of such Issuer and generally will not be insured or guaranteed by any governmental agency or instrumentality or by the Company, any affiliate of the Company, or any other person or entity. The related Prospectus Supplement will specify whether or not a series of Bonds is insured or guaranteed by any other person or entity. No Issuer of any series of Bonds is expected to have significant assets other than those pledged as collateral for such series of Bonds. Prior to issuance, there will have been no market for the Bonds of any series, and there can be no assurance that a secondary market for any Bonds will develop or, if it does develop that it will continue or provide Bondholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of a series of Bonds unless accompanied by a Prospectus Supplement.

  Bonds of each series will be characterized for federal income tax purposes as debt instruments. See "Federal Income Tax Consequences" herein.

  Offers of the Bonds of any series may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

  UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a series of Bonds to be offered hereunder will, among other things, set forth with respect to such series of Bonds, if applicable: (i) information concerning the Issuer of such series of Bonds; (ii) the principal amount and the interest rate, or the method to be used to determine the interest rate, of each class of such series of Bonds;
(iii) certain characteristics of the Assets securing such series of Bonds and, if applicable, information as to any insurance policies, surety bonds, guarantees, letters of credit, guaranteed investment contracts, overcollateralization or excess spread reinvestment income, and the amount and source of any Reserve Fund or other cash account for the Bonds of such series;
(iv) the circumstances, if any, under which the Bonds of such series are subject to special redemption or optional redemption; (v) the maturity of each class of Bonds of such series; (vi) the method used to calculate the aggregate amount of principal required to be applied to the Bonds of such series on each payment date and the priority in which such payments will be applied among the classes of Bonds of such series; (vii) the principal amount of each class of Bonds of such series that would be outstanding on specified payment dates if the Mortgage Assets pledged as security for such Bonds, were prepaid at various assumed rates; (viii) the payment dates and the assumed reinvestment rate for such series of Bonds; (ix) information as to the nature and extent of subordination with respect to any class of Bonds of such series that is subordinate in right of payment to any other class; (x) any minimum principal payment requirements and the terms of any related minimum principal payment agreement with respect to such series of Bonds; (xi) additional information with respect to the plan of distribution of the Bonds of such series; and
(xii) information as to the Master Servicer (as defined herein) and the Indenture Trustee (as defined herein) for such series.

                             AVAILABLE INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Bonds. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each series of Bonds contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

  No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Bonds offered hereby and thereby nor an offer of the Bonds to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents subsequently filed by or on behalf of the Issuer of a series of Bonds with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus. Any subsequent statement made in a document incorporated by reference and made a part hereof that is inconsistent with a statement previously made herein shall be deemed to supersede, modify and amend such prior statement. None of the Company, the Master Servicer or the Indenture Trustee for any series intends to file with the Commission periodic reports with respect to the related Issuer following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

  The Indenture Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Issuer will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the corporate trust office of the Indenture Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Indenture Trustee or such other entity.

                               TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT.......................................................   2
AVAILABLE INFORMATION.......................................................   3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................   3
SUMMARY.....................................................................   5
RISK FACTORS................................................................  18
 Bonds Secured By Subprime Mortgage Loans...................................  18
 Limited Assets.............................................................  18
 Mortgage Loans and Mortgaged Properties In General.........................  19
 Balloon Payments...........................................................  21
 Junior Mortgage Loans......................................................  21
 Contracts and Manufactured Homes In General................................  22
 Security Interests and Certain Other Legal Aspects of the Contracts........  22
 Credit Support Limitations.................................................  23
 Subordination of the Subordinated Bonds; Effect of Losses on the Assets....  23
 Bankruptcy and Insolvency Risks............................................  24
 Book-Entry Registration....................................................  24
 Limited Nature of Ratings..................................................  25
 Prepayment and Yield Considerations; Reinvestment Risk.....................  25
 Pre-funding Accounts May Result in Reinvestment Risk.......................  26
 Pre-funding Accounts May Adversely Affect Investment.......................  26
 Consequences of Owning Original Issue Discount Bonds.......................  27
 Tax Status of Issuer.......................................................  27
 Environmental Risks........................................................  27
 Limited Liquidity of Investment............................................  28
INTRODUCTION................................................................  28
THE ISSUER..................................................................  29
 General....................................................................  29
 The Company................................................................  29
 NovaStar Financial.........................................................  30
 NovaStar Mortgage..........................................................  30
USE OF PROCEEDS.............................................................  31
DESCRIPTION OF THE ASSETS...................................................  31
 Assets.....................................................................  31
 Mortgage Loans.............................................................  32
 MBS........................................................................  36
 Contracts..................................................................  37
 Government Bonds...........................................................  38
 Pre-Funding Account........................................................  38
 Accounts...................................................................  38
 Credit Support.............................................................  38
 Cash Flow Agreements.......................................................  39
YIELD CONSIDERATIONS........................................................  39
 General....................................................................  39
 Bond Interest Rate.........................................................  39
 Timing of Payment of Interest..............................................  39
 Payments of Principal; Prepayments.........................................  40
 Prepayments--Maturity and Weighted Average Life............................  41
 Other Factors Affecting Weighted Average Life..............................  42
DESCRIPTION OF THE BONDS....................................................  44
 General....................................................................  44
 Distributions..............................................................  45
 Available Funds............................................................  45
 Distributions of Interest on the Bonds.....................................  46
 Distributions of Principal of the Bonds....................................  46
 Components.................................................................  47
 Distributions on the Bonds of Prepayment Premiums..........................  47
 Allocation of Losses and Shortfalls........................................  47
 Advances in Respect of Delinquencies.......................................  47
 Reports to Bondholders.....................................................  48
 Termination................................................................  49
 Redemption.................................................................  50
 Put Option.................................................................  50
 Book-Entry Registration and Definitive Bonds...............................  50
DESCRIPTION OF THE AGREEMENTS...............................................  52
 Agreements Applicable to a Series..........................................  52
 Assignment of Assets; Repurchases..........................................  52
 Representations and Warranties; Repurchases................................  54
 Collection Account and Related Accounts....................................  55
 Collection and Other Servicing Procedures..................................  58
 Sub-Servicers..............................................................  59
 Realization Upon Defaulted Whole Loans.....................................  59

 Hazard Insurance Policies..................................................  61
 Fidelity Bonds and Errors and Omissions Insurance..........................  62
 Due-on-Sale Provisions.....................................................  62
 Retained Interest; Servicing Compensation and Payment of Expenses..........  63
 Evidence as to Compliance..................................................  63
 Certain Matters Regarding a Master Servicer and the Company................  64
 Events of Default under the Agreement......................................  65
 Rights Upon Event of Default under the Agreement...........................  65
 Amendment..................................................................  66
 The Indenture Trustee......................................................  66
 Duties of the Indenture Trustee............................................  66
 Certain Matters Regarding the Indenture Trustee............................  66
 Resignation and Removal of the Indenture Trustee...........................  66
 Certain Terms of the Indenture.............................................  67
DESCRIPTION OF CREDIT SUPPORT...............................................  69
 General....................................................................  69
 Overcollateralization......................................................  69
 Crosscollateralization.....................................................  70
 Excess Spread..............................................................  70
 Subordination..............................................................  70
 Reserve Funds..............................................................  71
 Bond Insurance Policies, Surety Bonds and Guarantees.......................  72
 Letter of Credit...........................................................  72
 Credit Support with Respect to MBS.........................................  72
 CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS....................................  72
 General....................................................................  73
 Types of Mortgage Instruments..............................................  73
 Interest in Real Property..................................................  73
 Cooperative Loans..........................................................  74
 Tax Aspects of Cooperative Ownership.......................................  75
 Foreclosure................................................................  75
 Junior Mortgages...........................................................  78
 Anti-Deficiency Legislation and Other Limitations on Lenders...............  79
 Environmental Legislation..................................................  80
 Due-on-Sale Clauses........................................................  81
 Prepayment Charges.........................................................  82
 Subordinate Financing......................................................  82
 Applicability of Usury Laws................................................  82
 Alternative Mortgage Instruments...........................................  83
 Soldiers' and Sailors' Civil Relief Act of 1940............................  83
 Forfeitures in Drug and RICO Proceedings...................................  84
CERTAIN LEGAL ASPECTS OF THE CONTRACTS......................................  84
 General....................................................................  84
 Bond Interests in the Manufactured Homes...................................  84
 Enforcement of Security Interests in Manufactured Homes....................  86
 Consumer Protection Laws...................................................  88
 Anti-Deficiency Legislation and Other Limitations on Lenders...............  88
 Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses...  89
 Applicability of Usury Laws................................................  89
 Formaldehyde Litigation with Respect to Contracts..........................  89
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................  90
 General....................................................................  90
 Classification of the Issuer and the Bonds.................................  90
 Interest and Original Issue Discount.......................................  91
 Market Discount............................................................  93
 Premium....................................................................  94
 Election to Treat All Interest as Original Issue Discount..................  95
 Realized Losses............................................................  95
 Sales of Bonds.............................................................  95
 Backup Withholding and Information Reporting...............................  96
 Tax Treatment of Foreign Investors.........................................  96
STATE AND OTHER TAX CONSEQUENCES............................................  97
ERISA CONSIDERATIONS........................................................  97
LEGAL INVESTMENT............................................................  98
RATING...................................................................... 100
PLAN OF DISTRIBUTION........................................................ 101
LEGAL MATTERS............................................................... 101
INDEX OF PRINCIPAL DEFINITIONS.............................................. 102

                                    SUMMARY

  The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Bonds contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

  The Issuer with respect to each series of Bonds will be a trust established by the Company, for the sole purpose of issuing such series of Bonds and engaging in transactions relating thereto. The Company is a wholly owned, limited purpose subsidiary of NovaStar Financial, Inc., a Maryland corporation ("NovaStar Financial"), and is an affiliate of NovaStar Mortgage, Inc., a Virginia corporation ("NovaStar Mortgage").

  Each trust that is formed to act as an Issuer will be created pursuant to a trust agreement between the Company, acting as depositor and a bank, trust company, or other fiduciary acting as owner trustee (the "Owner Trustee"). Each trust will be established by the Company solely for the purpose of issuing one series of Bonds and engaging in transactions relating thereto. Neither NovaStar Financial, NovaStar Mortgage, the Company nor any of their affiliates will guarantee or otherwise be obligated to make payments on the Bonds. The Bonds will be obligations solely of their respective Issuers. The assets of each such Issuer, other than those pledged as collateral for the Bonds it issues, are not expected to be significant. See "The Issuer" herein.

Company....................      NovaStar Mortgage Funding Corporation (the
                                 "Company" or the "Depositor"), a Delaware corporation and wholly-owned subsidiary of
                                 NovaStar Financial. The Company is a limited purpose finance company incorporated to create the Delaware business trusts that will issue each series of Bonds and to act as a conduit for the Mortgage Assets that will secure the Bonds. It has no operating business and does not have, and in the future is not expected to have, any significant assets. See "The Issuer--The Company."

NovaStar Financial.........      NovaStar Financial, Inc. ("NovaStar
                                 Financial"), a Maryland corporation and a publicly traded REIT, is primarily engaged in subprime residential mortgage lending on a nationwide basis. NovaStar Financial is the primary source of the Mortgage Assets that will secure the Bonds. See "The Issuer--
                                 NovaStar financial."

Issuer.....................      The Delaware business trust (the "Issuer") to
                                 be created by the Company and the Owner
                                 Trustee will be identified in the related
                                 Prospectus Supplement. A separate Issuer will be created for each series of Bonds. See "The
                                 Issuer--General."

Master Servicer................. The master servicer or master servicers
                                 (each, a "Master Servicer"), if any, or a servicer (the "Servicer") for substantially all the Mortgage Loans for a series of Bonds, which servicer or master servicer(s) may be affiliates of the Company, will be named in the related Prospectus Supplement. See "Description of the Agreements--Agreements Applicable to a Series" and "--Collection Account and Related Accounts."

Indenture Trustee............... The trustee (the "Indenture Trustee") for each series of Bonds will be named in the related Prospectus Supplement. See "Description of the Agreements--The Indenture Trustee."

Owner Trustee................... The Owner Trustee for each trust that is an
                                 Issuer of a series of Bonds will be named in the related Prospectus Supplement. See "The Issuer--General."

Offered Bonds................... The Bonds offered hereby ("Offered Bonds")
                                 will be secured by any of the following
                                 assets (the Mortgage Loans, MBS, Contracts and Government Bonds described herein may be referred to collectively or individually as the "Assets"):

  (a) Mortgage Assets...........
                                 The Mortgage Assets with respect to a series of Bonds will consist of a pool of single family, multifamily and/or mixed-use loans (collectively, the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by mortgage loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS ("Mortgage Assets"). The Mortgage Loans will not be guaranteed or insured by the Company or any of its affiliates. The related Prospectus Supplement will indicate if the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or other person. The Mortgage Loans will be secured by first and/or junior liens on (i) one- to four-family residential properties or security interests in shares issued by cooperative housing corporations ("Single Family Properties"), (ii) residential properties consisting of five or more dwelling units ("Multifamily Properties") and/or (iii) mixed-use properties consisting of one or more residential dwelling units and one or more commercial units ("Mixed-Use Properties"). Mix-Use Properties will be primarily residential, and will be limited to properties that contain a majority of units or square footage, or both, devoted to residential use. For any series of Bonds, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans will not constitute more than 10% of the aggregate principal amount of all Mortgage Loans securing such series of Bonds. The Mortgage Loans may include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"). The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The Mortgage Loans generally will have individual principal balances at origination of not less than $1,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Company, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Company. The related Prospectus Supplement will indicate if any such persons are affiliates of the Company.

                                 Each Mortgage Loan may provide for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable Mortgage Rates on the Mortgage Loans may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Assets-- Assets."

  (b) Agency Securities.........
                                 The Agency Securities securing a series of Bonds will consist of (i) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"),
                                 (ii) certificates ("Guaranteed Mortgage Pass-Through Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) mortgage participation certificates issued and guaranteed as to timely payment of interest and ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions (but not the interest distributions) or all or a part of the interest distributions (but not the principal distributions) on certain GNMA, FNMA or FHLMC Certificates that may not be guaranteed to the same extent as the underlying securities,
                                 (v) another type of pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the

                                 United States. See "Description of the
                                 Assets--Government Bonds" herein.

  (c) Private Mortgage-Backed
Securities...................... Private Mortgage-Backed Securities may
                                 include (a) mortgage pass-through
                                 certificates representing beneficial
                                 interests in mortgage loans or in Agency
                                 Securities or (b) collateralized mortgage obligations secured by mortgage loans or by Agency Securities. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of any of the principal distributions (but not the interest distributions) or all or a part of the interest distributions (but not the principal distributions) on the mortgage loans or the Agency Securities. Stripped Private Mortgage-Backed Securities that are collateralized by Agency Securities will not, themselves, be insured or guaranteed by the United States or any agency or instrumentality thereof. The Private Mortgage-Backed Securities will have been previously registered under the Securities Act of 1933, as amended (the "'33 Act"), will be exempt from registration under the '33 Act or will be eligible for resale under Rule 144(k) promulgated under the '33 Act. In addition, such Private Mortgage-Backed Securities will have been acquired in a bona fide secondary market transaction and not from the issuer of such securities or any affiliate thereof. The Prospectus Supplement relating to a series of Bonds, will indicate whether payments on the Private Mortgage-Backed Securities will be distributed directly to the Indenture Trustee as registered owner of such Private Mortgage-Backed Securities. See "Description of the Assets--MBS" herein.

                                 The related Prospectus Supplement for a
                                 series of Bonds will specify, among other things, the approximate aggregate principal amount and type of any Private Mortgage-Backed Securities to be included in the Mortgage Collateral for such series and, as to any such Private Mortgage-Backed Securities comprising a significant portion of the Mortgage Collateral, to the extent such information is known to the Issuer, will in general include the following: (i) certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including
                                 (A) the payment features of such mortgage loans, (B) the approximate aggregate principal amount of the underlying mortgage loans that are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the mortgage loans and (D) the minimum and maximum stated maturities of the mortgage loans at origination; (ii) the maximum original term to stated maturity of the Private Mortgage-Backed Securities; (iii) the weighted average term to stated maturity of the Private Mortgage-Backed Securities; (iv) the pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities; (v) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities; (vi) the issuer of the Private Mortgage-Backed

                                 Securities (the "PMBS Issuer"), the servicer of the Private Mortgage-Backed Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (vii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves; (viii) the terms on which underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be repurchased prior to stated maturity and the terms of any redemption; and (ix) the terms on which substitute mortgage loans may be delivered to replace those initially deposited with the PMBS Trustee. See "Description of the Assets--MBS" herein.

  (d) Contracts.................
                                 The Contracts with respect to a series of Bonds will consist of manufactured housing installment sale contracts and installment loan agreements secured by a security interest in a new or used manufactured home (each, a "Manufactured Home"), and, to the extent, if any, indicated in the related Prospectus Supplement, by real property. The Contracts will not be insured or guaranteed by the Company or any of its affiliates. The related Prospectus Supplement will indicate if the Contracts are insured or guaranteed by any governmental agency or instrumentality or any other person. The Manufactured Homes may be located in any of the fifty states or any other jurisdiction specified in the related Prospectus Supplement. All Contracts will have been originated by persons other than the Company, and all Contracts will have been purchased, either directly or indirectly, by the Company on or before the date of initial issuance of the related series of Bonds. The related Prospectus Supplement will indicate if any such persons are affiliates of the Company. Each Contract may provide for an annual percentage rate thereon (a "Contract Rate") that is fixed over its terms or that adjusts as described in the related Prospectus Supplement. The manner of determining scheduled payments due on the Contract will be described in the Prospectus Supplement. The Prospectus Supplement will describe the minimum principal balance of the Contracts at origination and the maximum original term to maturity of the Contracts.

  (e) Government Bonds.......... If so provided in the related Prospectus
                                 Supplement, the Assets of the related Issuer may include, in addition to Mortgage Assets, certain direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, "Government Bonds").

  (f) Corporate Bonds......      If so provided in the related Prospectus
                                 Supplement, the Assets of the related Issuer may include, in addition to Mortgage Assets, certain debt obligations of corporations or other non-governmental entities which provide for the payment of interest and principal (collectively,
                                 "Corporate Bonds"). If specified in the
                                 related Prospectus Supplement, Corporate
                                 Bonds may be deposited into a reserve fund for purposes of Credit Support for a series of Bonds.

                                 Each Issuer will maintain one or more
  (g) Collection Accounts..      accounts established on behalf of the
                                 Bondholders into which the person or persons designated in the related Prospectus
                                 Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Assets and other assets of the Issuer. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See
                                 "Description of the Agreements--Collection
                                 Account and Related Accounts."

                                 If so provided in the related Prospectus
  (h) Credit Support.......      Supplement, partial or full protection
                                 against certain defaults and losses on the Assets of the related Issuer may be provided to one or more classes of Bonds of the related series in the form of various types of credit support, such as a cash account, overcollateralization, excess spread, crosscollateralization, subordination, reserve fund, insurance policy, surety bond, guarantee, letter of credit or another type of credit support, or a combination thereof
                                 (any such coverage with respect to the Bonds of any series, "Credit Support"). The amount and types of coverage, the identity of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Bonds. The Prospectus Supplement for any series of Bonds that includes MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of such MBS. See
                                 "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

                                 If so specified in the Prospectus Supplement, a series of Bonds may consist of one or more classes of senior Bonds (the "Senior Bonds") and one or more classes of subordinated Bonds (the "Subordinated Bonds"). The rights of the holders of the Subordinated Bonds of a series (the "Subordinated Bondholders") to receive payments of principal and/or interest (or any combination thereof) will be subordinated to such rights of the holders of the Senior Bonds of the same series (the "Senior Bondholders") to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by the Senior Bondholders of the full amount of their scheduled payments of principal and/or interest. The protection afforded to the Senior Bondholders of a series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any payment being made on the related Subordinated Bonds, the amounts of principal and/or interest due them on each Payment Date out of the funds available for payment on such date and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future payments that would otherwise have been payable to the Subordinated Bondholders; or (ii) as described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Bonds in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time. See "Description of Credit Support-- Subordination" herein.

                                 If so specified in the related Prospectus
                                 Supplement, credit enhancement may consist of overcollateralization whereby the aggregate principal balance of the related Mortgage Loans exceeds the aggregate principal balance of the Bonds of the related series. Such overcollateralization may exist on the related closing date or may develop thereafter. The amount of such overcollateralization will generally be in the range of 3% to 6%, but may fall outside such range either on the related closing date or thereafter while the Bonds are outstanding. The amount of overcollateralization, if any, on the closing date for a series of Bonds will be set forth in the related Prospectus Supplement. See "Description of Credit Support-- Overcollateralization" herein.

                                 "Excess Spread" refers to the positive spread that may exist, to the extent specified in the related Prospectus Supplement, between the weighted average of the interest rates (less servicing or other applicable fees) on the Mortgage Loans and the weighted average of the interest rates on the Bonds. Whether at any time such positive spread exists will depend on a variety of factors, including, with respect to a series of Bonds with respect to which both the Bonds and the Mortgage Loans bear interest at adjustable rates, the relationship of the movements in the indices applicable to the Mortgage Loans and those applicable to the Bonds, over which no prediction can be made or assurance given. See "Description of Credit Support--Excess Spread" herein.

                                 If so specified in the related Prospectus
                                 Supplement, separate classes of such series may be secured by separate groups of

                                 Mortgage Collateral. In such case, credit support may be provided by a crosscollateralization feature which requires that payments be made with respect to Bonds secured by one or more groups of Mortgage Collateral prior to payments to Bonds secured by other groups of Mortgage Collateral within the same series of Bonds. See "Description of Credit Support--Crosscollateralization" herein.

                                 If so specified in the related Prospectus
                                 Supplement, credit enhancement may consist of one or more reserve funds ("Reserve Funds") into which cash, Government Bonds, Corporate Bonds or other Assets may be deposited at the time the Bonds are issued. A Reserve Fund may also be funded over time by depositing therein distributions received on the Assets, as may be specified in the related Prospectus Supplement. See "Description of Credit Support--Reserve Funds" herein.

                                 If so specified in the related Prospectus
                                 Supplement, credit enhancement for one or more classes of Bonds of a related series may be provided by insurance policies or surety bonds (each, a "Bond Insurance Policy") issued by one or more insurance companies or sureties (each a "Bond Insurer"). Such insurance policy or surety bond will guarantee timely payments of interest and/or full payment of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, one or more insurance policies, surety bonds or third-party guarantees may be used to provide coverage for the risks of default or types of losses set forth in such Prospectus Supplement. See "Description of Credit Support--Bond Insurance Policies, Surety Bonds and Guarantees" herein.

                                 If so specified in the related Prospectus
                                 Supplement, credit enhancement may be
                                 provided for a series of Bonds secured by Mortgage Loans by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement, such as losses resulting from delinquent payments on the Mortgage Loans securing the related series of Bonds, losses from risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the federal Bankruptcy Code, and losses due to denial of insurance coverage due to misrepresentations made in connection with the origination or sale of a Mortgage Loan. The issuer of the letter of credit (the "L/C Bank") will be obligated to honor demands with respect to such letter or credit, to the extent of the amount available thereunder to provide funds under the circumstances and subject to such conditions as are specified in the related Prospectus Supplement. The liability of the L/C Bank under its letter of credit will be reduced by the amount of unreimbursed payments thereunder. See "Description of Credit Support--Letter of Credit" herein.

  (i) Cash Flow Agreements...... If so provided in the related Prospectus
                                 Supplement, the Assets may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Assets may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or similar agreements provided to reduce the effects of interest rate fluctuations on the Assets or on one or more classes of Bonds. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will identify the counterparty to each Cash Flow Agreement and will identify the counterparty to each Cash Flow Agreement and will provide certain financial information with respect to such counterparty. The Prospectus Supplement for any series of Bonds that includes MBS will describe any cash flow agreements that are included as part of such MBS. See "Description of the Assets--Cash Flow Agreements."

                                 To the extent provided in a Prospectus
  (j) Pre-Funding **1 Account... Supplement, the Company or another seller will be obligated (subject only to the
                                 availability thereof) to sell at a
                                 predetermined price, and the related Issuer for the related series of Bonds will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the Prospectus Supplement after the issuance of such series of Bonds having an aggregate principal balance approximately equal to the amount on deposit (the "Pre-Funded Amount") in an account (the "Pre-Funding Account") established by the Indenture Trustee and funded on the date of such issuance.

  (k) Description of Bonds...... The Bonds will be issued from time to time in one or more series pursuant to Indentures (as defined herein) between each Issuer and the Indenture Trustee for the holders of the Bonds of each series (the "Bondholders") under the relevant Indenture. Each series of Bonds will consist of one or more classes of Bonds. The Bonds will generally represent obligations solely of the Issuer. The related Prospectus Supplement will indicate if the Bonds are insured or guaranteed by any other person or entity. See "Description of the Bonds" herein. Bonds of a class may differ from Bonds of other classes of the same series in the amounts allocated to and the priority of principal payments and interest rate or in such other manner as specified in the related Prospectus Supplement. A series of Bonds may include one or more classes of Bonds entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions or (ii) interest distributions, with disproportionate, nominal or no principal distributions.

Distributions on Bonds.......... Each series of Bonds will consist of one or more classes of Bonds that may provide for the accrual of interest thereon based on fixed, variable or adjustable rates and provide for distributions of principal as described in the related Prospectus Supplement to the extent of available funds, as described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Bonds may be limited to collections from a designated portion of the Mortgage Loans in the related pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). See "Description of the Bonds--General." Any such classes may include classes of Offered Bonds.

                                 The Bonds generally will not be guaranteed or insured by the Company or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors-- Limited Assets" and "Description of the Bonds."

  (a) Interest.................. Interest on each class of Offered Bonds of each series will accrue at the applicable interest rate on the outstanding Bond Principal Balance thereof and will be distributed to Bondholders as provided in the related Prospectus Supplement. The specified date on which distributions are to be made is a "Payment Date." Distributions of interest with respect to one or more classes of Bonds may be reduced to the extent of certain delinquencies, losses, and other contingencies described herein and in the related Prospectus Supplement. See "Yield Considerations" and "Description of the Bonds--Distributions of Interest on the Bonds."

  (b) Principal.................
                                 The Bonds of each series initially will have an aggregate Bond Principal Balance no greater than the outstanding principal balance of the Assets, generally as of the close of business on the first day of a specified month (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The related Prospectus Supplement will indicate if the Cut-off Date is not the close of business on the first day of a specified month. With respect to any Bond, the "Bond Principal Balance" means the initial principal balance thereof on the closing date minus all distributions in respect of principal with respect to such Bond. Distributions of principal generally will be made on each Payment Date to the class or classes of Bonds entitled thereto until the Bond Principal Balances of such Bonds have been reduced to zero. The related Prospectus Supplement will specify if distributions of principal are made in any other manner. Distributions of principal of any class of Bonds generally will be made on a pro rata basis among all of the Bonds of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Indenture Trustee. "Description of the Bonds--Distributions of Principal of the Bonds."

Advances........................
                                 The servicer or Master Servicer generally will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Mortgage Loans. The related Prospectus Supplement will indicate if the servicer or Master Servicer is not obligated to make such advances. Neither the Company nor any of its affiliates will have any responsibility to make such advances, unless it is the servicer or Master Servicer. Advances made by a servicer or Master Servicer are reimbursable generally from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, the servicer or Master Servicer will be entitled to receive interest on its outstanding advances. The Prospectus Supplement for any series of Bonds that is secured by MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Bonds--Advances in Respect of Delinquencies."

Termination.....................
                                 If so specified in the related Prospectus
                                 Supplement, a series of Bonds may be subject to optional early termination by the Issuer, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Bond Principal Balance of a specified class or classes of Bonds to a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the Bonds may be subject to optional early termination by the related Issuer. In most cases a series of Bonds will be callable by the Issuer when the outstanding Bond Principal Balance is reduced to a percentage, which will be set forth in the related Prospectus Supplement, of the original Bond Principal Balance. This percentage may range between 10% and 35% depending on the type and characteristics of the collateral, the level of over collateralization, the amount of credit enhancement, rating agency concerns and other factors. The price at which the Bonds will be callable by the Issuer, which will be at least equal to the outstanding principal amount thereof plus accrued interest thereon, will also be set forth in the related Prospectus Supplement. See "Description of the Bonds--Termination."

Registration of Bonds........... If so provided in the related Prospectus
                                 Supplement, one or more classes of the
                                 Offered Bonds will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Bonds so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person's interest except in the event that definitive certificates or notes, as applicable, are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Bonds--Book-Entry Registration and Definitive Bonds."

Tax Status of Bonds.............
                                 Bonds of a series, when beneficially owned by someone other than NovaStar Financial or one of its qualified REIT subsidiaries (as defined in section 856(i) of the Code), will constitute indebtedness for federal and state income tax purposes and the Bondholder, in accepting the Bond, will agree to treat the Bond as indebtedness. See "Federal Income Tax Consequences" herein and in such Prospectus Supplement.

                                 Investors are advised to consult their tax advisors as to the tax consequences of an investment in the Bonds in light of investors' individual circumstances and to review "Federal Income Tax Consequences" herein and in the related Prospectus Supplement for a more general discussion of tax matters related to the Bonds.

ERISA Matters................... A fiduciary of an employee benefit plan and certain other retirement plans and
                                 arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Bonds could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. See "Description of the Bonds--General" and "ERISA Considerations."

Legal Investment................ Each Prospectus Supplement will specify which class or classes of Offered Bonds, if any, will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Institutions whose investment activities are subject to legal investment laws and regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Offered Bonds. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating.......................... It is a condition to the issuance of each series of Bonds that the Bonds of such series to be offered hereunder be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each a "Rating Agency"). A rating is not a recommendation to purchase, hold or sell Bonds inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Bonds will address the likelihood of the payment of principal and interest thereon pursuant to their terms. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. See "Rating" herein and in the related Prospectus Supplement.

Risk Factors.................... For a discussion of certain risks associated with an investment in the Bonds, see "Risk
                                 Factors" commencing on page         herein
                                 and in the related Prospectus Supplement.

                                 RISK FACTORS

  Investors should consider, in connection with an investment in the Bonds, among other things, the factors described below. The material risks associated with an investment in the Bonds are discussed in this section and in the "Risk Factors" section of the Prospectus Supplement.

BONDS SECURED BY SUBPRIME MORTGAGE LOANS

  Subprime Mortgage Loans. To the extent set forth in the related Prospectus Supplement, the Mortgage Loans securing the Bonds may be Subprime Mortgage Loans. "Subprime Mortgage Loans", which are also referred to as non-conforming loans, are Mortgage Loans that do not meet underwriting standards for credit quality and documentation sufficient to qualify for guarantee by FMNA and FHLMC. The principal differences between Subprime Mortgage Loans and conforming Mortgage Loans include the applicable loan-to-value ratios, the credit and income histories of the borrowers, the type of properties securing the Mortgage Loans, the sizes of the Mortgage Loans and the borrowers occupancy status with respect to the Mortgaged Property. Subprime Mortgage Loans are generally made to borrowers who have impaired or limited credit histories, limited documentation of income and higher debt-to-income ratios than conforming Mortgage Loans. As a result of these and other factors, the interest rates charged on Subprime Mortgage Loans are generally higher than those charged for conforming Mortgage Loans.

  Higher Delinquency and Foreclosure Rates. Credit risk associated with Subprime Mortgage Loans are generally greater than those associated with Mortgage Loans that conform to FNMA and FHLMC guidelines. Subprime Mortgage Loans generally entail a higher risk of delinquency and foreclosure than loans made to borrowers with better credit. Most Subprime Mortgage Loans are made to borrowers who do not qualify for loans from conventional mortgage lenders. The combination of different underwriting criteria and higher rates of interest may lead to higher levels of realized losses on Subprime Mortgage Loans compared to conforming Mortgage Loans. No assurances can given that the standards used to underwrite the Subprime Mortgage Loans will afford adequate protection against the higher risks associated with Subprime Mortgage Loans. Delinquency rates and credit losses from Subprime Mortgage Loans, to the extent they are not covered by credit enhancement, may affect the yield to maturity of the Bonds and could result in losses to Bondholders.

  Higher Losses from Foreclosures and Liquidations. Ownership of Bonds secured by Subprime Mortgage Loans involves many of the credit risks of owning the Subprime Mortgage Loans themselves, including the risk of investing directly in the real estate securing the underlying Subprime Mortgage Loans. This may be especially true in the case of Bonds secured by relatively small or less diverse pools of Subprime Mortgage Loans. In the event of a default on the underlying Subprime Mortgage Loan, the ultimate extent of the loss, if any, may only be determined after a foreclosure of the Mortgage Property, and if the title to the Mortgaged Property is taken, upon liquidation of the Mortgaged Property. Losses incurred in foreclosure or liquidation of such Mortgaged Properties, if not covered by credit enhancements, will decrease the amount of funds available to pay principal and interest due on the Bonds and could result in losses to Bondholders.

LIMITED ASSETS

  Only Assets of the Issuer Secure the Bonds. Only the Bonds will not represent an interest in or obligation of the Company, the Master Servicer or any of their affiliates. The only obligations with respect to the Bonds or the Assets will be the obligations (if any) of the Warranting Party pursuant to certain limited representations and warranties made with respect to the Mortgage Loans or Contracts, the Master Servicer's and any Sub-Servicer's servicing obligations under the related Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans or Contracts, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined herein) upon conversion to a fixed rate or a different index. The

"Warranting Party" will be the person or entity that sells the Mortgage Loans that will become the collateral for a series of Bonds to the Company. The Company expects that, in most instances, the Warranting Party will be NovaStar Financial. However, the Warranting Party could be a third party who sells Mortgage Loans that become collateral for a series of Bonds to the Company. The representations and warranties made by the Warranting party with respect to the Mortgage Loans or Contracts cover the following types of matters: (i) the accuracy of the information set forth for such Whole Loan or Contract on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) in the case of a Whole Loan, the existence of title insurance insuring the lien priority of the Whole Loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home; (iii) the authority of the Warranting Party to sell the Whole Loan or Contract; (iv) the payment status of the Whole Loan or Contract;
(v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home. Since certain representations and warranties with respect to the Mortgage Loans or Contracts may have been made and/or assigned in connection with transfers of such Mortgage Loans or Contracts prior to the closing date, the rights of the Indenture Trustee and the Bondholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Generally, none of the Company, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Generally, neither the Bonds nor the underlying Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, the Master Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets of the related Issuer for each series of Bonds (including the Assets and any form of credit enhancement) will be the sole source of payments on the Bonds, and there will be no recourse to the Company or any other entity in the event that such proceeds are insufficient to make all payments of principal and interest due on the Bonds.

  No Cross Collateralization Between Series of Bonds. A series of Bonds generally will not have any claim against or security interest in the Issuer of or the Assets securing any other series of Bonds. If the Issuer of a series of Bonds has insufficient funds to make payments on such Bonds, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Bonds.

  Shortfalls Absorbed by Subordinated Bonds. If so provided in the Prospectus Supplement for a series of Bonds consisting of one or more classes of Subordinated Bonds, on any Payment Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinated Bonds, and, thereafter, by the remaining classes of Bonds in the priority and manner and subject to the limitations specified in such Prospectus Supplement. If losses and shortfalls cannot be fully absorbed by the Subordinated Bonds, then there could be insufficient funds available to pay principal and interest due on the senior classes of Bonds.

MORTGAGE LOANS AND MORTGAGED PROPERTIES IN GENERAL

  Effects of Declining Real Estate Values. An investment in securities such as the Bonds which generally represent interests in Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the real property constituting security for repayment of a Mortgage Loan (the "Mortgaged Properties") have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, if any, holders of Bonds of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans provide for escalating or variable payments by the mortgagor under the Mortgage Loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain series of Bonds may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Furthermore, the rate of default on Mortgage Loans that are refinance or limited and stated documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Additionally, a decline in the value of the Mortgaged Properties will increase the risk of loss particularly with respect to any related junior Mortgage Loans. See "-- Junior Mortgage Loans." During periods of declining real estate values, the foregoing facts could result in significant losses on the Mortgage Loans, which result in insufficient funds to pay principal and interest due on the Bonds.

  Risk of Multifamily Properties. Mortgage Loans secured by Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans secured by Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans. Bonds that are secured in whole or in part by Multifamily Properties would generally have a higher risk of default than Bonds secured only by Single Family Properties.

  Risk of High LTV Loans. Some or all of the Mortgage Loans may be High LTV Loans. High LTV Loans with Loan-to-Value Ratios or Combined Loan-to-Value Ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property and are underwritten with an emphasis on the creditworthiness of the related borrower. If such Mortgage Loans go into foreclosure and are liquidated, there may be no amounts recovered from the related Mortgaged Property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current Loan-to-Value Ratio or Combined Loan-to-Value Ratio of the related Mortgage Loan to below 100%. Any such losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Bond, and if severe, could result in losses to Bondholders.

  Effects of Foreclosure Delays and Expenses. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Bondholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses. If significant foreclosure delays occur on a substantial number of Mortgage Loans, payments on the Bonds may be delayed, which would lengthen the duration and affect the yield to maturity of the Bonds. If expenses occasioned by such delays are severe and are not covered by credit enhancement, funds may not be available to make all payments of principal and interest due on the Bonds.

  Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

  If applicable, certain legal aspects of the Mortgage Loans for a series of Bonds may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of Mortgage Loans" herein.

BALLOON PAYMENTS

  Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor, the value of the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally. Bonds secured in whole or in part by Balloon Mortgage Loans have a higher risk of default than Bonds secured by fully-amortizing mortgage loans.

JUNIOR MORTGAGE LOANS

  Certain of the Mortgage Loans may be secured by junior liens and the related first and other Senior Liens, if any (collectively, the "Senior Lien"), may not be included in the Assets. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Lien to satisfy fully both the Senior Lien and the Mortgage Loan. In the event that a holder of the Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Lien. The claims of the holder of the Senior Lien will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Issuer as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Lien or purchase the Mortgaged Property subject to the Senior Lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Issuer, as the holder of the junior lien, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage. Accordingly, Bonds secured in whole or in part by junior Mortgage Loans have a higher risk of default than Bonds secured only by Senior Liens. To the extent not that losses and foreclosure of junior Mortgage Loans are not covered by credit enhancement, there may be insufficient funds to pay all principal and interest due on the Bonds. See "Description of Credit Support."

CONTRACTS AND MANUFACTURED HOMES IN GENERAL

  An investment in Bonds secured by Assets including Contracts may be affected by, among other things, a downturn in national, regional or local economic conditions. The geographic location of the Manufactured Homes in any pool at origination of the related Contract will be set forth in the related Prospectus Supplement. Regional and local economic conditions are often volatile and, historically, regional and local economic conditions, as well as national economic conditions, have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts and/or installment loan contracts. Moreover, regardless of its location, manufactured housing generally depreciates in value. Thus, such Bondholders should expect that, as a general matter, the market value of any Manufactured Home will be lower than the outstanding principal balance of the related Contract. Sufficiently high delinquencies and liquidation losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded by any credit enhancement supporting any class of the related Bonds. If such protection is eliminated with respect to a class of Bonds, the holders of such Bonds will bear all risk of loss on the related Contracts and will have to rely on the value of the related Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts. See "Description of Credit Support."

SECURITY INTERESTS AND CERTAIN OTHER LEGAL ASPECTS OF THE CONTRACTS

  The Asset Seller in respect of a Contract will represent that such Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Master Servicer will not amend any certificates of title to change the lienholder specified therein from the Asset Seller to the Indenture Trustee and will not deliver any certificate of title to the Indenture Trustee or note thereon the Indenture Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Indenture Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Indenture Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller or a trustee in bankruptcy of the Asset Seller. In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as result of such lender's or seller's noncompliance. These laws would apply to the Indenture Trustee as assignee of the Contracts. The Asset Seller of the Contracts to the Company will warrant that each Contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Asset Seller to repurchase such Contract unless such breach is cured. If the Credit Support is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, the foregoing factors may limit the ability of the Bondholders to realize upon the Manufactured Home or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts." For the foregoing reasons, Bonds secured in whole or in part by Contracts will generally have a higher risk of default than Bonds secured only by Mortgage Loans.

CREDIT SUPPORT LIMITATIONS

  The Prospectus Supplement for a series of Bonds will describe any Credit Support of the related Issuer, which may include letters of credit, insurance policies, surety bonds, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan or contract originator or other parties. If Credit Support for any series of Bonds is exhausted, the Bondholders could experience losses on their investment in the Bonds.

  The amount of any applicable Credit Support supporting one or more classes of Offered Bonds, including the subordination of one or more classes of Bonds, will be determined on the basis of criteria established by each Rating Agency rating such classes of Bonds based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Bonds" and "Description of Credit Support."

  If so specified in the related Prospectus Supplement, the rights of the holders of one or more classes of Subordinated Bonds will be subordinate to the rights of one or more classes of Senior Bonds of such series to payments of principal and/or interest (or any combination thereof) to the extent specified in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Bonds of delinquent payments or ultimate losses, the amount of subordination will be limited. In addition, if principal payments on one or more classes of Bonds of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit enhancement may be exhausted before the principal of the lower priority classes of Bonds of such series has been repaid. As a result, the impact of significant losses on the Mortgage Collateral may be borne first by any class of Subordinated Bonds of a series and thereafter by the classes of Senior Bonds of such series, in each case to the extent described in the related Prospectus Supplement.

  Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The rating of any series of Bonds by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Company, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Credit Support or to take any other action to maintain any rating of any series of Bonds.

SUBORDINATION OF THE SUBORDINATED BONDS; EFFECT OF LOSSES ON THE ASSETS

  The rights of Subordinated Bondholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Bondholders to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinated Bonds. See "Description of the Bonds--General" and "--Allocation of Losses and Shortfalls."

  The yields on the Subordinated Bonds may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinated Bonds may be lower than anticipated, and funds may not be available to pay all principal and interest due on the Subordinated Bonds.

BANKRUPTCY AND INSOLVENCY RISKS

  Effects of Bankruptcy of NovaStar Financial or the Company. NovaStar Financial and the Company generally will treat the transfer of the Assets by NovaStar Financial to the Company as a secured financing for federal income tax and generally accepted accounting principles ("GAAP") accounting purposes, but as a sale for bankruptcy law purposes. The Company generally will treat the transfer of Mortgage Assets from the Company to such Issuer as a secured financing for federal income tax and GAAP accounting purposes, but as a sale for bankruptcy law purposes. As a sale of the Mortgage Assets by NovaStar Financial to the Company, the Mortgage Assets would not be part of NovaStar Financial's bankruptcy estate and would not be available to NovaStar Financial's creditors. However, in the event of the insolvency of NovaStar Financial, it is possible that the bankruptcy trustee or a creditor of NovaStar Financial may attempt to recharacterize the sale of the Mortgage Assets as a borrowing by NovaStar Financial, secured by a pledge of the Mortgage Assets. Similarly, as a sale of the Mortgage Assets by the Company to an Issuer, the Mortgage Assets would not be part of the Company's bankruptcy estate and would not be available to the Company's creditors. However, in the event of the insolvency of the Company, it is possible that the bankruptcy trustee or a creditor of the Company may attempt to recharacterize the sale of the Mortgage Assets as a borrowing by the Company, secured by a pledge of the Mortgage Assets. In either case, in the event the transfer is recharacterized as a pledge, the Company or the Issuer, as the case may be, generally will have a perfected security interest in the related Mortgage Assets. Nonetheless, a court could prevent timely payments of amounts due on the Bonds and result in a reduction of payments due on the Bonds.

  Effects of Bankruptcy of the Master Servicer. In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Indenture Trustee or the Bondholders from appointing a successor Master Servicer. The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Payment Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Indenture Trustee will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Bonds of the related series.

  Effects of Bankruptcy of Obligors on the Mortgage Assets. In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Collateral securing a series of Bonds and possible reductions in the aggregate amount of such payments.

BOOK-ENTRY REGISTRATION

  If so provided in the Prospectus Supplement, one or more classes of the Bonds will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Bondholders or their nominees. Because of this, unless and until Definitive Bonds are issued, Bondholders will not be recognized by the Indenture Trustee as "Bondholders" (as that term is to be used in the related Agreement). Hence, until such time, Bondholders will be able to exercise the rights of Bondholders only indirectly through DTC and its participating organizations. In addition, Bond Owners may experience some delay in their receipt of distributions of interest and principal on book-entry Bonds since distributions are required to be forwarded by the Indenture Trustee to DTC and DTC will then be required to credit such distributions to the accounts of depository participants which thereafter will be required to credit them to the account of Bond Owners either directly or indirectly. See "Description of Bonds--Book-Entry Registration and Definitive Bonds."

LIMITED NATURE OF RATINGS

  Ratings Not a Recommendation. It will be a condition to the issuance of a class of Bonds offered hereby that they be rated in one of the four highest rating categories by each Rating Agency identified as rating such class in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Mortgage Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Bonds will receive payments to which such Bondholders are entitled under the Indenture. Such rating will not constitute an assessment of the likelihood that principal prepayments on mortgages underlying the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Bonds. Such rating shall not be deemed a recommendation to purchase, hold or sell Bonds, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Bond at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Bonds of the related series are entitled that is not covered by the applicable rating.

  Ratings May Be Lowered or Withdrawn. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the applicable Rating Agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the Issuer or any credit enhancement with respect to a series of Bonds, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

  Limitations of Analysis Performed by Rating Agencies. The amount, type and nature of credit enhancement, if any, established with respect to a class of Bonds of a series will be determined on the basis of criteria established by each Rating Agency. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of mortgages underlying the Mortgage Assets.

PREPAYMENT AND YIELD CONSIDERATIONS; REINVESTMENT RISK

  The rate of payments of principal, including prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Mortgage Loans or the mortgage loans underlying the MBS, as the case may be, due to defaults, casualties, condemnations and repurchases by the Seller, or purchases by the Master Servicer), on the Mortgage Loans securing a series of Bonds will directly affect the weighted average life of such series of Bonds. The "weighted average life" of a security refers to the average length of time, weighted by principal, that will elapse from the date of issuance to the date each dollar of principal is repaid to the investor. The yields to maturity and weighted average lives of the Bonds will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans securing the related series of Bonds. The "yield to maturity" of a security refers to the investment rate of return on such security if held to maturity.

  The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. The rate of payment of principal, including prepayments, on the Mortgage Loans or the mortgage loans underlying the MBS, as the case may be, may be influenced by a variety of economic, geographic, social, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing interest rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case. In addition, the yields to maturity and weighted average lives of the Bonds of a series will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. In each case, Bondholders may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by such Bonds. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on such Bonds.

  The extent to which the yields to maturity of the Bonds of a series may vary from the anticipated yields will depend upon the degree to which such Bonds are purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to the rate of payments of principal, including prepayments, on the related Mortgage Loans. The timing of changes in the rate of prepayments on such Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. The Prospectus Supplement relating to a series of Bonds will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Bonds.

PRE-FUNDING ACCOUNTS MAY RESULT IN REINVESTMENT RISK

  If so specified in the related Prospectus Supplement, on the related closing date the Company will deposit the Pre-Funded Amount specified in such Prospectus Supplement into the Pre-Funding Account. The Pre-Funded Amount will be used to purchase Subsequent Assets during a period from the related closing date to a date specified in the related Prospectus Supplement, but not more than 90 days after such closing date (such period, the "Funding Period"), from the Company (which, in turn, will acquire such Subsequent Assets from NovaStar Financial). The Pre-Funding Account will be maintained with the Indenture Trustee for the related series of Bonds and is designed solely to hold funds to be applied by such Indenture Trustee during the Funding Period to pay to the Company the purchase price for Subsequent Assets. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Mortgage Assets. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Assets by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Bondholders on the Payment Date immediately following the end of the Funding Period in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related series of Bonds. See "Description of the Assets--Pre-Funding Account" herein.

PRE-FUNDING ACCOUNTS MAY ADVERSELY AFFECT INVESTMENT

  The ability of the Issuer to acquire Subsequent Assets during the Funding Period will be dependent upon the ability of the Company to acquire Subsequent Assets that satisfy the requirements described in the related Prospectus Supplement. Although such Subsequent Assets must satisfy the characteristics described in the related Prospectus Supplement, such Subsequent Assets may have certain different characteristics, including, without limitation, a more recent origination date than the initial Mortgage Assets. As a result, the addition of such Subsequent Assets pursuant to the Pre-Funding Account may adversely affect the performance of the related Bonds. See "Description of the Assets--Pre-Funding Account" herein.

CONSEQUENCES OF OWNING ORIGINAL ISSUE DISCOUNT BONDS

  Certain of the Bonds may be issued with original issue discount for federal income tax purposes. A holder of a Bond issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on deferred interest Bonds generally will be treated as original issue discount for this purpose. See "Federal Income Tax Consequences" herein.

TAX STATUS OF ISSUER

  A possibility exists that an Issuer may be classified as a taxable mortgage pool ("TMP") for federal income tax purposes. If so classified, the TMP should constitute a "qualified REIT subsidiary" of NovaStar Financial and not be subject to a corporate income tax. If such an Issuer were to fail to be treated for federal income tax purposes as a "qualified REIT subsidiary" by reason of NovaStar Financial's failure to continue to qualify as a real estate investment trust ("REIT") for federal income tax purposes, or for any other reason, then the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of any Issuer as a "qualified REIT subsidiary" or of NovaStar Financial as a REIT for federal income tax purposes. If the Issuer of series of Bonds were classified as a TMP and for any reason did not constitute a "qualified REIT Subsidiary," then funds that would otherwise have been used to pay principal and interest on the Bonds would be used to pay federal income taxes. This would result in significant losses to Bondholders of such series of Bonds. See "Federal Income Tax Consequences" herein.

ENVIRONMENTAL RISKS

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property, may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property, CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

  The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

  Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of the Indenture Trustee and reduce the amounts otherwise distributable to the holders of the related series of Bonds. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Indenture Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

  The Company has not made and will not make evaluations regarding environmental liabilities prior to the origination of the Bonds. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to holders of the related series of Bonds.

LIMITED LIQUIDITY OF INVESTMENT

  Prior to issuance, there will have been no market for the Bonds of any series, and there can be no assurance that a secondary market for any Bonds will develop or, if it does develop, that it will provide Bondholders with a sufficient level of liquidity of investment or will continue while Bonds of such series remain outstanding. In addition, the market value of Bonds of any series may fluctuate with changes in prevailing rates of interest and prepayments, spreads and other factors. Consequently, the sale of Bonds by a Bondholder in any secondary market that may develop may be at a discount from their purchase price. Issuance of the Bonds of a series in book-entry form may also reduce the liquidity of such Bonds since investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates. See "-- Book-Entry Registration" herein. No Issuer is expected to apply to have the Bonds issued by it listed on any exchange.

                                 INTRODUCTION

  NovaStar Mortgage Funding Corporation, a Delaware corporation (the "Company"), proposes to establish one or more trusts to issue and sell Bonds from time to time under this Prospectus and related Prospectus Supplements. The Company is a limited purpose finance corporation whose capital stock is wholly owned by NovaStar Financial, Inc., a Maryland corporation ("NovaStar Financial"). NovaStar Financial has elected to be treated as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). The Company was formed for the sole purpose of acting as the depositor of one or more trusts to be formed for the purpose of issuing the Bonds offered hereby and by the related Prospectus Supplements. Each trust that is formed to act as an Issuer will be created pursuant to an agreement between the Company acting as depositor, and a bank, trust company or other fiduciary, acting as owner trustee (the "Owner Trustee"). Each trust will be established solely for the purpose of issuing one series of Bonds and engaging in transactions relating thereto. Each series of Bonds will be separately secured by the Mortgage Collateral described in the Prospectus Supplement relating to such series, which collateral will constitute the only significant assets available to make payments on the Bonds of such series. Accordingly, the investment characteristics of a series of Bonds will be determined by the collateral pledged to secure such series and will not be affected by the identity of the obligor with respect to such series of Bonds. The term "Issuer," as used herein, with respect to a series of Bonds refers to the trust established by the Company for the sole purpose of issuing such series of Bonds.

  Each series of Bonds will be issued pursuant to a separate Indenture (the "Indenture") between the Issuer of such series and a bank or trust company acting as trustee for the holders of such Bonds (the "Indenture Trustee"). A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Indenture relating to each series of Bonds will be filed with the Securities and Exchange Commission as soon as practicable following the issuance of such series of Bonds.

                                  THE ISSUER

GENERAL

  Any trust established to act as Issuer of a series of Bonds will be created pursuant to a trust agreement between the Company and the Owner Trustee. Generally, under the terms of each trust agreement, the Company initially will receive the entire beneficial interest in the trust created thereunder. The Company may thereafter sell or assign all or a portion of such beneficial ownership to another entity or entities unless prohibited from doing so by the related trust agreement. The beneficial owners of each Issuer will have no liability for the obligations of the Issuer under the Bonds issued by it. Each Issuer generally will be managed by NovaStar Financial or an affiliate thereof. The related Prospectus Supplement will indicate if an Issuer is managed by someone other than NovaStar Financial or an affiliate.

  The Assets for each series of Bonds will have been sold or otherwise transferred to the Issuer of such series by the Company which, in turn, will have either (i) received such collateral from NovaStar Financial (or an affiliate) as a contribution to the Company's capital or (ii) purchased such collateral from NovaStar Financial (or an affiliate) or another entity or entities (in such capacity, each a "Seller"), as provided in the related Prospectus Supplement, in exchange for the net proceeds from the issuance of such series of Bonds, and in some cases, proceeds from the sale or financing of the beneficial interest in the Issuer issuing such series. (References herein to NovaStar Financial in its capacity as Seller shall be deemed to include any affiliate of NovaStar Financial acting in such capacity.) NovaStar Financial acquires mortgage loans in the normal course of its business from persons, including affiliates, who have originated or otherwise acquired such loans.

  Upon the issuance of each series of Bonds, the related Assets will be deposited by the Company with the Issuer of such series and pledged by such Issuer to the Indenture Trustee under the related Indenture to secure such series of Bonds. The Indenture with respect to each series of Bonds will prohibit the incurrence of further indebtedness by the Issuer of such series of Bonds. The Indenture Trustee will hold the Assets for a series of Bonds as security pledged only for that series, and holders of the Bonds of that series will be entitled to the equal and proportionate benefits of such security.

  Each trust agreement will provide that the related trust may not conduct any activities other than those related to the issuance and sale of the Bonds of the particular series issued by it and such other limited activities as may be required in connection with reports and distributions to holders of beneficial interests in the trust. No trust agreement will be subject to amendment without the prior written consent of the Indenture Trustee for the related series, which consent may not be unreasonably withheld if such amendment would not adversely affect the interests of the Bondholders of such series. The holders of the beneficial interest in each Issuer will not be liable for payment of principal and interest on the Bonds.

THE COMPANY

  The Company which was incorporated in the State of Delaware on December , 1997, is a limited purpose finance company, and a direct, wholly-owned subsidiary of NovaStar Financial. The Company is a "qualified REIT subsidiary", as defined in the Code. The Company's principal executive offices are located at 1900 West 47th Place, Suite 205, Westwood, Kansas 66205. The Company's telephone number is 913-362-1090.

  NovaStar Financial has agreed with the Company that NovaStar Financial will not file or cause to be filed any voluntary petition in bankruptcy against the Company or any trust created by it until at least one year after the date on which the Bonds have been paid in full, if at all.

  The Company was incorporated to create the Delaware business trusts that will be the Issuer of each series of Bonds and to act as a conduit for the Mortgage Assets that will secure each series of Bonds. The Company has no operating business and does not have, and in the future is not expected to have, any significant assets.

  The Company has no computer software applications or internal information systems and, therefore, has no direct Year 2000 issues. However, the Company may be indirectly affected by the Year 2000 issues of the Master Servicer. The Year 2000 issues of the Master Servicer, if any, will be disclosed in the Prospectus Supplement.

NOVASTAR FINANCIAL

  NovaStar Financial, Inc. ("NovaStar Financial") was incorporated in the State of Maryland on September 13, 1996. The common stock of NovaStar financial is registered under the Securities Act of 1933 and traded on the New York Stock Exchange. NovaStar Financial is subject to the reporting requirements of the Securities and Exchange Act of 1934, and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of such material may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

  NovaStar Financial is a specialty finance company which (i) originates, acquires, and services residential Subprime Mortgage Loans; (ii) leverages its assets using bank warehouse lines and repurchase agreements; (iii) issues collateralized debt obligations through special purpose subsidiaries to finance its Subprime Mortgage Loans on a long-term basis; (iv) purchases high quality mortgage securities in the secondary mortgage market; and (v) manages the resulting combined portfolio of Mortgage Assets in its structure as a real estate investment trust (a "REIT"). NovaStar Financial purchases substantially all of the Subprime Mortgage Loans originated by its affiliate, NovaStar Mortgage. NovaStar Mortgage services NovaStar Financial's entire portfolio of Subprime Mortgage Loans.

  NovaStar Financial has elected to be taxed for federal income tax purposes as a REIT. As a result, NovaStar Financial is generally not subject to federal income tax to the extent that it distributes its earnings to stockholders and maintains its qualification as a REIT. NovaStar Financial has elected REIT status primarily for the tax advantages associated with that structure. Management of NovaStar Financial believes the REIT structure is most desirable for owning Mortgage Assets due to the elimination of corporate-level income taxation. NovaStar Financial is self-advised and self-managed.

  The principal executive offices of NovaStar Financial are at 1901 W. 47th Place, Suite 105, Westwood, Kansas 66205. Principal Officers for the Seller's mortgage lending operations are in Irvine, California. Novastar Financial and its subsidiaries have more than 150 employees located primarily in Kansas and California. As of December 31, 1997, NovaStar Financial had total consolidated
assets of $      million, total consolidated liabilities of $        million,
and stockholders' equity of $      million. For the twelve months ended
December 31, 1997, NovaStar Financial had a net consolidated loss of $       .

  The Mortgage Loans that will secure each series of Bonds will be acquired primarily from NovaStar Financial. Such Mortgage Loans will generally be Subprime Mortgage Loans.

NOVASTAR MORTGAGE

  NovaStar Mortgage, Inc. ("NovaStar Mortgage"), which was incorporated in the State of Virginia on May 16, 1996, is a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation ("Holding"). NovaStar financial owns one hundred percent of the preferred stock of Holding. NovaStar Mortgage is an approved HUD lender. NovaStar Mortgage originates and services Subprime Mortgage Loans. Substantially all the Subprime Mortgage Loans originated by NovaStar Mortgage are sold to NovaStar Financial on a servicing-retained basis. NovaStar Mortgage's principal executive offices are located at 1900 W. 47th Place, Suite 205, Westwood, Kansas 66205. The principal office for NovaStar Mortgage's mortgage lending operations are in Irvine, California.

  NovaStar Mortgage originates Subprime Mortgage Loans through a network of approximately [200] unaffiliated wholesale loan brokers located in [27] different states. In addition, NovaStar Mortgage services Subprime Mortgage Loans on a nationwide basis, and is qualified to do business as a foreign corporation in more than 45 states. NovaStar Mortgage's servicing portfolio currently includes only Subprime Mortgage Loans. NovaStar Mortgage services all of NovaStar Financial's portfolio of Subprime Mortgage Loans and all of Novastar Financial's Subprime Mortgage Loans that were previously securitized as mortgage-backed securities. If so specified in the related Prospectus Supplement for a series of Bonds, NovaStar Mortgage will be the Master Servicer for the Mortgage Loans securing such series of Bonds.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Bonds will be applied by the Company to the purchase or acquisitions of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Bonds. The Assets pledged to secure a series of Bonds will either be contributed to the Company's capital by NovaStar Financial (or an affiliate) or purchased from NovaStar Financial (or an affiliate) or another seller and deposited with the Issuer of such series by the Company. The Company expects to sell the Bonds from time to time, but the timing and amount of offerings of Bonds will depend on a number of factors, including the volume of Assets acquired by the Company, prevailing interest rates, availability of funds and general market conditions.

                           DESCRIPTION OF THE ASSETS

ASSETS

  The primary assets of each Issuer (the "Assets") may include (i) fixed or variable rate, first or junior lien mortgages loans secured by one- to four-family residential properties, residential properties consisting of five or more dwelling units or mixed-use properties consisting of one or more residential dwelling units and one or more commercial units ("Mortgage Loans"); (ii) mortgage participations, mortgage pass-through certificates or mortgage-backed securities issued or guaranteed by the government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (collectively, "Agency Securities"); (iii) other mortgage participations, mortgage pass-through certificates or mortgage backed securities evidencing interests in mortgage loans or secured thereby ("Private Mortgage-Backed Securities") (Agency Securities and Private Mortgage-Backed Securities are collectively referred to as "MBS"); (iv) manufactured housing installment sale contracts or installment loan agreements ("Contracts"); (v) certain direct obligations of the United States, agencies thereof or agencies created thereby ("Government Bonds"); (vi) certain debt obligations of corporations or other nongovernmental entities ("Corporate Bonds") or (vii) a combination of Mortgage Loans, MBS, Contracts, Government Bonds and Corporate Bonds. Mortgage loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by the Company or any of its affiliates. The Prospectus Supplement, will specify if the Mortgage Assets are guaranteed or insured by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Company for inclusion from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Company and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or Contract or the issuer of such MBS. The Company will not include 20% or more of delinquent Assets in any series of Bonds. See "Mortgage Loan Characteristics" in the Prospectus Supplement for specific information regarding the percentage of delinquent Assets included in a series of Bonds.

  The Bonds generally will be entitled to payment only from the assets of the related Issuer and will not be entitled to payments in respect of the assets of any other Issuer. The related Prospectus Supplement will indicate if the Bonds are entitled to payments in respect of the assets of any other Issuer.

MORTGAGE LOANS

 General

  Each Mortgage Loan generally will be secured by (i) a lien on a Mortgaged Property consisting of a one- to four-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan"), a residential property consisting of five or more dwelling units in multi-story structures (a "Multifamily Property" and the related Mortgage Loan a "Multifamily Mortgage Loan"), mixed-use properties consisting of one or more residential dwelling units and one or more commercial units in multi-story structures (a "Mixed-Use Property" and the related Mortgage Loan a "Mixed-Use Mortgage Loan") or (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). Mixed-Use Properties will be primarily residential, and will be limited to properties that contain a majority of units or square footage, or both, devoted to residential use. If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use. For any series of Bonds, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans will not constitute more than 10% of the aggregate principal amount of all Mortgage Loans securing such series of Bonds. Mortgaged Properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The Mortgage Loans may be "equity refinance" Mortgage Loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the Mortgaged Property. Alternatively, the Mortgage Loans may be "rate and term refinance" Mortgage Loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. In addition, certain or all of the Single Family Mortgage Loans may have Loan-to-Value Ratios in excess of 80% and as high as 125% (such Mortgage Loans, "High LTV Loans"). The Mortgaged Properties may include apartments owned by Cooperatives. The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any such leasehold will generally exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Company. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Company. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties.

 Loan-to-Value Ratio

  The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Combined Loan-to-Value Ratio" of a Mortgage Loan which is secured by a second lien on the related Mortgaged Property at any given time generally will be the ratio, expressed as a percentage, the numerator of which is the sum of (i) the original principal balance of the Mortgage Loan plus (ii) the unpaid principal balance of any first lien on the related Mortgaged property as of such date, and the denominator of which is the Value of the Mortgage Loan. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the Originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan will generally be the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Bonds may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

 Mortgage Loan Information in Prospectus Supplements

  Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Company, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. If specific information respecting the Mortgage Loans is not known to the Company at the time Bonds are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Bonds at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

  The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Closed-End Loans" and "Revolving Credit Loans" and collectively "Home Equity Loans"), which may be secured by Mortgages primarily on Single Family Properties that are subordinate or junior to other liens on the related Mortgaged Property.

  The full principal amount of a Closed-End Loan generally is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Mortgage Rate thereon.

  As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Loan, excluding introductory rates offered from time to time during promotional periods, may be computed at the Mortgage Rate and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the Revolving Credit Loans may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Loan from time to time. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Loans will automatically become part of the Assets for a series of Bonds. As a result, the aggregate balance of the Revolving Credit Loans will fluctuate from day to day as new draws by borrowers are added to the Assets and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

 Payment Provisions of the Mortgage Loans

  All of the Mortgage Loans will generally (i) have individual principal balances at origination of not less than $1,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Bonds will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated.

 Underwriting Standards

  Mortgage Loans to be included in the Assets will generally have been originated in accordance with underwriting standards acceptable to NovaStar Financial (or an affiliate) or alternative underwriting criteria. The general underwriting standards for the Mortgage Loans are described herein. The specific underwriting standards of NovaStar Financial or an affiliate will be described in the related Prospectus Supplement. However, in some cases, particularly those involving unaffiliated sellers, NovaStar Financial (or an affiliate) may not be able to establish the underwriting standards used in the origination of the related Mortgage Loans. In those cases, the related Prospectus Supplement will include a statement to such effect and will reflect what, if any, re-underwriting of the related Mortgage Loans was done by NovaStar Financial or any of its affiliates.

  The underwriting standards to be used in originating the Mortgage Loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the Mortgaged Property and the adequacy of such property as collateral for the Mortgage Loan.

  The primary considerations in underwriting a Single Family Mortgage Loan or Contract are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (i) to meet the mortgagor's monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the Mortgage Loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the Mortgaged Property, are also considerations.

  High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. Such Mortgage Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related Mortgaged Property.

  In the case of the Multifamily Mortgage Loans and Mixed-Use Mortgage Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Multifamily Mortgage Loan or a Mixed-Use Mortgage Loan at any given time is generally equal to the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. "Net Operating Income" generally means, for any given period, the total operating revenues derived from a Multifamily Property or Mixed-Use Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property or Mixed-Use Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property or Mixed-Use Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Mortgage Loan or a Mixed-Use Mortgage Loan. Lenders also look to the Loan-to-Value Ratio of a Multifamily Mortgage Loan or a Mixed-Use Mortgage Loan as a measure of risk of loss if a property must be liquidated following a default.

  It is expected that each prospective mortgagor will complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies will generally be required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. In the case of a Multifamily Mortgage Loan and a Mixed-Use Mortgage Loan, the mortgagor will also be required to provide certain information regarding the related Multifamily Property or Mixed-Use Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the Multifamily Property or Mixed-Use Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Property or Mixed-Use Property.

  Mortgaged Properties will generally be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of Single Family Properties, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to Multifamily Properties and Mixed-Use Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The costs approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Appraisals usually conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA").

  Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Bonds may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value for a Multifamily Property or a Mixed-Use Property. As stated above, appraised values of Multifamily Properties and Mixed-Use Properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from such approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

 Mortgage Participations

  Mortgage participations will evidence an undivided participation interest in Underlying Mortgage Loans To the extent available to the Company, the related Prospectus Supplement will contain information in respect of the Underlying Mortgage Loans substantially similar to the information described above in respect of Mortgage Loans. Such Prospectus Supplement will also specify the amount of the participation and servicing agreements.

MBS

  Any MBS will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the Underlying Mortgage Loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Indenture Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

  Private MBS may include (a) mortgage pass-through certificates representing beneficial interests in mortgage loans or in Agency Securities or (b) collateralized mortgage obligations secured by mortgage loans or by Agency Securities. Private MBS may include stripped mortgage-backed securities representing an undivided interest in all or a part of any of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) on the mortgage loans or the Agency Securities. Stripped Private MBS that are collateralized by Agency Securities will not, themselves, be insured or guaranteed by the United State or any agency or instrumentality thereof.

  The Private MBS will have been previously registered under the '33 Act, will be exempt from registration under the '33 Act or will be eligible for resale under Rule 144(k) promulgated under the '33 Act. In addition, such Private MBS will have been acquired in a bona fide secondary market transaction and not from the issuer of such securities or any affiliate thereof.

  Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Bonds described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Indenture Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

  Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Bonds under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

  The Prospectus Supplement for a series of Bonds evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the Company, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the related Assets, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Indenture Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the underlying MBS or directly to such MBS,
(viii) the terms on which the related

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Underlying Mortgage Loans or underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement,
(xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form or held through a depository.

CONTRACTS

 General

  Each Contract will generally be secured by a security interest in a new or used Manufactured Home. Such Prospectus Supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the "Loan-to-Value Ratio" of a Contract will be described in the related Prospectus Supplement.

 Contract Information in Prospectus Supplements

  Each Prospectus Supplement will contain certain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Company, with respect to the Contracts, including
(i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) whether the Manufactured Homes were new or used as of the origination of the related Contracts, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts,
(iv) the earliest and latest origination date and maturity date of the Contracts, (v) the range of the Loan-to-Value Ratios at origination of the Contracts, (vi) the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts, (vii) the state or states in which most of the Manufactured Homes are located at origination, (viii) information with respect to the prepayment provisions, if any, of the Contracts, (ix) with respect to Contracts with adjustable Contract Rates ("ARM Contracts"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, and (x) information regarding the payment characteristics of the Contracts. If specific information respecting the Contracts is not known to the Company at the time Bonds are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Bonds at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

 Payment Provisions of the Contracts

  The Contracts will generally (i) have individual principal balances at origination of not less than $1,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related Prospectus Supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate (a "Contract Rate") that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related Prospectus Supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as described in the related Prospectus Supplement.


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

GOVERNMENT BONDS

  The Prospectus Supplement for a series of Bonds secured by Assets of the related Issuer that include Government Bonds will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Bonds to be included, (ii) the original and remaining terms to stated maturity of the Government Bonds, (iii) whether such Government Bonds are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Bonds or the formula to determine such rates, if any,
(v) the applicable payment provisions for the Government Bonds and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

CORPORATE BONDS

  The Prospectus Supplement for a Series of Bonds secured by Assets of the related Issuer that includes Corporate Bonds will specify, to the extent available, (i) the aggregate outstanding principal amounts of the Corporate Bonds to be included, (ii) the original and remaining terms to maturity of such Corporate Bonds, (iii) the interest rates, or the formula for determining such rates, payable on such Corporate Bonds, (iv) the applicable payment and prepayment provisions of such Corporation Bonds, (v) the obligors on such Corporate Bonds, and (vi) if rated by a nationally recognized statistical rating agency, the ratings of such Corporate Bonds. If so specified in the related Prospectus Supplement, Corporate Bonds may be deposited in a reserve fund for purposes of Credit Support for the series of Bonds.

PRE-FUNDING ACCOUNT

  **2 To the extent provided in a Prospectus Supplement, the Company or another seller will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the related Issuer for the related series of Bonds will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Bonds having an aggregate principal balance approximately equal to the amount on deposit (the "Pre-Funded Amount") in an account (the "Pre-Funding Account") established by the Indenture Trustee and funded on the date of such issuance.

*1 moved from here; text not shown

ACCOUNTS

  Each Issuer will maintain one or more accounts established on behalf of the Bondholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Assets and other assets of the Issuer. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

  If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets of the related Issuer may be provided to one or more classes of Bonds in the related series in the form of subordination of one or more other classes of Bonds in such series or by one or more other types of credit support, such as a cash accounts, overcollateralization, excess spread, crosscollateralization, subordination, reserve funds, insurance policies, surety bonds, guarantees, letters of credit or another type of credit support, or a combination thereof (any such coverage with respect to the Bonds of any series, "Credit

Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Bonds. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

  If so provided in the related Prospectus Supplement, the Assets may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Assets may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or similar agreements provided to reduce the effects of interest rate fluctuations on the Assets or on one or more classes of Bonds. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                              YIELD CONSIDERATIONS

GENERAL

  The yield on any Offered Bond will depend on the price paid by the Bondholder, the Bond Interest Rate, the receipt and timing of receipt of distributions on the Bond and the weighted average life of the Assets of the related Issuer (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

BOND INTEREST RATE

  Bonds of any class within a series may have fixed, variable or adjustable Bond Interest Rates, which may or may not be based upon the interest rates borne by the Assets of the related Issuer. The Prospectus Supplement with respect to any series of Bonds will specify the Bond Interest Rate for each class of such Bonds or, in the case of a variable or adjustable Bond Interest Rate, the method of determining the Bond Interest Rate; the effect, if any, of the prepayment of any Asset on the Bond Interest Rate of one or more classes of Bonds; and whether the distributions of interest on the Bonds of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

  If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Bonds entitled to payments of interest will be below that otherwise produced by the applicable Bond Interest Rate and purchase price of such Bond because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

  Each payment of interest on the Bonds on a Payment Date will include interest accrued during interest accrual period set forth in the related Prospectus Supplement (the "Interest Accrual Period") for such Payment Date. As indicated above under "--Bond Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Payment Date for the related series, the yield realized by the holders of such Bonds may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Payment Date.


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

PAYMENTS OF PRINCIPAL; PREPAYMENTS

  The yield to maturity on the Bonds will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans and Contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans and Contracts will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans and Contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets of a particular Issuer, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Bonds of a series will correspond to the rate of principal payments on the Assets of the related Issuer and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

  Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

  If the purchaser of a Bond offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Bond offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Bonds, the effect on yield on one or more classes of the Bonds of such series of prepayments of the Assets of the related Issuer may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

  When a full prepayment is made on a Mortgage Loan or a Contract, the obligor is generally charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. A partial prepayment of principal is generally applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract in the month in which such partial prepayment is received.

  The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Bond, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

  The Bondholder will bear the risk of being able to reinvest principal received in respect of a Bond at a yield at least equal to the yield on such Bond.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

  The rates at which principal payments are received on the Assets of the related Issuer and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Bonds may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the Assets of a particular Issuer will generally accelerate the rate at which principal is paid on some or all of the classes of the Bonds of the related series.

  If so provided in the Prospectus Supplement for a series of Bonds, one or more classes of Bonds may have a final scheduled Payment Date, which is the date on or prior to which the Bond Principal Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

  Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Bonds of a series will be influenced by the rate at which principal on the Mortgage Loans or Contracts comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

  In addition, the weighted average life of the Bonds may be affected by the varying maturities of the Mortgage Loans or Contracts comprising or underlying the Assets of an Issuer. If any Mortgage Loans or Contracts comprising or underlying the Assets of a particular Issuer have actual terms to maturity less than those assumed in calculating final scheduled Payment Dates for the classes of Bonds of the related series, one or more classes of such Bonds may be fully paid prior to their respective final scheduled Payment Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets.

  Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

  Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

  The Prospectus Supplement with respect to each series of Bonds may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Bonds of such series and the percentage of the initial Bond Principal Balance of each such class that would be outstanding on specified Payment Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the

Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Bonds to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Bonds. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

 Type of Mortgage Asset or Contract

  If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Bonds, thereby lengthening the period of time elapsed from the date of issuance of a Bond until it is retired.

  With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable placement standards, the mortgagor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

  The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Bonds will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Bonds were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Bonds, the weighted average life of such Bonds will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Bonds were purchased.

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

 Defaults

  The rate of defaults on the Mortgage Loans or Contracts will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Bonds. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

 Foreclosures

  The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related series of Bonds.

 Refinancing

  The Master Servicer or a Sub-Servicer may permit or solicit the refinancing of a Mortgage Loan or Contract by applying the proceeds of a new loan secured by a mortgage on the same property to prepay the Mortgage Loan or Contract. In such event, the refinanced loan would not be included in the Assets. Such a refinancing would generally result in a prepayment of principal on the Bonds. The Master Servicer or Sub-Servicer may develop specific programs designed to encourage such refinancing of Mortgage Loans. These programs may include, without limitation, targeted solicitations, the offering of pre-approved applications, modifications of the existing loan and various financial incentives, such as reduced origination fees or closing costs. Such programs may also encourage the refinancing of defaulted or near defaulted Mortgage Loans or Contracts by creditworthy borrowers who assume the outstanding indebtedness of such Mortgage Loans or Contracts.

 Modifications

  If set forth in the related Prospectus Supplement, the Master Servicer may have the right under the terms of the Agreement to purchase certain Mortgage Loans from the Issuer for purposes of effecting a modification of the terms of such loan, including a reduction in the interest rate thereof, in lieu of a complete refinancing of such loan. The purchase price for such a Mortgage Loan will not be less than the outstanding principal amount of such Mortgage Loan, plus annual interest thereon through the purchase date. In such event the modified loan will not be a part of the Assets, but may be owned by the Master Servicer or an affiliate thereof. This will have the same effect as a prepayment of the Mortgage Loan and will generally result in prepayment of principal on the Bonds. In addition, if set forth in the related Prospectus Supplement, the Master Servicer may have the right under the Agreement to modify the terms, including the interest rate, of certain Mortgage Loans included in the Assets without purchasing such loan from the Issuer. Such modifications will be primarily focused on Mortgage Loans that are in default or danger of default and the credit quality of which the Master Servicer reasonably believes will be enhanced by such modification. The terms, conditions, limitation and consents required or imposed upon the Master Servicer in connection with the purchase of Mortgage Loans from the Issuer for purposes of modification and modification of Mortgage Loans retained by the Issuer as part of the Assets will be set forth in the related Prospectus Supplement.


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

 Conversions

  The Mortgage Loans may include loans that are convertible, upon fulfillment of certain conditions, from an adjustable rate to a fixed rate loan at the option of the mortgagor (the "Convertible Mortgage Loans"). If interest rates decline so that the fixed rate applicable on conversion is significantly lower than the current variable rate, or is significantly lower than the maximum lifetime variable rate, the mortgagor may have a significant financial incentive to effect such a conversion. If set forth in the related Prospectus Supplement, the Master Servicer may have the right or the obligation to purchase such Convertible Mortgage Loans from the Issuer. The purchase price for such a Convertible Mortgage Loan will not be less than the outstanding principal amount of such Convertible Mortgage Loan plus accrued interest thereon through the purchase date. The terms, conditions, limitations and consents required or imposed upon the Master Servicer in connection with the purchase of Convertible Mortgage Loans will be set forth in the related Prospectus Supplement.

 Due-on-Sale Clauses

  Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions." The Contracts generally prohibit the sale or transfer of the related Manufactured Homes without the consent of the Master Servicer and permit the acceleration of the maturity of the Contracts by the Master Servicer upon any such sale or transfer that is not consented to. It is expected that the Master Servicer will generally permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses."

                           DESCRIPTION OF THE BONDS

GENERAL

  Each series of Bonds offered hereby and by the related Prospectus Supplement will be issued pursuant to a separate Indenture between the Issuer of such series and the Indenture Trustee for such series. The following summaries describe certain provisions common to each series of Bonds. The summaries are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Indenture relating to each series of Bonds. Summaries of particular provisions or terms used in the Indenture incorporate by reference the actual provisions (including definitions of terms) as part of such summaries, and are qualified in their entirety by reference to the actual provisions of the Indenture.

  Each series of Bonds will consist of one or more classes of Bonds that may
(i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Bonds") or subordinate (collectively, "Subordinated Bonds") to one or more other classes of Bonds in respects of certain distributions on the Bonds and (iii) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets of such Issuer, to the extent of available funds, in each case as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the Assets securing a series of Bonds may include (i) Subsequent Assets transferred to the Issuer during the Pre-Funding Period;
(ii) eligible substitute Mortgage Loans transferred to the Issuer in exchange for Mortgage Loans that are the subject of a breach of a transferor representation or warranty; and (iii) in the case of revolving Home Equity loans, additional balances advanced to the borrowers under such loans. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Bonds may be limited to collections from a designated portion of the Whole Loans in the related pool (each such portion of Whole Loans, a "Mortgage Loan Group") or a designated portion of Contracts in the related pool (each such portion of Contracts, a "Contract Group"). Any such classes may include classes of Offered Bonds.

  Each class of Offered Bonds of a series will be issued in minimum denominations corresponding to the Bond Principal Balances. The transfer of any Offered Bonds may be registered and such Bonds may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Company or the Indenture Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Bonds of a series may be issued in definitive form ("Definitive Bonds") or in book-entry form ("Book-Entry Bonds"), as provided in the related Prospectus Supplement. See "Risk Factors-- Book-Entry Registration" and "Description of the Bonds--Book-Entry Registration and Definitive Bonds." Definitive Bonds will be exchangeable for other Bonds of the same class and series of a like aggregate Bond Principal Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity of Investment" and "-- Limited Assets."

DISTRIBUTIONS

  Distributions on the Bonds of each series will be made by or on behalf of the Indenture Trustee on each Payment Date as specified in the related Prospectus Supplement from the Available Funds, as hereinafter defined, for such series and such Payment Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Bonds are registered at the close of business on the last business day of the month preceding the month in which the Payment Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Bonds on each Payment Date will be allocated pro rata among the outstanding Bonds in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Indenture Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Bondholder at a bank or other entity having appropriate facilities therefor, if such Bondholder has so notified the Indenture Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Bonds in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Bond register; provided, however, that the final distribution in retirement of the Bonds (whether Definitive Bonds or Book-Entry Bonds) will be made only upon presentation and surrender of the Bonds at the location specified in the notice to Bondholders of such final distribution.

AVAILABLE FUNDS

  All distributions on the Bonds of each series on each Payment Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement. The "Available Funds" for each Payment Date will generally equal the sum of the following amounts:

    (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

      (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period, (a "Due Period Due Period" with respect to any Payment Date will generally commence on the second day of the month in which the immediately preceding Payment Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Payment
    Date),

      (b) if the related Prospectus Supplement so specifies, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

      (c) all amounts in the Collection Account that are due or reimbursable to the Company, the Indenture Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Issuer;

    (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

    (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Payment Date;

    (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments; and

    (v) if the related Prospectus Supplement so provides, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Payment Date.

  As described below, the entire Available Funds will be distributed among the related Bonds (including any Bonds not offered hereby) on each Payment Date, and accordingly will be released and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE BONDS

  Each class of Bonds may have a different interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class of Bonds (the "Bond Interest Rate"). The related Prospectus Supplement will specify the Bond Interest Rate for each class or, in the case of a variable or adjustable Bond Interest Rate, the method for determining the Bond Interest Rate. Interest on the Bonds will generally be calculated on the basis of a 360-day year consisting of twelve 30-day months. The related Prospectus Supplement will indicate if the interest on the Bonds is calculated differently.

  Distributions of interest in respect of the Bonds of any class will be made on each Payment Date based on the Accrued Bond Interest for such class and such Payment Date, subject to the sufficiency of the portion of the Available Funds allocable to such class on such Payment Date. With respect to each class of Bonds and each Payment Date, "Accrued Bond Interest" will be equal to interest accrued for a specified period on the outstanding Bond Principal Balance thereof immediately prior to the Payment Date, at the applicable Bond Interest Rate, reduced as described below. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Bond Interest that is otherwise distributable on a class of Offered Bonds may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets of the related Issuer. Any reduction in the amount of Accrued Bond Interest otherwise distributable on a class of Bonds by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans or Contracts comprising or underlying the Assets of the related Issuer will generally result in a corresponding increase in the Bond Principal Balance of such class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE BONDS

  The Bonds of each series will have a principal balance (a "Bond Principal Balance") which, at any time, will equal the initial principal balance thereof on the closing date minus all distributions in respect of principal on the Bonds. The outstanding Bond Principal Balance of a Bond will be reduced to the extent of distributions of principal thereon from time to time. The initial aggregate Bond Principal Balance of all classes of Bonds of a series generally will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Bond Principal Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will generally be made on each Payment Date to the class or classes of Bonds entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Bond Principal Balance of such class has been reduced to zero.

COMPONENTS

  To the extent specified in the related Prospectus Supplement, distribution on a class of Bonds may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interest on the Bonds" and "-- Distributions of Principal of the Bonds" above also relate to components of such a class of Bonds. In such case, reference in such sections to Bond Principal Balance and Bond Interest Rate refer to the principal balance, if any, of any such component and the Bond Interest Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE BONDS OF PREPAYMENT PREMIUMS

  If so provided in the related Prospectus Supplement, Prepayment Premiums that are collected on the Mortgage Assets of the related Issuer will be distributed on each Payment Date to the class or classes of Bonds entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

  If so provided in the Prospectus Supplement for a series of Bonds consisting of one or more classes of Subordinated Bonds on any Payment Date in respect of which losses or shortfalls and collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinated Bonds in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that an Issuer may have against losses and shortfalls on Assets of such Issuer.

ADVANCES IN RESPECT OF DELINQUENCIES

  The Master Servicer's (or another entity's) advance obligation will generally be subject to the Master Servicer's (or another entity's) good faith determination that such advances will generally be reimbursable from Related Proceeds (as defined below). See "Description of Credit Support."

  Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Bonds entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will generally be reimbursable only out of related recoveries on the Mortgage Loans or Contracts (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan or Contract, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinated Bonds of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Bonds to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinated Bonds. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Payment Date to the extent that funds in the Collection Account on such Payment Date are less than payments required to be made to Bondholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

  If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Bondholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO BONDHOLDERS

  Generally, with each distribution to holders of any class of Bonds of a series, the Master Servicer or the Indenture Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Company and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case, to the extent applicable and available, substantially the following:

    (i) the amount of such distribution to holders of Bonds of such class applied to reduce the Bond Principal Balance thereof;

    (ii) the amount of such distribution to holders of Bonds of such class allocable to accrued interest;

    (iii) the amount of such distribution allocable to Prepayment Premiums;

    (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Assets, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Indenture Trustee deems necessary or desirable, or that a Bondholder reasonably requests, to enable Bondholders to prepare their tax returns;

    (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Payment Date;

    (vi) the aggregate principal balance of the Assets at the close of business on such Payment Date;

    (vii) the number and aggregate principal balance of Whole Loans or Contracts in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

    (viii) with respect to any Whole Loan or Contract liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Bondholders;

    (ix) with respect to each Mortgaged Property that is acquired by the Issuer by foreclosure or deed in lieu of foreclosure (an "REO Property") relating to a Whole Loan or Contract and included in the related Assets as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan or Contract and (b) the date of acquisition;

    (x) with respect to each REO Property relating to a Whole Loan or Contract and included in the related Assets as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan or Contract immediately following such Payment Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

    (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan or Contract and (c) the amount of any loss to Bondholders in respect of the related Mortgage Loan;

    (xii) the aggregate Bond Principal Balance of each class of Bonds at the close of business on such Payment Date, separately identifying any reduction in such Bond Principal Balance due to the allocation of any loss;

    (xiii) the aggregate amount of principal prepayments made during the related Due Period;

    (xiv) the amount deposited in the reserve fund, if any, on such Payment
  Date;

    (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Payment Date;

    (xvi) the aggregate unpaid Accrued Bond Interest, if any, on each class of Bonds at the close of business on such Payment Date;

    (xvii) in the case of Bonds with a variable Bond Interest Rate, the Bond Interest Rate applicable to such Payment Date, and, if available, the immediately succeeding Payment Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xviii) in the case of Bonds with an adjustable Bond Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Bond Interest Rate applicable to such Payment Date, if available, and the immediately succeeding Payment Date as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Payment Date; and

    (xx) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

  In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Bonds or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Bonds. The Master Servicer or the Indenture Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Company and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Indenture Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Bonds will describe any additional information to be included in reports to the holders of such Bonds.

  Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Indenture Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Bond a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Bondholder. Such obligation of the Master Servicer or the Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Indenture Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Bonds--Book-Entry Registration and Definitive Bonds."

TERMINATION

  The obligations created by the related Agreement for each series of Bonds will terminate upon the payment to Bondholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Indenture Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan or Contract subject thereto and (ii) the purchase of all of the assets of the Issuer by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Bondholder, and the final distribution will be made only upon presentation and surrender of the Bonds at the location to be specified in the notice of termination.

  If so specified in the related Prospectus Supplement, a series of Bonds may be subject to optional early termination by the Issuer, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Bond Principal Balance of a specified class or classes of Bonds by a specified percentage or amount, or on or after a date specified in such Prospectus Supplement, the Bonds may be subject to optional early termination by the related Issuer. In most cases a series of Bonds will be callable by the Issuer when the outstanding Bond Principal Balance is reduced to a percentage, which will be set forth in the related Prospectus Supplement, of the original Bond Principal Balance. This percentage may range between 10% and 35% depending upon the type and characteristics of the collateral, the level of over collateralization, the amount of credit enhancement, rating agency concerns and other factors. The price at which the bonds will be callable by the Issuer, which will be at least equal to the outstanding principal amount thereof plus accrued interest thereon, will also be set forth in the related Prospectus Supplement.

REDEMPTION

  To the extent provided in the related Prospectus Supplement, a class of Bonds may be subject to early redemption at the option of the Issuer. Notice of such redemption must be given by the Issuer or by the Indenture Trustee as provided in the related Prospectus Supplement. The redemption price for any Bond (or portion thereof) so redeemed will be the percentage of the unpaid principal amount of such Bond specified in the related Prospectus Supplement, together with accrued interest thereon to the date specified in the related Prospectus Supplement, or such other price as may be specified in the related Prospectus Supplement. At the option of the Issuer, an optional redemption of a class of Bonds may be effected without retiring such class of Bonds so that the Issuer or a designee has the ability to own or resell such class of Bonds. Upon redemption and retirement of all the Bonds, the Collateral securing the Bonds will be released from the lien of the Indenture.

  If set forth in the related Prospectus Supplement, the Issuer may redeem a class of the Bonds in whole, but not in part, at any time upon a determination by the Issuer, based upon an opinion of counsel, that a substantial risk exists that the Bonds of the class to be redeemed will not be treated for federal income tax purposes as evidences of indebtedness. Any such redemption will be paid in cash at a price equal to 100% of the aggregate outstanding principal balance of the class of Bonds so redeemed, plus accrued and unpaid interest.

PUT OPTION

  If set forth in the related Prospectus Supplement, the holders of a class of Bonds may have the right to put the Bonds to the Issuer or a designee at certain limited times and under certain limited circumstances. The put rights of Bondholders, if any, including the price at which the Bonds may be put, the times at which such put may be exercised and other conditions and limitations on the exercise of such put, will be set forth in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE BONDS

  If so provided in the related Prospectus Supplement, one or more classes of the Offered Bonds of any series will be issued as Book-Entry Bonds, and each such class will be represented by one or more single Bonds registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities

Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Bonds may generally do so only through Participants and Indirect Participants. In addition, such investors ("Bond Owners") will receive all distributions on the Book-Entry Bonds through DTC and its Participants. Under a book-entry format, Bond Owners will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Bond Owners. The only "Bondholder" (as such term is used in the Agreement) will generally be Cede, as nominee of DTC, and the Bond Owners generally will not be recognized by the Indenture Trustee as Bondholders under the Agreement. Bond Owners will be permitted to exercise the rights of Bondholders under the related Agreement, trust agreement or, Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Bonds and is required to receive and transmit distributions of principal of and interest on the Book-Entry Bonds. Participants and Indirect Participants with which Bond Owners have accounts with respect to the Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners.

  Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Bond Owner to pledge its interest in the Book-Entry Bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Bonds, may be limited due to the lack of a physical certificate evidencing such interest.

  DTC has advised the Company that it will take any action permitted to be taken by a Bondholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Bonds are credited.

  Bonds initially issued in book-entry form will generally be issued in fully registered, certificated form to Bond Owners or their nominees ("Definitive Bonds"), rather than to DTC or its nominee only if (i) the Company advises the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Bonds and the Company is unable to locate a qualified successor or (ii) the Company, at its option, elects to terminate the book-entry system through DTC.

  Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Bonds for the Bond Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Bonds, together with instructions for reregistration, the Indenture Trustee will issue (or cause to be issued) to the Bond Owners identified in such instructions the Definitive Bonds to which they are entitled, and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

  The following disclosure contains a description of all material aspects of the agreements discussed.

AGREEMENTS APPLICABLE TO A SERIES

  General. Any Master Servicer and the Indenture Trustee with respect to any series of Bonds will be named in the related Prospectus Supplement. In any series of Bonds for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups or Contract Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group or the Contracts in the corresponding Contract Group. Such servicer will service all or a significant number of Whole Loans or Contracts directly without a Sub-Servicer. The obligations of any such servicer will generally be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations will generally be deemed to also be references to any servicer servicing Whole Loans or Contracts directly.

  The Assets of each Issuer will be serviced in accordance with the terms of a servicing agreement among the Company, the Master Servicer and the Indenture Trustee (the "Agreement"). The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Bonds will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Issuer and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Bond" refers to all of the Bonds of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Company will provide a copy of the Agreement (without exhibits) relating to any series of Bonds without charge upon written request of a holder of a Bond of such series addressed to NovaStar Mortgage Funding Corporation, 1900 West 47th Place, Suite 205, Westwood, Kansas 66205, Attention: David J. Lee, Vice President.

ASSIGNMENT OF ASSETS; REPURCHASES

  At the time of issuance of any series of Bonds, the Company will assign (or cause to be assigned) to the designated Indenture Trustee the Assets of the related Issuer, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Indenture Trustee will, concurrently with such assignment, deliver a certificate to the Company in exchange for the Assets and the other assets of the Issuer for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will generally include detailed information (i) in respect of each Whole Loan of the Issuer, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; (ii) in respect of each Contract of the related Issuer, including without limitation the Contract number, the outstanding principal amount and the Contract Rate; and (iii) in respect of each MBS of the related Issuer, including without limitation, the MBS Issuer, MBS Servicer and MBS Indenture Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

  With respect to each Whole Loan, the Company will generally deliver or cause to be delivered to the Indenture Trustee (or to the custodian hereinafter referred to) certain loan documents, which will generally include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Indenture Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Indenture Trustee in recordable form. Notwithstanding the foregoing, an Issuer may hold Mortgage Loans where the original Mortgage Note is not delivered to the Indenture Trustee if the Company delivers to the Indenture Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Indenture Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Agreement will generally require the Company or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Indenture Trustee, such recording is not required to protect the Indenture Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Company, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

  The Indenture Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Indenture Trustee (or a custodian) will hold such documents in trust for the benefit of the Bondholders. If any such document is found to be missing or defective in any material respect, the Indenture Trustee (or such custodian) shall immediately notify the Master Servicer and the Company, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Indenture Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Company will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation generally constitutes the sole remedy available to the Bondholders or the Indenture Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Issuer as a result of such breach or defect.

  Notwithstanding the preceding two paragraphs, the documents with respect to Home Equity Loans generally will not be delivered to the Indenture Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Indenture Trustee generally will not be recorded.

  With respect to each Contract, the Master Servicer (which may also be the Asset Seller) will generally maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Indenture Trustee in the Contracts, the Company will cause UCC-1 financing statements to be executed by the related Asset Seller identifying the Company as secured party and by the Company identifying the Indenture Trustee as the secured party and, in each case, identifying all Contracts as collateral. The Contracts generally will not be stamped or otherwise marked to reflect their assignment from the Company to the Issuer. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Indenture Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts."

  While the Contract documents will not be reviewed by the Indenture Trustee or the Master Servicer, if the Master Servicer finds that any such document is missing or defective in any material respect, the Master Servicer shall immediately notify the Company and the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Indenture

Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Company will be obligated to repurchase or substitute for such Contract if the Asset Seller defaults on its obligation. This repurchase or substitution obligation generally constitutes the sole remedy available to the Bondholders or the Indenture Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Issuer as a result of such breach or defect.

  With respect to each Government Bond or MBS in certificated form, the Company will deliver or cause to be delivered to the Indenture Trustee (or the custodian) the original certificate or other definitive evidence of such Government Bond or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Bond or MBS, as applicable, to the Indenture Trustee for the benefit of the Bondholders. With respect to each Government Bond or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Company and the Indenture Trustee will cause such Government Bond or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Indenture Trustee for the benefit of the Bondholders. The related Agreement will generally require that either the Company or the Indenture Trustee promptly cause any MBS and Government Bonds in certificated form not registered in the name of the Indenture Trustee to be re-registered, with the applicable persons, in the name of the Indenture Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

  With respect to each Whole Loan or Contract, the Company will generally assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan or Contract on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) in the case of a Whole Loan, the existence of title insurance insuring the lien priority of the Whole Loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home; (iii) the authority of the Warranting Party to sell the Whole Loan or Contract; (iv) the payment status of the Whole Loan or Contract; (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home.

  Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Company and shall be identified in the related Prospectus Supplement.

  Representations and warranties made in respect of a Whole Loan or Contract may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Bonds. In the event of a breach of any such representation or warranty, the Warranting Party will generally be obligated to reimburse the Issuer for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan or Contract as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

  Each Agreement will generally provide that the Master Servicer and/or Indenture Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan or Contract that materially and adversely affects the value of such Whole Loan or Contract or the interests therein of the Bondholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan or Contract from the Indenture Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan or Contract the "Purchase Price" will generally be equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate or Contract Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. A Warranting Party, rather than repurchase a Whole Loan or Contract as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Bonds, to cause the removal of such Whole Loan or Contract from the related Assets of the Issuer and substitute in its place one or more other Whole Loans or Contracts, as applicable, in accordance with the standards described in the related Agreement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan or Contract as to which a breach has occurred, will have the option to reimburse the Issuer or the Bondholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will generally constitute the sole remedy available to holders of Bonds or the Indenture Trustee for a breach of representation by a Warranting Party.

  Neither the Company (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan or Contract if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans or Contracts.

  With respect to an Issuer that holds Government Bonds or MBS, the Warranting Party will generally make or assign certain representations or warranties, as of a specified date, with respect to such Government Bonds or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

COLLECTION ACCOUNT AND RELATED ACCOUNTS

 General

  The Master Servicer and/or the Indenture Trustee will, as to each Issuer, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Bondholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Bonds of such series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Payment Date in certain short-term Permitted Investments. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

 Deposits

  A Master Servicer or the Indenture Trustee will deposit or cause to be deposited in the Collection Account for one or more Issuers within two Business Days, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Indenture Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

    (i) all payments on account of principal, including principal prepayments, on the Assets;

    (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

    (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Bondholders by foreclosure or by deed in lieu of foreclosure or otherwise;

    (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Bonds as described under "Description of Credit Support";

    (v) any advances made as described under "Description of the Bonds-- Advances in Respect of Delinquencies";

    (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Assets--Cash Flow Agreements";

    (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Company, any Asset Seller or any other specified person as described under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "--Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Bonds--Termination" (also, "Liquidation Proceeds");

    (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans or Contracts as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

    (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Mortgage Assets;

    (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

    (xi) any amount required to be deposited by a Master Servicer or the Indenture Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Indenture Trustee, as the case may be, of funds held in the Collection Account; and

    (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

 Withdrawals

  A Master Servicer or the Indenture Trustee may generally make withdrawals, from time to time, from the Collection Account for each Issuer for any of the following purposes:

    (i) to make distributions to the Bondholders on each Payment Date;

    (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Bonds--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans or Contracts with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans or Contracts;

    (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans or Contracts and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans or Contracts and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans or Contracts and properties;

    (iv) to reimburse a Master Servicer for any advances described in clause
  (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets;

    (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed or, if and to the extent provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinated Bonds, if any, remaining outstanding, and otherwise any outstanding class of Bonds, of the related series;

    (vi) to reimburse a Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding a Master Servicer and the Company";

    (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Indenture Trustee's fees;

    (viii) to reimburse the Indenture Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Indenture Trustee";

    (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

    (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

    (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Bondholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

    (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

    (xiii) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Bondholders;

    (xiv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Bondholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

    (xv) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Issuer whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "-- Representations and Warranties; Repurchases" or otherwise;

    (xvi) to make any other withdrawals permitted by the related Agreement;
  and

    (xvii) to clear and terminate the Collection Account at the termination of the Issuer.

  The related Prospectus Supplement or the related Agreement will specify if the Master Servicer or the Indenture Trustee may not make withdrawals from the Collection Account for any of the purposes named above.

 Other Collection Accounts

  Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Bonds may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit within two Business Days the amounts described under "--Deposits" above, for one or more series of Bonds. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. to the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans or manufactured housing contracts comparable to the Contracts and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, held by the related Issuer described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan or Contract.

  Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Whole Loans or Contracts. The Master Servicer will generally be responsible for filing and settling claims in respect of particular Whole Loans or Contracts under any applicable instrument of Credit Support. See "Description of Credit Support."

  The Master Servicer may agree to modify, waive or amend any term of any Whole Loan or Contract in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or Contract or (ii) in its judgment, materially impair the security for the Whole Loan or Contract or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan or Contract if (i) in its judgment, a material default on the Whole Loan or Contract has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan or Contract on a present value basis than would liquidation. The Master Servicer is required to notify the Indenture Trustee in the event of any modification, waiver or amendment of any Whole Loan or Contract.

  In the case of multifamily loans, a mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a multifamily loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise maintain and insure the related Mortgaged Property. In general, the Master Servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the related Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the mortgagor, the presence of an acceptable to party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

SUB-SERVICERS

  A Master Servicer may delegate its servicing obligations in respect of the Whole Loans or Contracts to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Bonds is no longer acting in such capacity, the Indenture Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

  The Master Servicer will generally be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans or Contracts. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

  The Master Servicer will generally be required to monitor any Whole Loan or Contract which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property or Manufactured Home and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

  Any Agreement relating to an Issuer that holds Whole Loans or Contracts may grant to the Master Servicer a right of first refusal to purchase from the Issuer at a predetermined purchase price any such Whole Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Bond will be described in the related Prospectus Supplement. The related

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

Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

  If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, or an affiliate of the Master Servicer) that constitutes a fair price for such defaulted Whole Loan or Contract. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

  The Master Servicer, on behalf of the Indenture Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Whole Loan or Contract has occurred or, in the Master Servicer's judgment, is imminent.

  If recovery on a defaulted Whole Loan or Contract under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan or Contract. If the proceeds of any liquidation of the property securing the defaulted Whole Loan or Contract are less than the outstanding principal balance of the defaulted Whole Loan or Contract plus interest accrued thereon at the Mortgage Rate or Contract Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Issuer will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan or Contract amounts representing its normal servicing compensation on the Whole Loan or Contract, unreimbursed servicing expenses incurred with respect to the Whole Loan or Contract and any unreimbursed advances of delinquent payments made with respect to the Whole Loan or Contract.

  If any property securing a defaulted Whole Loan or Contract is damaged the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds on liquidation of the Whole Loan or Contract after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

  As servicer of the Whole Loans or Contracts, a Master Servicer, on behalf of itself, the Indenture Trustee and the Bondholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans or Contracts.

  If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan or Contract, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds amounts representing its normal servicing compensation on such Whole Loan or Contract, unreimbursed servicing expenses incurred with respect to the Whole Loan or Contract and any unreimbursed advances of delinquent payments made with respect to the Whole Loan or Contract. See "--Hazard Insurance Policies" and "Description of Credit Support."


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

HAZARD INSURANCE POLICIES

 Whole Loans

  Each Agreement for an Issuer holding Whole Loans will generally require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will generally be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. In the case of High LTV Loans, such hazard insurance policy may not cover the principal balance owning on such loan. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

  The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

  Each Agreement for an Issuer holding Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

  Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.


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

  Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Indenture Trustee, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

 Contracts

  The terms of the Agreement for an Issuer holding Contracts will generally require the Master Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Master Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

  The Master Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Master Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

  Each Agreement will generally require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

  The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will generally be

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


retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses." The Contracts may also contain such clauses. The Master Servicer will generally permit such transfer so long as the transferee satisfies the Master Servicer's then applicable placement standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses".

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Prospectus Supplement for a series of Bonds will specify if there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be held by the related Issuer.

  The Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Bonds will generally come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Bonds secured by Whole Loans or Contracts may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

  The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Indenture Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Bondholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans or Contracts and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Issuer.

  If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans or Contracts of the related Issuer during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

  Each Agreement relating to Assets which include Whole Loans or Contracts will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Indenture Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC") or such other program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for

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

examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or such other program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

  Each such Agreement will also provide for delivery to the Indenture Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

  Copies of such annual accountants' statement and such statements of officers will generally be obtainable by Bondholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement. The related Prospectus Supplement will specify if such statements will be obtainable upon request to someone other than the Master Servicer.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE COMPANY

  The Master Servicer, if any, or a servicer for substantially all the Whole Loans or Contracts under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Company and may have other normal business relationships with the Company or the Company's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans or Contracts, if applicable.

  The related Agreement will generally provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that the performance of its obligations or duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

  Each Agreement will generally further provide that neither any Master Servicer, the Company nor any director, officer, employee, or agent of a Master Servicer or the Company will be under any liability to the related Issuer or Bondholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Company nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will generally further provide that any Master Servicer and any director, officer, employee or agent of a Master Servicer will be entitled to indemnification by the related Issuer and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Bonds; provided, however, that such indemnification will not extend to any loss, liability or expense (i) related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligation or duties. In addition, each Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Bondholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuer will be entitled to be reimbursed therefor.


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

  Any person into which the Master Servicer or the Company may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

  For an Issuer holding Whole Loans or Contracts, "Events of Default" under the related Agreement will generally include (i) any failure by the Master Servicer to distribute or cause to be distributed to Bondholders, or to remit to the Indenture Trustee for distribution to Bondholders, any required payment that continues after a grace period, if any; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for 30 days after written notice of such failure has been given to the Master Servicer by the Indenture Trustee or the Company, or to the Master Servicer, the Company and the Indenture Trustee by the Bond Insurer; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Bondholders and which continues unremedied for 30 days after written notice of such breach has been given to the Master Servicer by the Indenture Trustee or the Company, or to the Master Servicer, the Company and the Indenture Trustee by the Bond Insurer; and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. The Master Servicer will generally be required to immediately notify the Indenture Trustee and the Bond Insurer in writing of any Event of Default under the related Agreement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

  So long as an Event of Default under an Agreement remains unremedied, either the Issuer with the consent of the Bond Insurer or the Bond Insurer, or if a default exists under the Bond Insurance Policy, the holders of at least 51% of the aggregate Bond Principal Balance of such series may, by notice to the Master Servicer, terminate all of the rights and obligations of the Master Servicer under the Agreement (other than its right to receive servicing compensation and expenses for servicing the Mortgage Loans), whereupon the Indenture Trustee will succeed to all of the authority and power of the Master Servicer under the Agreement (except that if the Indenture Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans or Contracts, or if the related Prospectus Supplement so specifies, then the Indenture Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Bonds entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Bond Principal Balances of such series, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $10,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

  Unless otherwise described in the related Prospectus Supplement, the Bond Insurer, or if a Bond Insurer default exits, the holders of Bonds representing at least 51% (or such other percentage specified in the related Prospectus Supplement) aggregate Bond Principal Balance of such series affected by any Event of Default will generally be entitled to waive such Event of Default, except a default in the making of or the causing to be made any required distribution on the Bonds. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.


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

AMENDMENT

  Each Agreement may be amended by the Master Servicer, the Indenture Trustee and the Issuer with the prior written consent of the Bond Insurer, provided that any amendment be accompanied by a letter from the Rating Agencies to the effect that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Bonds, or the rating then assigned to the Bonds without taking into account the Bond Insurance Policy.

THE INDENTURE TRUSTEE

  The Indenture Trustee under each Indenture will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Indenture Trustee may have a banking relationship with the Company and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE INDENTURE TRUSTEE

  The Indenture Trustee will make no representations as to the validity or sufficiency of any Agreement or Indenture, the Bonds or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Bonds or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Indenture Trustee is required to perform only those duties specifically required under the related Agreement or Indenture, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Indenture Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Indenture, as applicable.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE

  The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee will generally be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Indenture Trustee's (i) enforcing its rights and remedies and protecting the interests, of the Bondholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Bonds (iii) being the mortgagee of record with respect to the Mortgage Loans held by an Issuer and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Bondholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Bonds entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Bond Principal Balance for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Indenture Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Indenture Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Indenture Trustee made therein.

RESIGNATION AND REMOVAL OF THE INDENTURE TRUSTEE

  The Indenture Trustee may at any time resign from its obligations and duties under an Indenture by giving written notice thereof to the Company, the Master Servicer, if any, and all Bondholders. Upon receiving such notice of resignation, the Company or the Issuer is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment

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

within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

  If at any time the Indenture Trustee shall cease to be eligible to continue as such under the related Indenture, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Indenture Trustee has adversely affected or will adversely affect the rating on any class of the Bonds, then the Company or the Issuer may remove the Indenture Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Bonds of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the voting rights for such series may at any time remove the Indenture Trustee without cause and appoint a successor trustee.

  Any resignation or removal of the Indenture Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

  Events of Default. "Events of Default" under the Indenture for each series of Bonds will generally include: (a) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest due on any Bonds of such series; (b) failure to perform any other covenant of the Issuer in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement); (c) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty
(60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (d) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer; or (e) any other event of default provided in the Indenture with respect to the Bonds of that series. The related Prospectus Supplement will indicate if "Events of Default" include any events other than those named above.

  If an Event of Default with respect to the Bonds of any series at the time outstanding occurs and is continuing, the Indenture Trustee may and, at the written direction of the Bond Insurer, or if a Bond Insurer default exists, the holders of a majority of the then aggregate outstanding amount of the Bonds of such series, shall declare the Bond Principal Balance of all the Bonds of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding Bond Principal Balance of the Bonds of such series.

  If, following an Event of Default with respect to any series of Bonds, the Bonds of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion (provided that the Bond Insurer or Bondholders representing more than 50% of the Bond Principal Balances of the Bonds have not directed the Indenture Trustee to sell the Assets), notwithstanding such acceleration, elect to maintain possession of the collateral securing the Bonds of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Bonds of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the Assets securing the Bonds of a series following an Event of Default, unless (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding Bond Principal Balance of such series consent to such sale, (b) the proceeds of such sale or liquidation distributable to the Bondholders are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Bonds of such series at the date of such sale and to reimburse the Bond Insurer for any amounts drawn under the Bond Insurance Policy and any other amounts due to the Bond Insurer under the insurance agreement or
(c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Bonds as such payments would have become due if such Bonds had not been declared due and payable, and the Indenture Trustee obtains the consent of a majority of the aggregate Bond Principal Balance (or such other percentage specified in the related Prospectus Supplement).

  In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Bonds of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Bondholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Bondholders after the occurrence of such an Event of Default.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Bondholders of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the Bond Principal Balance of the Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Bonds of such series, and the holders of a majority of the Bond Principal Balance of the Bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Bonds of such series affected thereby.

  Discharge of the Indenture. The Indenture will be discharged with respect to a series of Bonds (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Bonds of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Bonds of such series.

  In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Bonds of any series, the related Issuer will be discharged from any and all obligations in respect of the Bonds of such series (except for certain obligations relating to temporary Bonds and exchange of Bonds, to register the transfer of or exchange Bonds of such series, to replace stolen, lost or mutilated Bonds of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Bonds of such series on the maturity date for such Bonds and any installment of interest on such Bonds in accordance with the terms of the Indenture and the Bonds of such series. In the event of any such defeasance and discharge of Bonds of such series, holders of Bonds of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Bonds until maturity.

  Indenture Trustee's Annual Report. The Indenture Trustee for each series of Bonds will be required to mail each year to all related Bondholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Bonds and that has not been previously reported.

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

  The Indenture Trustee. The Indenture Trustee for a series of Bonds will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Company will be obligated to appoint, with the consent of the Bond Insurer, a successor trustee for such series. The Company may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Company will be obligated to appoint a successor trustee for the applicable series of Bonds. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Bonds does not become effective until acceptance of the appointment by the successor trustee for such series.

  The bank or trust company serving as Indenture Trustee may have a banking relationship with the Company or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

  For any series of Bonds, Credit Support may be provided with respect to one or more classes of Bonds or the related Assets. Credit Support may be in the form of certain cash accounts, overcollateralization, excess spread, reserve funds, insurance policies, surety bonds, guarantees, letters of credit or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

  Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Bond Principal Balance of the Bonds and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Bondholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Bonds (each, a "Covered Trust"), holders of Bonds evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

  If Credit Support is provided with respect to one or more classes of Bonds of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

OVERCOLLATERALIZATION

  If so specified in the related Prospectus Supplement, credit enhancement may consist of over-collateralization whereby the aggregate principal balance of the related Mortgage Loans exceeds the aggregate principal balance of the Bonds of the related series. Such over-collateralization may exist on the related closing date and/or develop thereafter as a result of the application of a portion of the interest payments on each Mortgage Loan as an additional payment in respect of principal to reduce the principal balance of a certain class or classes of Bonds and, thus, accelerate the rate of payment of principal on such class or classes of Bonds. The amount of such overcollateralization will generally be in the range of 3% to 6%, but may fall outside such range either on the related closing date or thereafter while the Bonds are outstanding. The amount of overcollateralization, if any, on the closing date for a series of Bonds will be set forth in the related Prospectus Supplement.

CROSSCOLLATERALIZATION

  If so specified in the related Prospectus Supplement, separate groups of Mortgage Loans may be pledged to secure separate classes of the related series of Bonds. In such case, credit support may be provided by a crosscollateralization feature which requires that payments be made with respect to Bonds secured by one or more groups of Mortgage Loans prior to distributions to Bonds secured by one or more other groups of Mortgage Loans. Crosscollateralization may be provided by (i) the allocation of certain excess amounts generated by one or more groups of Mortgage Loans to one or more other groups of Mortgage Loans or (ii) the allocation of losses with respect to one or more groups of Mortgage Loans to one or more other groups of Mortgage Loans. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Bonds of the related series then outstanding having the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

EXCESS SPREAD

  "Excess Spread" refers to the positive spread that may exist to the extent specified in the related Prospectus Supplement between the weighted average of the interest rates (less servicing or other applicable fees) on the Mortgage Loans and the weighted average of the Bond Interest Rates. Whether at any time any such positive spread exists will depend on a variety of factors, including, with respect to a series of Bonds with respect to which both the Bonds and the Mortgage Loans bear interest at adjustable rates, the relationship of the movements in the indices applicable to the Mortgage Loans and those applicable to the Bonds, over which no prediction can be made or assurance given.

SUBORDINATION

  If so specified in the related Prospectus Supplement, a series of Bonds may consist of one or more classes of Senior Bonds (the "Senior Bonds") and one or more classes of Subordinated Bonds (the "Subordinated Bonds"). The rights of the holders of the Subordinated Bonds of a series (the "Subordinated Bondholders") to receive payments of principal and/or interest (or any combination thereof) will be subordinated to such rights of the holders of the Senior Bonds of the same series (the "Senior Bondholders") to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by the Senior Bondholders of the full amount of their scheduled payments of principal and/or interest. The protection afforded to the Senior Bondholders of a series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any payment being made on the related Subordinated Bonds, the amounts of principal and/or interest due them on each Payment Date out of the funds available for payment on such date and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future payments that would otherwise have been payable to the Subordinated Bondholders; or (ii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated Bonds in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will decrease over time.

  If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Collateral and losses with respect to the Mortgage Collateral will be borne first by the various classes

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

of Subordinated Bonds and thereafter by the various classes of Senior Bonds, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate payments in respect of delinquent payments on the Mortgage Collateral over the lives of the Bonds or at any time, the aggregate losses in respect of Mortgage Collateral which must be borne by the Subordinated Bonds by virtue of subordination and the amount of payments otherwise distributable to the Subordinated Bondholders that will be distributable to Senior Bondholders on any Payment Date may be limited as specified in the related Prospectus Supplement. If aggregate payments in respect of delinquent payments on the Mortgage Collateral or aggregate losses in respect of such Mortgage Collateral were to exceed the amount specified in the related Prospectus Supplement, Senior Bondholders would experience losses on the Bonds.

  If so specified in the related Prospectus Supplement, various classes of Senior Bonds and Subordinated Bonds may themselves be subordinate in their right to receive certain payments to other classes of Senior and Subordinated Bonds, respectively.

  As between classes of Senior Bonds and as between classes of Subordinated Bonds, payments may be allocated among such classes (i) in accordance with a schedule or formula, (ii) in relation to the occurrence of events or (iii) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Bonds, payments to Senior Bondholders on account of delinquencies or losses and payments to the Reserve Fund will be allocated as specified in the related Prospectus Supplement.

RESERVE FUNDS

  If so provided in the Prospectus Supplement for a series of Bonds, deficiencies in amounts otherwise payable on such Bonds or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, Government Bonds, Corporate Bonds or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

  Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Bonds. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Payment Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Bonds.

  Moneys deposited in any Reserve Funds will generally be invested in Permitted Investments. The Prospectus Supplement will indicate if moneys deposited in any Reserve Funds are invested in investments other than Permitted Investments. Any reinvestment income or other gain from such investments will generally be credited to the related Reserve Fund for such series, and any loss resulting from such investments will generally be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation.

  Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Bondholders and use of investment earnings from the Reserve Fund, if any.


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

BOND INSURANCE POLICIES, SURETY BONDS AND GUARANTEES

  If specified in the related Prospectus Supplement, deficiencies in amounts otherwise payable on Bonds of a series or certain classes thereof will be covered by insurance policies and/or surety bonds (a "Bond Insurance Policy") provided by one or more insurance companies or sureties (a "Bond Insurer"). Such instruments may cover, with respect to one or more classes of Bonds of the related series, timely payments of interest and/or full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, a series of Bonds may also be covered by insurance or guarantees for the purpose of (i) maintaining timely payments or providing additional protection against losses on the Mortgage Collateral pledged to secure such series, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such Mortgage Collateral or principal payment rate on such Mortgage Collateral. Such arrangements may include agreements under which Bondholders are entitled to receive amounts deposited in various accounts held by the Indenture Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Bonds of the related series.

LETTER OF CREDIT

  If so specified in the related Prospectus Supplement, credit enhancement may be provided by a letter of credit. The letter of credit, if any, with respect to a series of Bonds will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans pledged to secure the related series of Bonds on the related Cut-off Date or of one or more classes of Bonds (the "L/C Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Bonds will expire at the date specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

  If so provided in the Prospectus Supplement for a series of Bonds, the MBS of the related Issuer and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

  The following discussion contains summaries, which are general in nature, of all material legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Assets--Assets."

GENERAL

  All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

  A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as hereinafter defined) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

  The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the mortgagor assigns to the lender the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default unless rents are to be paid directly to the lender. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

  The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Company or the Asset Seller will generally make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

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

COOPERATIVE LOANS

  If specified in the Prospectus Supplement relating to a series of Offered Bonds, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

  Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

  The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperative Loans" below.

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

TAX ASPECTS OF COOPERATIVE OWNERSHIP

  In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE

 General

  Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

  Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

 Judicial Foreclosure

  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

 Equitable Limitations on Enforceability of Certain Provisions

  United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the

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mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

 Non-Judicial Foreclosure/Power of Sale

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

 Public Sale

  A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and such remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and in some states, the lender may be entitled to a deficiency judgment. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

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

  A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

 Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

  The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

 Cooperative Loans

  The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically,

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the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

  Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

  In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

  In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

JUNIOR MORTGAGES

  Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Issuer as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale

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

pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

  Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

  In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code) (the "Bankruptcy Code"), virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a union lender may stay the senior lender from taking action to foreclose out of such junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

  Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the

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amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

  In the case of income-producing Multifamily Properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

  Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

  Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially hazardous substances regardless of whether they have contaminated the property, CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

  The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-

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making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

  Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of the Indenture Trustee and reduce the amounts otherwise distributable to the holders of the related series of Bonds. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Indenture Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

  Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Bonds. Neither the Company nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to holders of the related series of Bonds.

DUE-ON-SALE CLAUSES

  The Mortgage Loans will generally contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

  The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a

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

"due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

  Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. With respect to Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans.

SUBORDINATE FINANCING

  Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

  The Company believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

  In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in the Assets unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

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  Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

  Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Bonds, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Bonds. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related bonds in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the related series of Bonds.


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FORFEITURES IN DRUG AND RICO PROCEEDINGS

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

  The following discussion contains summaries, which are general in nature, of all material legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

GENERAL

  As a result of the assignment of the Contracts to the Indenture Trustee, the Indenture Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

  The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Master Servicer will transfer physical possession of the Contracts to the Indenture Trustee or its custodian or may retain possession of the Contracts as custodian for the Indenture Trustee. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Indenture Trustee's ownership of the Contracts. The Contracts generally will not be stamped or marked otherwise to reflect their assignment from the Company to the Indenture Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Indenture Trustee's interest in Contracts could be defeated.

BOND INTERESTS IN THE MANUFACTURED HOMES

  Except as set forth below, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such

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

financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

  The Manufactured Homes securing the Contracts may be located in all 50 states. Bond interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Company. With respect to a series of Bonds and if so described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Company it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

  The Company will cause the security interests in the Manufactured Homes to be assigned to the Indenture Trustee on behalf of the Bondholders. However, the Company and the Indenture Trustee generally will not amend the certificates of title (or file UCC-3 statements) to identify the Indenture Trustee as the new secured party, and the Company and the Master Servicer generally will not deliver the certificates of title to the Indenture Trustee or note thereon the interest of the Indenture Trustee. Accordingly, the Asset Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Master Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Indenture Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

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

  In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Bondholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Indenture Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Indenture Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Indenture Trustee could be released.

  In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Indenture Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Master Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Indenture Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Master Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Master Servicer is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

  Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Indenture Trustee or Bondholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

  General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana), Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

    (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected

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

  either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

    (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

    (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

  Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

  Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

  So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executing process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

  Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an obligor who enters military service after the origination of such obligor's Contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a class of Subordinated Bonds, could result in losses to the holders of a series of Bonds. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Contract during the obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

CONSUMER PROTECTION LAWS

  The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder. Most of the Contracts assigned to the Indenture Trustee will be subject to the requirements of the FTC Rule. Accordingly, the Indenture Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the seller to repurchase the Contract because of a breach of its seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the seller with respect to which the dealer would have been primarily liable to the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


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TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

  The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Master Servicer and permit the acceleration of the maturity of the Contracts by the Master Servicer upon any such sale or transfer that is not consented to. The Master Servicer expects that it will generally permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

  In the case of a transfer of a Manufactured Home after which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

  Title V of the Company Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Assets. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

  A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

  Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting such a claim, the related Bondholders could suffer a loss if (i) the related seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (ii) the Master Servicer or the Indenture Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Bondholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

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                     FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Bonds offered hereunder. This discussion has been prepared with the advice of Stinson, Mag & Fizzell, P.C., counsel to the Company and the Issuer, and, to the extent it states legal conclusions, represents the opinion of such counsel, subject to the limitations set forth herein and in the related Prospectus Supplement. This discussion is directed to Bondholders that hold the Bonds as capital assets within the meaning of Section 1221 of the Code. It does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. This discussion is based on the Internal Revenue Code of 1986, as amended to date (the "Code"), the regulations promulgated thereunder, the position of the Internal Revenue Service ("IRS") set forth in its published revenue rulings, revenue procedures and other announcements and court decisions as in effect on the date of this Prospectus. These authorities are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described herein, potential investors should consider the state, local and foreign tax consequences, if any, of the purchase, ownership and disposition of the Bonds. See "State and Other Tax Consequences." Bondholders are urged to consult their tax advisors concerning the state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Bonds offered hereunder.

CLASSIFICATION OF THE ISSUER AND THE BONDS

  Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements that securitize real estate mortgages as taxable corporations. An entity will be characterized as a TMP if it does not make an election to be classified as a "real estate mortgage investment conduit" (a "REMIC") or a "financial asset securitization investment trust" (a "FASIT") and (i) substantially all of its assets are debt obligations or interests therein and more than 50 percent of such debt obligations or interests consist of real estate mortgages or interests therein, (ii) the entity is the obligor under debt obligations with two or more maturities, and
(iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations or interests referred to in (i). Furthermore, in certain circumstances, a group of assets held by an entity can be treated as a separate TMP if the above requirements are met with respect to such assets.

  The Company does not intend to make an election for any Issuer to be a REMIC or FASIT. It is possible, therefore, that an Issuer or a portion of an Issuer relating to the ownership of certain Assets and the Bonds related thereto could be treated as a TMP for federal income tax purposes. The related Prospectus Supplement for each series of Bonds will discuss whether the Issuer is anticipated to be characterized as a TMP. It is anticipated that each Issuer will be one hundred percent owned by the Company, which is a "qualified REIT subsidiary" (as defined in Section 856(i)(2) of the Code) of NovaStar Financial, which itself is a REIT. As a result, if the Issuer does not constitute a TMP, all of the assets of the Issuer should be treated as owned by NovaStar Financial for federal income tax purposes. If an Issuer is classified as a TMP, it is anticipated that it would qualify as a "qualified REIT subsidiary" of NovaStar Financial. Such characterization would result only in the shareholders of NovaStar Financial being required to include in income certain "excess inclusion" income generated by the TMP and would not result in entity-level, corporate income taxation with respect to the Issuer. On the other hand, if the Issuer constitutes a TMP but fails to qualify or continue to be treated as a "qualified REIT subsidiary" by reason of NovaStar Financial's failure to continue to qualify as a REIT for federal income tax purposes, or for any other reason, the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to whether the assets of any Issuer will be treated as owned by NovaStar Financial or to the prospective qualification of any Issuer as a "qualified REIT subsidiary" or of NovaStar Financial as a REIT for federal income tax purposes.

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

  Upon the issuance of a series of Bonds, Stinson, Mag & Fizzell, P.C., counsel to the Company, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the Indenture and certain related documents, the Bonds will be treated as indebtedness.

  Because the Bonds will be treated as indebtedness of the Issuer, among other things, (i) Bonds held by a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), (ii) Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A) and interest on Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), and (iii) Bonds held by a regulated investment company will not constitute "Government Securities Government Securities" within the meaning of Code Section 851(b)(4)(A)(i).

INTEREST AND ORIGINAL ISSUE DISCOUNT

  General. The following general discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations OID Regulations"). The related Prospectus Supplement for a series of Bonds will disclose whether such Bonds are anticipated to be issued with "original issue discount" within the meaning of Code Section 1273(a). Interest on any class of Bonds other than Bonds issued with original issue discount generally will be includible in income of the Bondholder thereof in accordance with such holder's applicable method of accounting. Any holders of Bonds issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income.

  Original Issue Discount Defined. Original issue discount, if any, on a Bond generally will equal the excess of the Bond's stated redemption price at maturity over its issue price. The issue price of a particular class of Bonds will be the first cash price at which a substantial amount of Bonds of that class is sold (excluding sales to bond houses, brokers or similar persons or organizations), which generally will be set forth on the cover page of the Prospectus Supplement for each series of Bonds. Under the OID Regulations, the stated redemption price at maturity of a Bond generally will equal the total of all payments to be made on such Bond other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at one or more "qualified floating rates," a single "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or a "qualified inverse floating rate." In general, a variable rate debt instrument is an instrument (i) the issue price of which does not exceed the total noncontingent principal payments by more than the lessor of (A) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of an installment obligation, the weighted average maturity), or (B) 15 percent of the total noncontingent principal payments, (ii) that does not provide for any stated interest other than that described above, (iii) that provides for any qualified floating rate or objective rate to be set at the current value of that rate, and (iv) that provides for no contingent principal payments.

  In the case of Bonds constituting variable rate debt instruments, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such Bonds. If the original issue discount rules apply to such Bonds, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Issuer with respect to those Bonds in preparing information returns to the Bondholders and the IRS. Additionally , in certain cases, Bonds may constitute contingent payment debt instruments, in which case the related Prospectus Supplement will also describe the application of the original issue discount rules to such instruments.

  If the accrued interest to be paid to a Bondholder on the first Payment Date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a Bond will reflect such accrued interest. In such cases, information returns to the Bondholders and the IRS will be based on the position

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

that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall purchase price of such Bond (and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Payment Date) and that portion of the interest paid on the first Payment Date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first Payment Date should be included in the stated redemption price of such Bond. However, the OID Regulations state that all or some portion of such accrued interest in certain situations may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Payment Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Bondholder.

  De Minimis Original Issue Discount. Notwithstanding the general definition of original issue discount above, any original issue discount with respect to a Bond will be considered to be zero if such discount is less than 0.25% of the stated redemption price at maturity of the Bond multiplied by the number of full years from the issue date to the maturity date of the Bond (a "de minimis amount"). With respect to installment obligations, the above calculation is modified by using the weighted average maturity of the Bond rather than the number of years to maturity. For this purpose, the weighted average maturity of a Bond is computed as the sum of the following amounts determined for each payment under the instrument other than qualified stated interest (i) the number of complete years from the issue date until such payment is expected to be made (presumably taking into account a prepayment assumption, as described below), multiplied by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such Bond. An installment obligation is defined as a debt instrument that provides for the payment of any amount other than qualified stated interest before maturity. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the Bond. The OID Regulations also would permit a Bondholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" for a description of such election under the OID Regulations.

  Accrual of Original Issue Discount. If original issue discount on a Bond is in excess of a de minimis amount, the holder of such Bond generally must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such Bond. In the case of an original holder of a Bond, a calculation will be made of the portion of the original issue discount that accrues during each successive period (or shorter period from date of original issue) (an "accrual period") that generally ends on the day in the calendar year corresponding to each of the Payment Dates on the Bonds (or the date prior to each such date). Generally, the amount of original issue discount includible for each accrual period is calculated using a constant yield method, under which the includible amount equals the increase during such accrual period in the adjusted issue price of a Bond. The increase in a Bond's adjusted issue price equals (i) the excess, if any, of (A) the product of the adjusted issue price of the Bond at the beginning of such accrual period and (B) the yield to maturity of the Bond over (ii) the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a Bond at the beginning of the first accrual period is the Bond's issue price. The adjusted issue price of a Bond at the beginning of any subsequent accrual period will equal the issue price of such Bond, increased by the aggregate amount of original issue discount that accrued with respect to such Bond in prior accrual periods, and reduced by the amount of any payments made on such Bond in prior accrual periods of amounts other than qualified stated interest. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

  Section 1272(a)(6) of the Code requires that a prepayment assumption (the "Prepayment Assumption") be used in computing the accrual of original issue discount for debt instruments if payments under such instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments or for any pool

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

of debt instruments the yield on which may be affected by reason of prepayments, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations which have not yet been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986, however, indicates that the regulations will provide that the Prepayment Assumption used with respect to a Bond must be the same as that used in pricing the initial offering of such Bond. The Prepayment Assumption used by an Issuer in determining the existence of original issue discount and in reporting original issue discount for each series of Bonds which is issued with original issue discount will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation will be made that the Assets will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

  In the case of such debt instruments, the portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the payments remaining to be made on the Bond, if any, in future periods and
(B) the payments made on such Bond during the accrual period of amounts included in the stated redemption price of the Bond, over (ii) the adjusted issue price of such Bond at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated (1) assuming that payments on the Bond will be received in future periods based on the Assets being prepaid at a rate equal to the Prepayment Assumption, (2) taking into account events that have occurred prior to the end of the accrual period and (3) using a discount rate equal to the yield to maturity of the Bond at the issue date.

  A subsequent purchaser of a Bond whose adjusted basis in the Bond, immediately after his or her purchase, is less than or equal to the Bond's stated redemption price at maturity generally will also be required to include in gross income the daily portions of any original issue discount with respect to such Bond. However, each such daily portion will be reduced, if the holder's adjusted basis is in excess of the Bond's adjusted issue price, in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such Bond. The adjusted issue price of a Bond generally equals the issue price of the Bond (i) increased by any original issue discount previously included in the gross income of any holder with respect to such Bond and (ii) decreased by payments previously made on the Bond other than qualified stated interest.

MARKET DISCOUNT

  The market discount provisions of Code Sections 1276 through 1278 generally provide that if a subsequent holder of a Bond purchases the Bond at a market discount, some or all of any principal payment or of any gain recognized upon the disposition of the Bond will be taxable as ordinary interest income. In addition, in certain cases, the market discount provisions will be applicable to Bonds acquired at original issue. Market discount on a Bond not issued with original issue discount means the excess, if any, of the stated redemption price of the Bond at maturity over the price paid by the holder for the Bond. Market discount on a Bond issued with original issue discount means the excess, if any, of (1) the sum of its issue price and the aggregate amount of original issue discount includible in the gross income of all holders of the Bond prior to the acquisition by the subsequent holder (presumably adjusted to reflect prior principal payments), over (2) the price paid by the holder for the Bond. Generally, under Code Section 1276, any principal payment (whether a scheduled payment or a prepayment) or any gain on the disposition of a market discount Bond is to be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the Bonds is to be reduced by the amount so treated as ordinary income. The holder of a market discount Bond, however, may elect to include market discount in gross income currently in the tax year to which it is attributable. If made, such election will apply to all market discount Bonds acquired by such Bondholder on or after the first day of the first taxable year to which such election applies. The amount of market discount generally is accrued using a ratable accrual method, unless the Bondholder elects to determine the accrued market discount on the basis of a constant interest rate as provided in Code Section 1272(a). The election to use the constant interest method is irrevocable and is made on a Bond-by-Bond basis.

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

  Notwithstanding the general definition above, any market discount with respect to a Bond will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price of such Bond multiplied by the number of complete years to maturity remaining after the date of its purchase (a "de minimis amount"). In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as a de minimis amount under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--De Minimus Original Issue Discount" above.

  Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the legislative history accompanying Code Section 1276(b)(3) will apply. Such legislative history indicates that the holder of a market discount Bond may elect to accrue market discount either on the basis of a constant interest rate or using one of the following methods. For Bonds issued with original issue discount, the amount of market discount that accrues during a period will equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Bonds issued without original issue discount, the amount of market discount that accrues during a period will equal the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will likely apply.

  A Bondholder who acquired the Bond at a market discount also may be required to defer the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Bond in excess of the aggregate amount of interest (including original issue discount) includible in his or her gross income for the taxable year with respect to such Bond. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Bond for the days during the taxable year on which the holder held the Bond. Any expense that is not deductible under the above rule is deferred and deducted in the year of disposition, or, if a special election is made, in a year prior to the disposition year. If market discount Bonds are disposed of in nonrecognition transaction, the deferred deduction generally is limited to the amount of gain recognized on the disposition. These deferral rules do not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

  Because the regulations referred to above have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Bond purchased at a discount in the secondary market.

PREMIUM

  A Bond purchased at a cost greater than its stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a Bond generally may elect under Section 171 of the Code to amortize such premium under the constant yield method over the remaining term of the Bond. If made, such an election generally would apply to all debt instruments having amortizable Bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Bond, rather than as a separate interest deduction. Although no regulations addressing the computation of premium accrual on instruments that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instrument have been issued, the legislative history of the Tax Reform Act of

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

1986 indicates that such premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Bonds of a series in such cases will be calculated using the Prepayment Assumption used in pricing such class. Until regulations are issued, however, such tax treatment is uncertain.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

  The OID Regulations permit a holder of a Bond in certain circumstances to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Bonds acquired on or after April 4, 1994. If such an election were to be made with respect to a Bond with market discount, the holder of the Bond would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder acquires during the year of the election or thereafter. Similarly, a holder of a Bond that makes this election for a Bond that is acquired at a premium will be deemed to have made an election to amortize Bond premium with respect to all debt instruments having amortizable Bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Bond is irrevocable.

REALIZED LOSSES

  Under Section 166 of the Code, both corporate holders of the Bonds and noncorporate holders of the Bonds that acquire such Bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Bonds become wholly or partially worthless as the result of one or more realized losses on the Assets. However, it appears that a noncorporate holder that does not acquire a Bond in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Bond becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

  Each holder of a Bond generally will be required to accrue interest and original issue discount with respect to such Bond, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Bond could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Bond eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

SALES OF BONDS

  If a Bond is sold, the selling Bondholder generally will recognize gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of such Bond to the Bondholder, increased by any original issue discount and market discount income included in gross income with respect to the Bond and reduced by any amortized premium and any payments on the Bond received by the Bondholder, other than payments of qualified stated interest. Any such gain or loss should be capital gain or loss, provided such Bond is held by the Bondholder as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

  Gain recognized on the sale of a Bond by a seller who purchased the Bond at a market discount will likely be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period such Bond was held by such holder, reduced by any market discount included in income, in accordance with the rules described above under "--Market Discount."

  A portion of any gain from the sale of a Bond that might otherwise be capital gain may be treated as ordinary income to the extent that such Bond is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's expected return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment in the conversion transaction at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) for the period ending on the date of disposition, subject to appropriate reduction for amounts previously recaptured as ordinary income on the transaction.

  In certain situations, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Certain "reportable payments," which generally include payments of interest and principal, as well as payments of proceeds from the sale of Bonds, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31%. Backup withholding generally applies only if (1) the recipient fails to furnish a social security number or other taxpayer identification number ("TIN") to the payor, (2) the IRS notifies the payor that the TIN furnished by the recipient is incorrect, (3) the IRS notifies the payor that backup withholding should be commenced because the recipient has failed to properly report interest or dividends, or (4) under certain circumstances, the recipient fails to provide to the payor a statement, signed under penalty of perjury, that the TIN number furnished is the correct number and that such recipient is not subject to backup withholding. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Backup withholding will not apply, however, with respect to certain payments made to certain Bondholders, including payments to certain exempt recipients and to certain foreign persons. Bondholders should consult their tax advisors regarding their qualification from backup withholding and the procedure for obtaining such an exemption.

  The Issuer will report to the Bondholders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Bonds.

TAX TREATMENT OF FOREIGN INVESTORS

  In the case of interest paid on a Bond to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding Bonds ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by the application of the attribution rules of Code Section 871(h)(3)(C), of 10% or more of the total voting power of all classes of voting stock or 10% or more of the capital or profits interest in the Issuer, or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person pursuant to Code Section 881(c)(3)(C)) and will be exempt from U.S. federal income tax. Upon receipt of the ownership statements from the Nonresident which qualify under Code Section 871(h)(5), the Issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the Issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. The 30% withholding tax will apply, however, in certain situations where contingent interest is paid to a Nonresident or the IRS determines that withholding is required in order to prevent tax evasion by United States persons.

                       STATE AND OTHER TAX CONSEQUENCES

  In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Bonds offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state, local and other tax consequences of investments in the Bonds offered hereunder.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3 (32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

  ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to
Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

  The Trust fund, the Company, any underwriter, the Indenture Trustee, the Master Servicer, any Administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Bond is acquired by a Plan with respect to which such persons are Parties in Interest (or Disqualified Persons) unless such transactions are subject to one or more statutory or administrative exemptions, such as: Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest (or

Disqualified Persons); PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest (or Disqualified Persons); PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest (or Disqualified Persons); or PTCE 96-23, regarding transactions effected by an "in-house asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Bonds, or even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Accordingly, prior to making an investment in the Bonds, investing Plans should determine whether the Trust Fund, the Company, any underwriter, the Indenture Trustee, the Master Servicer, any Administrator, any provider of credit support or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions.

  Any Plan fiduciary considering whether to invest in Bonds on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Bonds is appropriate for the Plan considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio as well as whether such investment is permitted under the governing Plan instruments.

                               LEGAL INVESTMENT

  Each class of Offered Bonds will be rated at the date of issuance. Each class of Offered Bonds will generally be rated by Standard & Poor's, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co., or Fitch Investors Service, L.P., and will be rated within one of the four highest rating categories of such rating agencies. The four highest rating categories for Standard & Poor's are AAA, AA, A and BBB. The four highest rating categories for Moody's Investors Service, Inc. are Aaa, Aa, A and Baa. The four highest rating categories for Duff & Phelps Credit Rating Co. are AAA, AA, A, and BBB. The four highest rating categories for Fitch Investors Service, L.P. are AAA, AA, A and BBB. If any other rating agencies are used, the name and four highest rating categories of such rating agency will be disclosed in the Prospectus Supplement relating to such Offered Bonds. The related Prospectus Supplement also will specify which classes of the Bonds, if any, will constitute "mortgage related securities" ("SMMEA Bonds") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). If any of the Bonds constitute SMMEA Bonds, they will be rated within one of the two highest rating categories of the rating agencies, as identified above. SMMEA Bonds will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

  SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

  Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Bonds. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Bond. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Bonds Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Bonds will not be treated as high-risk under the Policy Statement.

  The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps," which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Bonds. In accordance with
Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

  In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

  If specified in the related Prospectus Supplement, other classes of Offered Bonds offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Bond under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Bonds, may be subject to significant interpretive uncertainties.

  Except as to the status of SMMEA Bonds identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, the Company will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Bonds) may adversely affect the liquidity of the Offered Bonds.

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Bonds or to purchase Offered Bonds representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Bonds of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                     RATING

  It is a condition to the issuance of the Bonds of each series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

  Any such rating would be based on, among other things, the adequacy of the value of the Assets securing a series of Bonds and any credit enhancement with respect to such Bonds. Ratings on the Bonds will reflect such Rating Agency's assessment of the likelihood that Bondholders will receive payments to which such Bondholders are entitled under the related Bonds. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Bonds. Such rating should not be deemed a recommendation to purchase, hold or sell Bonds, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

  There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Assets securing a series of Bonds or any credit enhancement with respect to a series of Bonds, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

  The amount, type and nature of credit enhancement, if any, established with respect to a series of Bonds will be determined on the basis of criteria established by each Rating Agency rating such Bonds. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of Bonds. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans.

  No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans securing a particular series of Bonds and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Mortgage Loans securing a particular series of Bonds. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by Bondholders.

                              PLAN OF DISTRIBUTION

  The Issuer may sell the Bonds offered hereby either directly or through an underwriter or underwriters or through underwriting syndicates managed by an underwriter or underwriters. The Prospectus Supplement for each series will set forth the terms of the offering of such series and of each class within such series, including the name or names of the underwriters, the proceeds to and their use by the Issuer, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the Bonds will be determined.

  The Bonds of a series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and such underwriters will be severally obligated to purchase all the Bonds of a series described in the related Prospectus Supplement, if any are purchased. If Bonds of a series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and purchasers of Bonds of such series.

  The place and time of delivery for the Bonds of a series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

  Unless otherwise set forth in the related Prospectus Supplement, the validity of the Bonds will be passed upon for the Issuer by Stinson, Mag & Fizzell, P.C., Kansas City, Missouri, and Thacher, Proffitt & Wood, New York, New York, will act as counsel for the underwriters.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                          PAGE(S) ON WHICH
                                                          TERM IS DEFINED
TERMS                                                    IN THE PROSPECTUS
-----                                               ----------------------------
Accrued Bond Interest..............................                           58
Adjustable Rate Mortgage Loans.....................                          S-7
Administrative Fee.................................                   S-10, S-54
Advances...........................................                   S-13, S-60
Agency Securities..................................                        1, 40
Agreement..........................................                           65
ARM Contracts......................................                           47
ARM Loans..........................................                           42
Asset Seller.......................................                           40
Assets.............................................                     1, 8, 40
Available Funds....................................                     57, S-53
Balloon Loan.......................................                    S-7, S-18
Balloon Mortgage Loans.............................                           28
Balloon Payment....................................                         S-18
Bankruptcy Code....................................                           99
Bond Insurance Policy..............................             16, 90, S-1, S-3
Bond Insurance Premium.............................                   S-10, S-54
Bond Insurer....................................... 16, 90, S-1, S-3, S-12, S-49
Bond Insurer Default...............................                         S-67
Bond Interest Rate.................................           58, S-3, S-9, S-53
Bond Owners........................................                           64
Bond Principal Balance.............................           19, 59, S-11, S-54
Bondholders........................................                       18, 32
Bonds..............................................                       1, S-1
Book-Entry Bonds...................................                           57
Business Day.......................................                   S-52, S-59
Buydown Mortgage Loans.............................                           53
Buydown Period.....................................                           53
Carry-Forward Amount...............................                   S-10, S-53
Cash Flow Agreement................................                       17, 49
Cash Flow Agreements...............................                            1
Cede...............................................                           64
CERCLA.............................................                      35, 100
Closed-End Loans...................................                           42
Code...............................................                      36, 111
Collection Account.................................                           69
Combined Loan-to-Value Ratio.......................                           41
Commission.........................................                            3
Committee Report...................................                          115
Company............................................      1, 7, 36, S-1, S-3, S-6
Compensating Interest..............................                         S-66
Conservation Act...................................                      35, 100
Contract Group.....................................                           56
Contract Rate......................................                       13, 48
Contracts..........................................                        1, 40
Convertible Mortgage Loans.........................                           55
Cooperative........................................                           92
Cooperative Loans..................................                           92

                                                              PAGE(S) ON WHICH
                                                               TERM IS DEFINED
TERMS                                                         IN THE PROSPECTUS
-----                                                        -------------------
Cooperatives................................................                  41
Corporate Bonds.............................................               1, 40
Corporate Bonds.............................................                  13
Covered Trust...............................................                  87
CPR.........................................................            52, S-63
Credit Support..............................................           1, 14, 49
Crime Control Act...........................................                 104
Cut-off Date................................................                  19
Debt Service Coverage Ratio.................................                  44
Definitive Bond.............................................                 S-7
Definitive Bonds............................................              57, 65
Depositor...................................................                1, 7
Determination Date..........................................            57, S-53
Distribution Date...........................................                  19
DTC.........................................................             64, S-4
Due Date....................................................                S-53
Due Period..................................................            57, S-56
Environmental Lien..........................................             36, 101
ERISA....................................................... 22, 120, S-16, S-72
Event of Default............................................                S-67
Events of Default...........................................              81, 84
Excess Spread...............................................              15, 88
Excess Subordination Amount.................................                S-56
Exchange Act................................................                   4
FASIT.......................................................                 112
FDIC........................................................             69, 122
FHLMC.......................................................           1, 40, 80
FHLMC Certificates..........................................                  10
Final Scheduled Payment Date................................                S-61
FIRREA......................................................                  45
Fiscal Agent................................................                S-58
Fixed Rate Mortgage Loans...................................                 S-8
FNMA........................................................               1, 40
FNMA Certificates...........................................                  10
FTC Rule....................................................                 109
Full Documentation..........................................                S-46
Funding Period..............................................       34, S-8, S-44
GAAP........................................................            31, S-50
Garn-St. Germain Act........................................                 101
GNMA........................................................               1, 40
GNMA Certificates...........................................                  10
Government Bonds............................................           1, 13, 40
Government Securities.......................................                 113
Gross Margin................................................           S-7, S-21
Guaranteed Interest Payment Amount..........................          S-10, S-53
Guaranteed Mortgage Pass-Through Certificates...............                  10
HEL Collateral Seller.......................................                S-45
High LTV Loans..............................................                  41
Holding.....................................................                S-66

                                                            PAGE(S) ON WHICH
                                                            TERM IS DEFINED
TERMS                                                      IN THE PROSPECTUS
-----                                                   ------------------------
Home Equity Loans......................................                    9, 42
Indenture..............................................                       37
Indenture Trustee......................................                    8, 37
Indenture Trustee Fee..................................               S-10, S-53
Indenture Trustee Fee Rate.............................               S-10, S-54
Indirect Participants..................................                       64
Initial Mortgage Loans.................................                S-1, S-19
Initial Period.........................................                S-7, S-21
Initial Periodic Rate Cap..............................                     S-21
Insurance Agreement....................................                     S-55
Insurance Proceeds.....................................                       70
Interest Accrual Period................................                       50
Interest Coverage Account..............................                S-9, S-61
Interest Determination Date............................                     S-54
Interest Payment Amount................................                S-9, S-53
Interest Period........................................                     S-10
IRS....................................................                      111
Issuer.................................................      2, 7, S-1, S-3, S-6
L/C Bank...............................................                   17, 90
L/C Percentage.........................................                       90
Limited Documentation..................................                     S-46
Liquidated Mortgage Loan...............................                     S-57
Liquidation Proceeds...................................                   70, 71
Loan-to-Value Ratio....................................                       41
Lock-out Date..........................................                       43
Lock-out Period........................................                       43
Manufactured Home......................................                       12
Master Servicer........................................                        8
Maximum Interest Rate..................................          S-3, S-10, S-53
Maximum Mortgage Rate..................................                S-8, S-21
MBS....................................................                 1, 8, 40
MBS Agreement..........................................                       46
MBS Indenture Trustee..................................                       46
MBS Issuer.............................................                       46
MBS Servicer...........................................                       46
Minimum Mortgage Rate..................................                S-8, S-21
Minimum Spread.........................................               S-10, S-54
Mixed-Use Mortgage Loan................................                       41
Mixed-Use Properties...................................                        9
Mixed-Use Property.....................................                       41
Model Law..............................................                      123
Moody's................................................          S-4, S-16, S-71
Mortgage Assets........................................                 1, 8, 40
Mortgage Collateral....................................                        1
Mortgage Loan Group....................................                   19, 56
Mortgage Loans......................................... 1, 8, 40, S-1, S-3, S-20
Mortgage Notes.........................................                       41
Mortgage Rate..........................................                    9, 43
Mortgaged Properties...................................                       26

                                                             PAGE(S) ON WHICH
                                                             TERM IS DEFINED
TERMS                                                       IN THE PROSPECTUS
-----                                                     ----------------------
Mortgaged Property.......................................                    S-7
Mortgages................................................                     41
Multifamily Mortgage Loan................................                     41
Multifamily Properties...................................                      8
Multifamily Property.....................................                     41
NCUA.....................................................                    122
Net Monthly Excess Cashflow..............................                   S-56
Net Operating Income.....................................                     44
Non-conforming credit....................................                   S-17
Nonrecoverable Advance...................................                     60
Nonresidents.............................................                    119
NovaStar Financial.......................................                  7, 36
Offered Bonds............................................                      8
OID Regulations..........................................                    113
One-Month LIBOR..........................................                   S-54
One-Year CMT.............................................              S-9, S-22
Original Pre-Funded Amount...............................              S-8, S-44
Originator...............................................               41, S-45
OTS......................................................                    122
Owner Trustee............................................                  7, 37
Owner Trustee Fee........................................             S-10, S-54
Participants.............................................                     64
Parties in Interest......................................                    120
Payment Account..........................................                   S-51
Payment Date.............................................               S-3, S-6
Periodic Rate Cap........................................                   S-21
Permitted Investments....................................                     70
Plan.....................................................             S-16, S-72
Plan Assets..............................................                   S-72
Plans....................................................                    120
PMBS Issuer..............................................                     12
PMBS Servicer............................................                     12
PMBS Trustee.............................................                     12
Policy Statement.........................................                    122
Pre-Funded Amount........................................           18, 48, S-44
Pre-Funding Account...................................... 18, 48, S-1, S-8, S-44
Prepayment Assumption....................................              115, S-64
Prepayment Interest Shortfall............................                   S-66
Prepayment Period........................................                   S-57
Prepayment Premium.......................................                     43
Principal Balance........................................                   S-54
Principal Payment Amount.................................                   S-55
Private Mortgage-Backed Securities.......................                  1, 40
PTCE.....................................................                    121
Purchase Agreement.......................................                   S-20
Purchase Price...........................................                     69
Rating Agency............................................                22, 124
Record Date..............................................                     57
Reference Banks..........................................                   S-54

                                                            PAGE(S) ON WHICH
                                                            TERM IS DEFINED
TERMS                                                      IN THE PROSPECTUS
-----                                                   ------------------------
Refinance Loans........................................                       42
Reimbursement Amount...................................                     S-55
REIT...................................................                       35
Related Proceeds.......................................                       60
Relief Act.............................................                 104, 109
REMIC..................................................                      112
REO Property...........................................                       61
Required Subordination Amount..........................               S-12, S-56
Reserve Funds..........................................                       16
Retained Interest......................................                       79
Revolving Credit Loans.................................                       42
RICO...................................................                      104
Rules..................................................                     S-52
S&P....................................................          S-4, S-16, S-71
SAP....................................................                     S-50
Securities.............................................                     S-51
Securities Act.........................................                        3
Seller................................................. 37, S-3, S-6, S-20, S-48
Senior Bondholders.....................................                   14, 88
Senior Bonds...........................................               14, 56, 88
Senior Lien............................................                       28
Servicer...............................................       8, S-6, S-20, S-66
Servicing Agreement....................................                     S-66
Servicing Fee..........................................                     S-10
Servicing Fee Rate.....................................            S-10, S-54, 6
Servicing Standard.....................................                       73
Single Family Mortgage Loan............................                       41
Single Family Properties...............................                        8
Single Family Property.................................                       41
Six-Month LIBOR........................................                S-9, S-21
SMMEA..................................................            22, 121, S-72
SMMEA Bonds............................................                      121
SPA....................................................                       52
Stated Income..........................................                     S-46
Sub-Servicer...........................................                       74
Sub-Servicing Agreement................................                       74
Subordinated Bondholders...............................                   14, 88
Subordinated Bonds.....................................               14, 56, 88
Subordination Amount...................................                     S-56
Subordination Deficit..................................                     S-57
Subordination Increase Amount..........................               S-11, S-56
Subordination Reduction Amount.........................                     S-57
Subsequent Assets......................................                   18, 48
Subsequent Cut-off Date................................                     S-44
Subsequent Mortgage Loans..............................                S-1, S-20
Subsequent Transfer Dates..............................                     S-44
Subsequent Transfer Instruments........................                     S-44
Telerate Page 3750.....................................                     S-54
TIN....................................................                      119

                                                              PAGE(S) ON WHICH
                                                               TERM IS DEFINED
TERMS                                                         IN THE PROSPECTUS
-----                                                        -------------------
Title V.....................................................            102, 110
Title VIII..................................................                 103
TMP.........................................................                 112
Trust Agreement.............................................                 S-6
Trust Estate................................................ S-1, S-3, S-6, S-51
UCC.........................................................             64, 105
Underlying Mortgage Loans...................................                  40
Underwriter.................................................           S-2, S-70
Underwriting Agreement......................................                S-70
Value.......................................................                  41
Warranting Party............................................                  68
Whole Loans.................................................                  40

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTI-TUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE BONDS OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               ----------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary....................................................................  S-5
Risk Factors............................................................... S-17
Use of Proceeds............................................................ S-15
Description of the Mortgage Pool........................................... S-15
The Seller................................................................. S-35
The Issuer................................................................. S-36
The Owner Trustee.......................................................... S-36
The Indenture Trustee...................................................... S-36
The Bond Insurer........................................................... S-36
Description of the Bonds................................................... S-38
Certain Yield and Prepayment Considerations................................ S-48
Description of the Servicing Agreement..................................... S-53
The Indenture.............................................................. S-53
Federal Income Tax Consequences............................................ S-56
Method of Distribution..................................................... S-56
Legal Opinions............................................................. S-57
Ratings.................................................................... S-57
Legal Investment........................................................... S-58
ERISA Considerations....................................................... S-58
Experts.................................................................... S-58
Index of Principal Definitions............................................. S-59

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  $

                    NOVASTAR MORTGAGE FUNDING TRUST SERIES

                            COLLATERALIZED MORTGAGE
                       OBLIGATION BONDS, SERIES

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                                 [UNDERWRITER]

                                         , 19

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses expected to be incurred in connection with the issuance and distribution of the Bonds being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

      Filing Fee for Registration Statement............................ $606.00
      Legal Fees and Expenses..........................................    *
      Accounting Fees and Expenses.....................................    *
      Trustee's Fees and Expenses (including counsel fees).............    *
      Printing and Engraving Fees......................................    *
      Rating Agency Fees...............................................    *
      Miscellaneous....................................................    *
                                                                        -------
          Total........................................................ $606.00
                                                                        =======

--------
   * To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Servicing Agreements and the Trust Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Bondholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Servicing Agreements and the Trust Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such and related Bonds other than such expenses related to particular Mortgage Loans.

  Any underwriters who execute an Underwriting Agreement in the form filed as
Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

  Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article Nine of the Registrant's Certificate of Incorporation (Exhibit 3.1 hereto) and Article Five of the Registrant's Bylaws (Exhibit 3.2 hereto) provide for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Code.

ITEM 16. EXHIBITS.

     EXHIBITS
     --------
      1.1      Form of Underwriting Agreement.
      3.1      Certificate of Incorporation.
      3.2      By-Laws.
      4.1      Form of Servicing Agreement.
      4.2      Form of Trust Agreement.
      4.3      Form of Indenture.
      5.1      Opinion of Stinson, Mag & Fizzell, P.C. with respect to legality.
      8.1      Opinion of Stinson, Mag & Fizzell, P.C. with respect to certain tax mat-
               ters (included with Exhibit 5.1).
     23.1      Consent of Stinson, Mag & Fizzell, P.C. (included as part of Exhibit 5.1 and Exhibit 8.1).
     24.1      Power of Attorney (set forth on signature page).

ITEM 17. UNDERTAKINGS.

  (a) The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial BONA FIDE offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (j) The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, NOVASTAR MORTGAGE FUNDING CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3, REASONABLY BELIEVES THAT THE SECURITY RATING REQUIREMENT CONTAINED IN TRANSACTION REQUIREMENT B.5 OF FORM S-3 WILL BE MET BY THE TIME OF THE SALE OF THE SECURITIES REGISTERED HEREUNDER, AND HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WESTWOOD, STATE OF KANSAS, ON THE 5TH DAY OF MARCH, 1998.

                                          NOVASTAR MORTGAGE FUNDING
                                           CORPORATION

                                                   /s/ Scott F. Hartman
                                          By: _________________________________
                                             Name: Scott F. Hartman
                                             Title: President

                            POWER OF ATTORNEY

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW HEREBY CONSTITUTES AND APPOINTS SCOTT F. HARTMAN THE TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR AND IN THE NAME, PLACE AND STEAD OF THE UNDERSIGNED, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS, EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH) WITH THE SECURITIES AND EXCHANGE COMMISSION, AND HEREBY GRANT TO SUCH ATTORNEY-IN-FACT AND AGENT, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS THE UNDERSIGNED MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEY-IN-FACT AND AGENT, OR HIS SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


      /s/ Scott F. Hartman           Director and President          March 5, 1998
____________________________________  (Principal Executive
          Scott F. Hartman            Officer)

                 *                   Chief Financial Officer         March 5, 1998
____________________________________  (Principal Financial
            Mark Kohlrus              Officer and Principal
                                      Accounting Officer)

                 *                   Director                        March 5, 1998
____________________________________
         W. Lance Anderson

         /s/ Kent Snodgrass          Director                        March 5, 1998
____________________________________
           Kent Snodgrass


 /s/ Scott F. Hartman

By: ______________________

     Scott F. Hartman

     Attorney-in-fact

                                 EXHIBIT INDEX

  EXHIBIT                                                                 PAGE
    NO.                      DESCRIPTION OF DOCUMENT                     NUMBER
  -------                    -----------------------                     ------
  1.1      Form of Underwriting Agreement.*
  3.1      Certificate of Incorporation.*
  3.2      By-Laws.*
  4.1      Form of Servicing Agreement.*
  4.2      Form of Trust Agreement.*
  4.3      Form of Indenture.*
  5.1      Opinion of Stinson, Mag & Fizzell, P.C. with respect to le-
           gality.
  8.1      Opinion of Stinson, Mag & Fizzell, P.C. with respect to
           certain tax matters (included as part of Exhibit 5.1).
 23.1      Consent of Stinson, Mag & Fizzell, P.C. (included as part
           of Exhibit 5.1).
 24.1      Power of Attorney (set forth on signature page).

--------

*Previously filed.